                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               IPL Systems, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                               [IPL Systems Logo]
                               IPL SYSTEMS, INC.
                                124 ACTON STREET
                          MAYNARD, MASSACHUSETTS 01745
                                 (508) 461-1000

                                  May 6, 1997

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of IPL Systems, Inc. ("IPL") to be held at 10:00 a.m. on May 29, 1997 at the offices of IPL at the address set forth above.

     At this meeting, stockholders will vote on certain matters relating to an Agreement and Plan of Merger and Reorganization, dated as of February 28, 1997 (the "Merger Agreement") among IPL, IPL Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of IPL, ANDATACO ("ANDATACO"), a California corporation, and the principal shareholder of ANDATACO. The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into ANDATACO, with ANDATACO being the surviving corporation. Specifically, you will be asked to amend IPL's Articles of Organization to increase the number of authorized shares of Class A Common Stock, $0.01 par value per share ("IPL Stock"), from 20,000,000 to 30,000,000, and to issue the number of such shares required pursuant to the terms of the Merger Agreement (the "Merger Proposals"). The merger would result in one of the two current shareholders of ANDATACO owning a controlling interest in IPL. The IPL Board of Directors believes that the Merger would allow IPL to realize certain cost savings, to further penetrate the rapidly expanding open architecture storage market and to have enhanced access to additional working capital. Information about IPL and ANDATACO and details about the proposed Merger are included in the attached Proxy Statement.

     A special committee of independent directors of IPL carefully reviewed and considered the terms and conditions of the Merger and, believing the Merger to be in the best interests of IPL and its stockholders, unanimously recommended to the IPL Board of Directors that the Merger Agreement be approved. In evaluating the Merger, the IPL Board of Directors considered a number of factors, including the recommendation of the special committee and an opinion from the Board's financial advisor, Needham & Company, Inc., that the consideration to be paid in the Merger to ANDATACO shareholders is fair to IPL stockholders from a financial point of view. See "THE MERGER PROPOSALS -- The Merger -- Fairness Opinion" in the attached Proxy Statement.

     THE IPL BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER PROPOSALS. IN CONSIDERING THIS RECOMMENDATION, YOU SHOULD REVIEW CAREFULLY ALL THE INFORMATION CONTAINED IN THE ATTACHED PROXY STATEMENT.

     At the meeting you will also be asked to fix the number of directors at four and to elect IPL's Board of Directors.

     Additionally, stockholders will vote on proposed amendments to the IPL Systems, Inc. 1996 Consolidated Equity Incentive Plan (the "Equity Plan") to increase the number of shares of IPL Stock covered by the Equity Plan from 650,000 to 2,500,000 and to increase the number that may be issued to any participant from 250,000 to 1,000,000.

     For reasons of economy we have decided this year to use our 1996 Annual Report on Form 10-K as our 1996 annual report to stockholders. The 1996 annual report to stockholders is included as Annex III to the attached proxy statement and largely conforms to the 1996 Form 10-K, with certain sections omitted because they are included elsewhere in the proxy statement and annexes.

     YOUR VOTE IS EXTREMELY IMPORTANT.

     We appreciate the loyalty and support our stockholders have provided. We hope that you will continue this support by voting FOR the Merger Proposals, the management nominees and the amendment to the Equity Plan. It is important that your shares be represented and voted at the meeting regardless of the size of your holdings. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU SUBSEQUENTLY DECIDE TO ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                        Sincerely,

                                        RONALD J. GELLERT
                                        President and Chief Executive Officer

                               [IPL Systems Logo]
                               IPL SYSTEMS, INC.
                                124 ACTON STREET
                          MAYNARD, MASSACHUSETTS 01754
                                 (508) 461-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 1997

     Notice is hereby given that the annual meeting of stockholders of IPL Systems, Inc. ("IPL"), a Massachusetts corporation, will be held on May 29, 1997, at 10:00 a.m., at the offices of IPL, 124 Acton Street, Maynard, Massachusetts, for the following purposes:

          (1) To fix the number of directors at four.

          (2) To elect the following nominees as directors: Ronald J. Gellert, Stephen J. Ippolito, Cornelius P. McMullan and Harris Ravine.

          (3) To consider and vote upon a proposal (i) to amend IPL's Articles of Organization to authorize an increase in the Class A Common Stock, $0.01 par value per share ("IPL Stock"), from 20,000,000 shares to 30,000,000 shares and (ii) to approve the issuance of the number of shares of IPL Stock required pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of February 28, 1997, among IPL, IPL Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of IPL, ANDATACO ("ANDATACO"), a California corporation, and the principal shareholder of ANDATACO, which provides for the merger (the "Merger") of Merger Sub with and into ANDATACO.

          (4) To consider and vote upon proposed amendments to the IPL Systems, Inc. 1996 Consolidated Equity Incentive Plan that would increase the number of shares of IPL Stock covered by such plan from 650,000 to 2,500,000 and increase the number of shares that may be issued to any one participant from 250,000 to 1,000,000.

          (5) To transact such other business as may be in furtherance of or incidental to the foregoing.

     The business referred to above may be transacted at the meeting or any adjournment or postponement thereof. The IPL Board of Directors has fixed the close of business on April 14, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof; only stockholders of record at the close of business on that date will be entitled to attend the meeting and vote.

     UNDER MASSACHUSETTS LAW, STOCKHOLDERS OF IPL DO NOT HAVE ANY RIGHTS OF APPRAISAL IN CONNECTION WITH THE MERGER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      NATHANIEL S. GARDINER
                                      Clerk
Dated: May 6, 1997

                               [IPL Systems Logo]
                               IPL SYSTEMS, INC.
                                124 ACTON STREET
                          MAYNARD, MASSACHUSETTS 01754
                                 (508) 461-1000

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 1997

     The enclosed proxy is solicited from the holders of the Class A Common Stock, $0.01 par value per share (the "IPL Stock"), of IPL Systems, Inc. ("IPL") on behalf of the Board of Directors of IPL (the "IPL Board") for use at the annual meeting of stockholders to be held on May 29, 1997 and any adjournment or postponement thereof (the "Meeting"). Only IPL stockholders of record at the close of business on April 14, 1997 (the "Record Date") are entitled to vote at the Meeting.

     This Proxy Statement (this "Proxy Statement") relates to (i) fixing the number of directors at four, (ii) the election of the IPL Board, (iii) the proposed merger (the "Merger") of IPL Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of IPL, with and into ANDATACO ("ANDATACO"), a California corporation, pursuant to the terms of an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of February 28, 1997, among IPL, IPL Acquisition Corp., Merger Sub, ANDATACO and W. David Sykes, the controlling shareholder of ANDATACO and (iv) a proposed increase in the number of shares of IPL Stock covered by, or issuable to any one participant under, the IPL Systems, Inc. 1996 Consolidated Equity Incentive Plan (the "Equity Plan"). In order for the Merger to be consummated, IPL stockholders need to approve (i) an amendment to IPL's Articles of Organization increasing the number of authorized shares of IPL Stock from 20,000,000 to 30,000,000 and
(ii) the issuance of shares of IPL Stock required pursuant to the terms of the Merger Agreement (the "Merger Proposals"). The Merger would result in former holders of ANDATACO equity (including options, warrants and other rights to acquire ANDATACO Common Stock, $1.00 par value per share ("ANDATACO Stock")) owning 74.8% of the post-merger outstanding IPL Stock on a fully diluted basis, with majority control vested in a single individual, Mr. Sykes. This percentage could increase or decrease, however, if the indemnification provisions under the Merger Agreement are exercised by IPL or the ANDATACO shareholders after the closing.

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to security holders is May 6, 1997.

     If the Merger Proposals are approved and the other conditions set forth in the Merger Agreement are satisfied, Merger Sub will be merged with and into ANDATACO, with the result that the separate corporate existence of Merger Sub will cease, and ANDATACO will become a wholly-owned subsidiary of IPL. The IPL Stock to be issued to holders of ANDATACO equity in connection with the Merger is referred to herein as the "Merger Consideration" or the "Merger Shares."

     On the Record Date, IPL had outstanding 5,633,819 shares of IPL Stock, which is its only outstanding class of capital stock. Each outstanding share of IPL Stock is entitled to one vote for each matter submitted to a vote at the Meeting. A majority in interest of the shares of IPL Stock outstanding as of the Record Date, represented at the Meeting in person or by proxy, will constitute a quorum for the transaction of business. Directors will be elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose. The affirmative vote of a majority of the shares of IPL Stock outstanding as of the Record Date is required to adopt the Merger Proposals. Abstentions and broker non-votes will have the effect, together with any other shares not voted at the Meeting, of votes against adoption of the Merger Proposals. The affirmative vote by the holders of a majority of the shares of IPL Stock present, or represented, and entitled to vote at the Meeting is required to approve the amendments to the Equity Plan; broker non-votes will not be counted as present or represented for this purpose, but abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of negative votes.

     The authority granted by an executed proxy may be revoked at any time before its effective exercise by filing with the Clerk of IPL a written revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting. Shares represented by executed and unrevoked proxies will be voted and, where a choice has been specified with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted to elect the directors nominated by IPL's management, for the amendments to the Equity Plan and in favor of the Merger Proposals.

     Certain statements in this Proxy Statement are forward-looking and are identified by the use of forward-looking words such as "intended," "expects," "expected," "anticipates" and "anticipated." These forward-looking statements are based on the current expectations of IPL or ANDATACO. Because forward-looking statements involve risks and uncertainties, actual events could differ materially. In addition to the factors discussed in this Proxy Statement, among the factors that could cause events to differ materially from current expectations are: (i) the general economic and competitive conditions in markets and countries where IPL and ANDATACO offer products and services; (ii) changes in capital availability or costs; (iii) fluctuations in demand for certain of the products and services offered by the companies; (iv) technological challenges associated with the development and manufacture of current and anticipated products and services; (v) commercial acceptance of such products and services and competitive pressure from other products and services; and (vi) difficulties encountered in integrating the operations of the two companies. See also Exhibit 99.1 to IPL's Amendment No. 1 to and Restatement of its Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996 for additional risk factors regarding IPL.

     Information regarding the business of ANDATACO, as well as all financial information and ANDATACO's management's discussion and analysis of financial condition and results of operations, has been supplied by ANDATACO, which has represented and warranted the accuracy thereof to IPL pursuant to the Merger Agreement.

DEC Alpha is a trademark of Digital Equipment Corporation.
RS/6000 and AS/400 are trademarks of International Business Machines
Corporation.
NetWare is a trademark of Novell, Inc.
Windows NT is a trademark of Microsoft Corporation.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
PROXY STATEMENT SUMMARY...............................................................    1
  The Meeting.........................................................................    1
  The Merger..........................................................................    1
IPL SELECTED FINANCIAL DATA...........................................................    6
ANDATACO SELECTED FINANCIAL DATA......................................................    7
UNAUDITED PRO FORMA SELECTED FINANCIAL INFORMATION....................................    8
COMPARATIVE PER SHARE FINANCIAL INFORMATION...........................................    9
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.....................................   10
THE MEETING...........................................................................   15
  Record Date; Outstanding Securities.................................................   15
  Purpose of the Meeting..............................................................   15
  Required Vote.......................................................................   15
  Voting of Proxies...................................................................   15
  Expenses of Solicitation............................................................   16
  Selection of Auditors...............................................................   16
  Miscellaneous.......................................................................   16
  Further Information.................................................................   16
THE MERGER PROPOSALS..................................................................   17
  The Merger..........................................................................   17
  The Merger Agreement................................................................   24
CERTAIN OTHER MATTERS RELATING TO THE MERGER..........................................   28
  Certain Federal Income Tax Consequences.............................................   28
  Management of IPL After the Merger..................................................   28
  Resales of Merger Consideration; Sykes Lock-up Agreement............................   29
  Noncompetition Agreement............................................................   29
  Employment Agreements...............................................................   29
  Listing.............................................................................   30
  Regulatory Matters..................................................................   31
  Accounting Treatment................................................................   31
  OEM Agreement.......................................................................   31
  Imperial Bank Credit Agreement......................................................   31
  Description of IPL Stock............................................................   32
  Financial Advisors..................................................................   32
DESCRIPTION OF IPL....................................................................   32
IPL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   32
DESCRIPTION OF ANDATACO...............................................................   32
  General.............................................................................   32
  Business............................................................................   32
  Properties..........................................................................   33
  Employees...........................................................................   34
  Legal Matters.......................................................................   34

                                                                                        PAGE
                                                                                        ----
ANDATACO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   35
  Overview............................................................................   35
  Results of Operations...............................................................   35
  Income Taxes........................................................................   36
  Liquidity and Capital Resources.....................................................   36
ELECTION OF DIRECTORS.................................................................   36
  Directors...........................................................................   36
  Board Meetings and Committees.......................................................   37
  Director Compensation...............................................................   38
  Consulting Agreements with Directors................................................   38
EXECUTIVE OFFICERS....................................................................   38
EXECUTIVE COMPENSATION................................................................   40
  Compensation Committee Report on Executive Compensation.............................   41
  Executive Compensation Policies.....................................................   41
  Compensation of Chief Executive Officer.............................................   42
  Executive Compensation Tables.......................................................   43
  Executive Severance and Employment Agreements.......................................   44
  Compensation Committee Interlocks and Insider Participation.........................   45
  Certain Transactions................................................................   45
PROPOSAL TO AMEND THE EQUITY PLAN.....................................................   46
  General.............................................................................   46
  Administration and Eligibility......................................................   46
  Purchase Terms and Price............................................................   47
  Federal Income Tax Consequences Relating to Stock Options...........................   47
  Vote Required.......................................................................   48
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934..................   48
IPL SHARE OWNERSHIP...................................................................   48
INDEPENDENT ACCOUNTANTS...............................................................   49
STOCKHOLDER PROPOSALS.................................................................   49
INDEX TO FINANCIAL STATEMENTS.........................................................  F-1
Annex I     Agreement and Plan of Merger and Reorganization
Annex II    Opinion of Needham & Company, Inc.
Annex III   IPL's 1996 Annual Report to Stockholders
Annex IV    IPL 1996 Consolidated Equity Incentive Plan

                            PROXY STATEMENT SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the annexes attached hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement. You are urged to read this Proxy Statement and the other documents attached hereto or delivered herewith in their entirety.

THE MEETING

     General. This Proxy Statement and enclosed proxy are being furnished in connection with the solicitation by the IPL Board of proxies for use at the Meeting. The purpose of the Meeting is to fix the number of directors at four, to elect a Board of Directors of IPL, to consider and vote upon proposals relating to the Merger described herein, and to amend the IPL Equity Plan. Adoption of the Merger Proposals is a condition to consummation of the Merger.

     Record Date; Vote Required. Only holders of record of shares of IPL Stock at the close of business on April 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were 5,633,819 shares of IPL Stock outstanding and entitled to vote.

     As of the Record Date, directors and executive officers of IPL and their affiliates owned beneficially an aggregate of 891,412 of the outstanding shares of IPL Stock or approximately 15.8% of the shares outstanding and entitled to vote on such date. The holders of these shares have agreed to vote them in favor of the Merger Proposals.

     The presence in person, or by properly executed proxy, of holders of a majority of the shares of IPL Stock outstanding as of the Record Date will constitute a quorum at the Meeting. A plurality of the shares represented at the Meeting will elect the directors; the affirmative vote of a majority of the shares of IPL Stock outstanding as of the Record Date is required to approve the Merger Proposals; and the affirmative vote of a majority in interest of the IPL Stock present, or represented, and entitled to vote at the Meeting is required to approve the proposed amendments to the Equity Plan. Abstentions and broker non-votes will be counted toward a quorum, but they will not be voted for or against the approval and adoption of the proposals and, therefore, will have the effect of negative votes with regard to the Merger Proposals. With respect to the vote concerning the Equity Plan, broker non-votes will not be counted as present or represented; abstentions, on the other hand, will be counted as present and entitled to vote and, accordingly, will have the effect of negative votes.

THE MERGER

     General. The Merger Agreement provides for the merger of Merger Sub, a newly formed, wholly-owned subsidiary of IPL, with and into ANDATACO, with ANDATACO being the surviving corporation and becoming a wholly-owned subsidiary of IPL. The Merger Agreement also provides that, in the Merger, ANDATACO equity holders will receive shares (or the right to acquire shares) of IPL Stock equal to 74.8% of the post-merger outstanding capital stock of IPL on a fully diluted basis. As a result, if the Merger is consummated, the two current shareholders of ANDATACO will control IPL following the Merger. Under the Massachusetts Business Corporation Law (the "MBCL"), no appraisal rights are available in connection with the Merger.

     Consummation of the Merger could adversely affect IPL stockholders. First, each current stockholder's ownership interest will be substantially decreased. If the Merger is consummated, the 5,633,819 shares of IPL Stock which are currently outstanding and represent 100% of the shares outstanding of IPL will represent approximately 23.6% of the outstanding shares of IPL immediately after the Merger (exclusive of options, warrants and other rights to purchase IPL Stock). Secondly, because substantially all of the shares of IPL Stock to be issued in the Merger will be controlled by one individual, current IPL stockholders will be relegated to a minority position and may, therefore, not receive any control premium if there were to be a subsequent sale of the combined businesses of IPL and ANDATACO. In addition, if the Merger is consummated, IPL Stock will no longer be quoted on the Nasdaq National Market System but, instead, will be quoted on the Nasdaq SmallCap Market, which may reduce the volume of trading in shares of IPL Stock.

  The Parties

     IPL, founded in 1973, provides open-architecture storage solutions for Hewlett Packard, Sun Microsystems, DEC Alpha, and IBM RS/6000 and AS/400 Business servers, as well as Novell NetWare and Window NT environments. The principal executive offices of IPL, a Massachusetts corporation, are located at 124 Acton Street, Maynard, Massachusetts 01754, and its telephone number at such offices is (508) 461-1000. IPL is the sole stockholder of Merger Sub, a Delaware corporation. Merger Sub was formed solely to effect the Merger.

     ANDATACO, founded in 1986 and headquartered in California, is a computer storage and systems provider for UNIX and Windows NT environments. ANDATACO designs high availability storage and backup solutions based on its proprietary intelligent enclosure technology. ANDATACO distributes its own products, and products from other manufacturers, through a network of 20 sales offices in the United States and through business affiliates in Europe, Asia, Latin America, Canada and Australia. The principal executive offices of ANDATACO, a California corporation, are located at 10140 Mesa Rim Road, San Diego, California 92121, and its telephone number at such offices is (619) 453-9191.

     IPL's Reasons for the Merger. The proposed Merger follows sustained efforts on the part of IPL's management to reverse losses from operations that have generally continued since IPL changed its focus to the open systems market in 1995. After determining that operational results might be improved by expanding IPL's distribution channels, management explored the possibility of various strategic arrangements with third parties. Discussions with management of ANDATACO evolved into a proposal to combine the companies through the proposed Merger. The IPL Board believes that the Merger would allow IPL to realize certain cost savings, to further penetrate the rapidly expanding open architecture storage market and to have enhanced access to additional working capital. A special committee of independent directors of IPL established to evaluate the Merger (the "Special Committee") has determined that the Merger is in the best interests of the IPL stockholders and IPL. In recommending the Merger Proposals to the stockholders, the IPL Board has relied on the opinion of its independent financial advisor, Needham & Company, Inc. ("Needham"). See "THE MERGER PROPOSALS -- The Merger -- Background of the Merger," "-- IPL's Reasons for the Merger" and "-- Fairness Opinion."

     Fairness Opinion. Needham, a nationally recognized investment banking firm, has acted as a financial adviser to the IPL Board in connection with the Merger and has delivered to the IPL Board its written opinion that, subject to the assumptions and qualifications stated by Needham therein, the consideration to be paid by IPL to ANDATACO shareholders in the proposed Merger is fair to the IPL stockholders from a financial point of view. Such fairness opinion is based on financial forecasts provided by the management of IPL and ANDATACO as well as current market, economic, financial and other conditions. The opinion of Needham is attached to this Proxy Statement as Annex II and you are urged to read the opinion carefully and in its entirety. Needham received a fee for its services. See "THE MERGER PROPOSALS -- The Merger -- Fairness Opinion" and "CERTAIN OTHER MATTERS RELATED TO THE MERGER -- Financial Advisors."

     Effective Date. The Merger will become effective as soon as practicable after satisfaction or waiver of all conditions to the Merger and at the time and on the date that appropriate merger documents are duly filed with the Secretary of State of Delaware and the Secretary of State of California (the "Effective Date"). See "THE MERGER PROPOSALS -- The Merger -- Effective Date." Assuming all conditions to the Merger are met, or waived where permissible, it is expected that the Effective Date will occur on May 30, 1997, or as soon thereafter as practicable.

     Covenants. IPL and ANDATACO have made certain covenants and agreements with each other in the Merger Agreement relating to, among other things, (i) the conduct of each business prior to the Closing Date, (ii) allocation of expenses,
(iii) confidentiality and publicity and (iv) restrictions on engaging in acquisition discussions with other parties. See "THE MERGER PROPOSALS -- The Merger Agreement -- Representations, Warranties and Covenants" and "-- No Solicitation."

     Conditions of Merger. In addition to the approval of the Merger Proposals by the IPL stockholders, the respective obligations of IPL and ANDATACO to consummate the Merger are subject to certain conditions, including, but not limited to, (i) all representations and warranties contained in the Merger Agreement being accurate in all material respects as of the Closing Date; (ii) all covenants and agreements contained in the Merger Agreement being performed or waived prior to the Closing Date; (iii) the parties receiving the legal opinions and other documents described in the Merger Agreement; (iv) the parties receiving all required governmental and third party approvals; and (v) after giving effect to the Merger, IPL Stock being listed or quoted on The Nasdaq Stock Market or a national exchange. See "THE MERGER PROPOSALS -- The Merger Agreement -- Conditions of Merger."

     Sykes Noncompetition Agreement and Employment Agreement. The obligations of ANDATACO and IPL to consummate the Merger are also subject to the condition that IPL enter into a Noncompetition Agreement with Mr. Sykes that provides for payments to him of $1,000,020 in equal installments of $200,004 on each of the next five anniversaries of the Closing Date. The Merger Agreement also permits ANDATACO to enter into an Employment Agreement with Mr. Sykes that provides for payment of base salary to Mr. Sykes of $250,000 per year and certain other benefits for each of the next five years, which agreement is terminable only for cause or breach of the noncompetition agreement. See "THE MERGER
PROPOSALS -- The Merger Agreement -- Noncompetition Agreement" and "CERTAIN OTHER MATTERS RELATING TO THE MERGER -- Employment Agreements -- Sykes Employment Agreement."

     No Solicitation. IPL has agreed (i) not to solicit, initiate or encourage discussions with any person, other than ANDATACO, relating to the possible acquisition of IPL or all or a majority of the assets or any capital stock of IPL or any merger or other business combination with IPL (an "Acquisition Transaction") or (ii) except to the extent required by fiduciary obligations under applicable law as advised in writing by outside legal counsel, participate in negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. See "THE MERGER PROPOSALS -- The Merger Agreement -- No Solicitation."

     Termination of the Merger Agreement. The Merger Agreement may be terminated prior to the Closing Date under certain circumstances, including at the election of the IPL Board or the ANDATACO Board, if without fault of the terminating party, the Closing Date shall not have occurred on or before July 31, 1997, which date may be extended by mutual consent of the parties. See "THE MERGER PROPOSALS -- The Merger Agreement -- Termination."

     Termination Fee. IPL will be obligated to make a cash payment to ANDATACO of $550,000 (the "Termination Fee") if the Merger Agreement is terminated under certain circumstances, including IPL receiving an acquisition proposal from a third-party which it does not reject. The Termination Fee could have the effect of discouraging a third party from pursuing an acquisition transaction with IPL because the cost of such acquisition, if successful, would be increased by the amount of such Termination Fee. See "THE MERGER PROPOSALS -- The Merger Agreement -- Termination Fee."

     Escrow and Indemnity. On the Closing Date, ten percent of the number of shares comprising the Merger Consideration will be deposited in escrow under an escrow agreement (the "Escrow Agreement") to satisfy certain claims for which IPL is entitled to be indemnified under the Merger Agreement. Additionally, pursuant to the terms of the Merger Agreement, the ANDATACO shareholders are entitled to receive an equivalent number of additional shares of IPL Stock to satisfy certain claims for which such shareholders are entitled to be indemnified under the Merger Agreement. See "THE MERGER PROPOSALS -- The Merger Agreement -- Escrow and Indemnity."

     Certain Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and should, therefore, constitute a non-taxable transaction for holders of IPL Stock. For a discussion of these and other federal income tax consequences in connection with the Merger, see "CERTAIN OTHER MATTERS RELATED TO THE MERGER -- Certain Federal Income Tax Consequences."

     Accounting Treatment. The Merger will be accounted for using the purchase method of accounting. See "CERTAIN OTHER MATTERS RELATED TO THE
MERGER -- Accounting Treatment."

     Appraisal Rights. Under the MBCL, no holder of IPL Stock has the right to obtain cash payment for the "fair value" of such holder's IPL Stock in connection with the Merger.

     Interests of Certain Parties. Certain members of the IPL Board and management may have interests respecting the Merger which are distinct from the interests of holders of IPL Stock. Harris Ravine, a member of the IPL Board (but not a member of the Special Committee), has entered into an employment agreement with ANDATACO pursuant to which he has become the Chief Executive Officer of ANDATACO as of May 1, 1997. Mr. Sykes required that Mr. Ravine's acceptance of such an agreement be a condition to ANDATACO's obligation to close the Merger. Furthermore, until May 1, 1997 Mr. Ravine was a managing director of BI Capital Ltd., which has earned $50,000 for providing financial advice and negotiating assistance in connection with the Merger and will receive a $50,000 "success fee" upon consummation of the Merger. Mr. Ravine played an instrumental role in negotiating the terms of the Merger on behalf of IPL. In addition, three of the executive officers of IPL have severance agreements, which provide certain benefits in the event such officers are either terminated or resign for certain reasons following a change in control transaction, such as the Merger. See "THE MERGER PROPOSALS -- The Merger -- Interests of Certain Persons in the Merger" and "CERTAIN OTHER MATTERS RELATING TO THE MERGER -- Employment
Agreements -- Ravine Employment Agreement."

     Recommendation of the Board of Directors of IPL. THE IPL BOARD UNANIMOUSLY RECOMMENDS THAT IPL STOCKHOLDERS VOTE TO ADOPT THE MERGER PROPOSALS.

     IPL Market Prices. The IPL Stock is currently traded on the Nasdaq National Market under the symbol "IPLS." If the Merger is consummated, the IPL Stock listing will be transferred to the Nasdaq SmallCap Market; see "CERTAIN OTHER MATTERS RELATING TO THE MERGER -- Listing." The following table sets forth, for the periods indicated, the range of high and low per share sales prices for IPL Stock as reported by Nasdaq. IPL has never distributed cash dividends and does not anticipate doing so in the foreseeable future.

                                                              IPL
                                                        ----------------
                                                        HIGH         LOW
                                                        ----         ---
        1995
          First Quarter.............................      5 1/2       2
          Second Quarter............................      6 3/4       3 5/8
          Third Quarter.............................      7 7/8       5 3/8
          Fourth Quarter............................      65/16       2 3/4
        1996
          First Quarter.............................      5 7/8       2 1/2
          Second Quarter............................      8 1/4       3 1/2
          Third Quarter.............................      4 1/4       1 7/8
          Fourth Quarter............................      2 1/2       1 1/4
        1997
          First Quarter.............................      2 3/4       111/16
          Second Quarter (through May 1, 1997)......    2 1/8        1 3/8

     On February 10, 1997, IPL and ANDATACO publicly announced that they had executed a letter of intent regarding the proposed Merger. On February 7, 1997, the trading day immediately preceding such announcement, there were no reported trades in IPL Stock. On February 6, 1997, the stock had high, low and last sale prices of 2 1/16, 1 15/16 and 2, respectively. On May 1, 1997, IPL Stock closed at 1 11/16.

     ANDATACO Dividends. ANDATACO is a privately held company and, consequently, there is no public market for ANDATACO Stock. Accordingly, the following table indicates only cash dividends paid. Pursuant to the terms of the Merger Agreement, immediately prior to the Closing Date, ANDATACO is entitled to make a distribution to its shareholders equal to the taxes payable by such shareholders with respect to the earnings and profits of ANDATACO for the short S corporation taxable period ending as of the Closing Date.

                                                                           ANDATACO
                                                                           DIVIDENDS
                                                                           ---------
                                                                              (IN
                                                                           DOLLARS)
        1995...........................................................           0
        1996...........................................................    2,955,000
        1997 (through January 31, 1997)................................           0

                          IPL SELECTED FINANCIAL DATA
                                  (HISTORICAL)

     The following table presents selected historical financial statement data of IPL and its consolidated subsidiaries. The consolidated balance sheet financial information as of December 31, 1992, 1993 and 1994 and the consolidated statement of operations financial information for the years ended December 31, 1992 and 1993 have been derived from IPL's audited consolidated financial statements which are not included herein. The consolidated financial statements as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 have been derived from IPL's audited financial statements. Such statements and the report of Deloitte & Touche LLP relating thereto are included herein, and the selected financial data presented below are qualified in their entirety by reference thereto. The data should be read in conjunction with the historical financial statements and notes thereto, and IPL Management's Discussion and Analysis of Financial Condition and Results of Operations, included in this Proxy Statement. Dollar amounts are in thousands, except for per share amounts.

                                                  FOR THE YEARS ENDED DECEMBER 31,
                                ----------------------------------------------------------------------------
                                     1992          1993            1994             1995            1996
                                  ---------     ---------       ---------         ---------       ---------
STATEMENT OF OPERATIONS:
Revenues......................  $   53,572     $   39,721     $   29,949       $   24,764       $   17,064
Net Income (loss).............  $    3,053     $   (2,451)    $  (15,046)(1)   $   (3,464)(2)   $   (2,142)(3)
Net income (loss) per share...  $     0.56     $    (0.47)    $    (2.80)      $    (0.63)      $    (0.38)
Weighted average common shares
  outstanding.................   5,435,649      5,235,964      5,381,519        5,469,177        5,617,926
BALANCE SHEET(4):
Working capital...............  $   25,935     $   21,549     $    8,285       $    6,195       $    4,921
Total assets..................  $   39,355     $   37,757     $   18,764       $   13,742       $   10,614
Long-term debt................          --             --             --               --               --
Stockholders' equity..........  $   28,399     $   26,398     $   11,352       $    8,543       $    6,550
Current Ratio.................       3.4:1          2.9:1          2.1:1            2.2:1            2.2:1

---------------

(1) Includes a $1,971,000 restructuring charge. (See Note 12 the IPL financial statements included herein.)

(2) Includes a $497,000 restructuring charge. (See Note 12 to the IPL financial statements included herein.)

(3) Includes a $100,000 reduction of restructure expense. (See Note 12 to the IPL financial statements included herein.)

(4) End of period.

                        ANDATACO SELECTED FINANCIAL DATA
                                  (HISTORICAL)

     The following annual financial data for each of the years 1992 through 1996, has been derived from ANDATACO's audited financial statements, including the balance sheets at October 31, 1995 and 1996 and the related statements of operations and of cash flows for each of the three years in the period ended October 31, 1996 and notes thereto appearing elsewhere herein. The data for the three months ended January 31, 1996 and 1997 has been derived from unaudited financial statements also appearing herein and which, in the opinion of ANDATACO's management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. The data should be read in conjunction with such historical financial statements and the notes thereto, and ANDATACO Management's Discussion and Analysis of Financial Condition and Results of Operations, included in this Proxy Statement. Dollar amounts are in thousands, except for per share amounts.

                                                                                      FOR THE THREE
                                                                                      MONTHS ENDED
                                         FOR THE YEARS ENDED OCTOBER 31,               JANUARY 31,
                                 ------------------------------------------------   -----------------
                                  1992      1993      1994       1995      1996      1996      1997
                                 -------   -------   -------   --------   -------   -------   -------
STATEMENT OF OPERATIONS:
Revenues.......................  $50,949   $71,703   $83,559   $100,048   $99,733   $25,551   $25,497
Net income (loss)..............  $    81   $    53   $  (202)  $  2,106   $    39   $  (404)  $  (110)
Net income (loss) per share....  $ (8.10)  $  5.30   $(20.20)  $ 210.60   $  3.90   $(40.40)  $(11.00)
Weighted average common shares
  outstanding..................   10,000    10,000    10,000     10,000    10,000    10,000    10,000
BALANCE SHEET(1):
Working capital................  $ 2,519   $ 2,104   $ 2,069   $  3,639   $ 8,932   $ 8,609   $10,734
Total assets...................  $13,035   $19,948   $18,285   $ 26,481   $23,667   $25,187   $23,933
Long-term debt.................  $ 3,101   $ 4,004   $ 4,100   $  3,483   $12,122   $ 9,443   $14,041
Stockholders' (deficit)
  equity.......................  $   169   $   214   $    12   $  2,118   $  (798)  $ 1,716   $  (908)
Current Ratio..................    1.2:1     1.1:1     1.1:1      1.2:1     1.7:1     1.6:1     2.0:1

---------------

(1) End of period.

               UNAUDITED PRO FORMA SELECTED FINANCIAL INFORMATION

     Although as a legal matter ANDATACO will become a subsidiary of IPL, the Merger will be accounted for as a purchase of IPL by ANDATACO for accounting and financial reporting purposes. Accordingly, the following table presents certain selected unaudited pro forma financial data of IPL after giving effect to the Merger, as if it had occurred as of January 31, 1997 in the case of the balance sheet data presented and, in the case of statement of operations data, as if it had occurred as of November 1, 1995. The pro forma statement of operations financial information for the year ended October 31, 1996 is based on ANDATACO data for the fiscal year ended October 31, 1996 and IPL data for the twelve months ended September 30, 1996. The pro forma statement of operations financial information for the three months ended January 31, 1997 is based on ANDATACO data for that three month period and IPL data for the three months ended December 31, 1996. The pro forma balance sheet financial information is based on ANDATACO balance sheet data as of January 31, 1997 and IPL balance sheet data as of December 31, 1996. This pro forma selected financial information is provided for comparative purposes only and does not purport to be indicative of the financial position or results of operations that would have been reported had the Merger occurred during the periods or as of the dates for which pro forma data are presented, or which may be attained in the future. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION" and the financial statements of each of ANDATACO and IPL contained elsewhere in this Proxy Statement.

                                                                                       FOR THE
                                                                FOR THE YEAR      THREE MONTHS ENDED
                                                              ENDED OCTOBER 31,      JANUARY 31,
                                                                    1996                 1997
                                                              -----------------   ------------------
STATEMENT OF OPERATIONS:
Revenues....................................................     $    121,391          $    27,919
Net income (loss)...........................................     $     (2,563)         $    (1,371)
Net income (loss) per share(1)..............................     $      (0.11)         $     (0.06)
Weighted average common shares outstanding(1)...............       24,263,000           24,247,000

                                                                              AS OF
                                                                           JANUARY 31,
                                                                               1997
                                                              --------------------------------------
BALANCE SHEET:
Working capital.............................................                 $15,670
Total assets................................................                 $39,870
Long-term debt..............................................                 $14,041
Stockholders' equity........................................                 $10,965
Current Ratio...............................................                   2.7:1

---------------

(1) The per share information assumes the issuance of an aggregate of 18,487,000 shares of IPL Stock in the Merger.

                    COMPARATIVE PER SHARE FINANCIAL INFORMATION

     The pro forma book value of IPL Stock at January 31, 1997 after giving effect to the Merger would be $0.45 per share. The following unaudited financial information reflects certain comparative per share data related to book value and income from operations: (i) on a historical basis for IPL and ANDATACO Stock and (ii) on an pro forma basis per share of IPL Stock after giving effect to the Merger.

     The information shown below should be read in conjunction with the consolidated historical financial statements included herein. For a description of the data used in the calculations below and certain qualifications regarding this data, please see "UNAUDITED PRO FORMA SELECTED FINANCIAL INFORMATION" on the prior page.

                                                     IPL STOCK                         ANDATACO STOCK
                                        ------------------------------------     ---------------------------
                                        SEPTEMBER 30,        DECEMBER 31,        OCTOBER 31,     JANUARY 31,
                                            1996                 1996               1996            1997
                                        -------------     ------------------     -----------     -----------
Book Value Historical.................       $1.34                $1.16            ($79.80)        ($90.80)

                                                                                           FOR THE
                                                                                     THREE MONTHS ENDED
                                                                                        DECEMBER 31,
                                                          FOR THE YEAR ENDED     ---------------------------
                                                          SEPTEMBER 30, 1996        1995            1996
                                                          ------------------     -----------     -----------
IPL
Primary Income (Loss) Per Share
  from Continuing Operations:
  Historical.........................................            $(0.27)            $(0.07)         $(0.18)
  Pro Forma..........................................            $(0.11)                --          $(0.06)
Common Dividends Paid Per Share:
  Historical.........................................                --                 --              --
  Pro Forma..........................................                --                 --              --

                                                                                           FOR THE
                                                                                     THREE MONTHS ENDED
                                                                                         JANUARY 31,
                                                          FOR THE YEAR ENDED     ---------------------------
                                                           OCTOBER 31, 1996         1996            1997
                                                          ------------------     -----------     -----------
ANDATACO
Income (Loss) Per Common Share:
  Historical.........................................          $   3.90            $(40.40)        $(11.00)
Common Dividends Paid Per Share:
  Historical.........................................          $ 295.50                 --              --

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following tables set forth unaudited pro forma combined financial information to reflect the effect of the Merger using the purchase method of accounting. The unaudited pro forma combined statements of operations for the year ended October 31, 1996 and for the three month period ended January 31, 1997 give effect to the Merger, including the issuance of approximately 18,487,000 Merger Shares, as of November 1, 1995. The unaudited pro forma combined balance sheet as of January 31, 1997 has been prepared as if the Merger was consummated on January 31, 1997.

     Although as a legal matter the Merger will result in ANDATACO becoming a subsidiary of IPL, the Merger will be accounted for as a reverse acquisition of IPL by ANDATACO under the purchase method of accounting. Based on the Fair Value of $2.06 per share of IPL Stock, ANDATACO anticipates that the excess purchase price over the net assets of IPL that are deemed to be purchased will be approximately $4.9 million. This estimated amount will be subject to adjustment based on the allocation of the purchase price as of the Closing Date. The Fair Value of IPL Stock is based on the average market price of IPL Stock for a period before and after the announcement of the proposed Merger on February 10, 1997.

     The historical information presented for IPL (i) for the year ended September 30, 1996 is derived from the unaudited financial statements for the twelve months then ended, (ii) as of December 31, 1996 is derived from the audited financial statements as of such date and (iii) for the three months ended December 31, 1996, is derived from the unaudited financial statements for the period then ended.

     The historical information for ANDATACO (1) for the year ended October 31, 1996, is derived from the audited financial statements of ANDATACO for the year then ended, and (ii) as of January 31, 1997, and for the three months then ended, is derived from the unaudited financial statements as of and for the period then ended.

     The unaudited pro forma combined financial statements have been prepared by IPL's and ANDATACO's management. The unaudited pro forma data are not designed to represent and do not represent what the combined results of operations or financial position would have been had the Merger been completed on or as of the dates assumed, and are not intended to project the combined results of operations for any future period or as of any future date. The unaudited pro forma combined financial statements give effect to the Merger but do not reflect expenses and nonrecurring charges that will result from the Merger or estimated expense reductions, including elimination of duplicate facilities and personnel costs, that are expected to result from the Merger. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements and notes of IPL and ANDATACO included elsewhere in this Proxy Statement.

                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                  HISTORICAL
                                     ------------------------------------              PRO FORMA
                                         ANDATACO              IPL            ----------------------------
                                     JANUARY 31, 1997   DECEMBER 31, 1996     ADJUSTMENTS         COMBINED
                                     ----------------   -----------------     -----------         --------
ASSETS:
  Current Assets:
     Cash...........................      $   338           $   2,274           $    --           $ 2,612
     Accounts receivable............       12,670               2,391                --            15,061
     Inventories....................        8,102               3,892                15(2)         12,009
     Other current assets...........          257                 428                --               685
                                          -------           ---------           -------           -------
          Total current assets......       21,367               8,985                15            30,367
  Property and equipment, net.......        2,418               1,629               326(2)          4,373
  Other assets......................          148                  --                --               148
  Goodwill..........................           --                  --             4,982(3)          4,982
                                          -------           ---------           -------           -------
                                          $23,933           $  10,614           $ 5,323           $39,870
                                          =======           =========           =======           =======
LIABILITIES AND SHAREHOLDERS' EQUITY
  (DEFICIT):
  Current Liabilities:
     Accounts payable...............      $ 8,244           $   3,189                --           $11,433
     Accrued expenses, deferred
       revenue and accrued warranty
       costs........................        2,225                 875                --             3,100
     Current portion of notes
       payable......................          164                  --                --               164
                                          -------           ---------           -------           -------
          Total current
            liabilities.............       10,633               4,064                --            14,697
                                          -------           ---------           -------           -------
  Long-term liabilities:
     Bank line of credit............        9,000                  --                --             9,000
     Bonuses payable................          167                  --                --               167
     Notes payable, less current
       portion......................          114                  --                --               114
     Shareholder loan...............        4,927                  --                --             4,927
                                          -------           ---------           -------           -------
          Total long-term
            liabilities.............       14,208                  --                --            14,208
                                          -------           ---------           -------           -------
  Shareholders' equity (deficit):
     Common stock Class A...........            2                  56               166(1)            224
     Accumulated paid in capital....           --              17,379            (6,638)(1)(4)     10,741
     Accumulated deficit............         (910)            (10,885)           11,795(1)(4)          --
                                          -------           ---------           -------           -------
          Total shareholders' equity
            (deficit)...............         (908)              6,550             5,323            10,965
                                          -------           ---------           -------           -------
                                          $23,933           $  10,614           $ 5,323           $39,870
                                          =======           =========           =======           =======

  See accompanying notes to unaudited pro forma combined financial statements.

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               HISTORICAL
                                 --------------------------------------
                                     ANDATACO                IPL
                                   THREE MONTHS         THREE MONTHS                  PRO FORMA
                                      ENDED                 ENDED           -----------------------------
                                 JANUARY 31, 1997     DECEMBER 31, 1996     ADJUSTMENTS         COMBINED
                                 ----------------     -----------------     ----------         ----------
Sales..........................       $25,497             $   2,422         $       --         $   27,919
  Cost of Sales................        19,505                 1,043                 --             20,548
                                      -------             ---------         ----------         ----------
     Gross Profit..............         5,992                 1,379                 --              7,371
Selling, general and
  administrative expenses......         5,293                 1,995                265(6)(7)        7,553
Research and development.......           464                   383                 --                847
                                      -------             ---------         ----------         ----------
Income (loss) from
  operations...................           235                  (999)              (265)            (1,029)
Other income (expenses):
  Interest income..............            --                     3                 --                  3
                                      -------             ---------         ----------         ----------
  Interest expense.............          (345)                   --                 --               (345)
                                      -------             ---------         ----------         ----------
     Total other income
       (expenses)..............          (345)                    3                 --               (342)
Loss before provision for
  taxes........................          (110)                 (996)              (265)            (1,371)
Provision for income taxes.....            --                    --                 --                 --
                                      -------             ---------         ----------         ----------
Net loss.......................       $  (110)            $    (996)        $     (265)        $   (1,371)
                                      =======             =========         ==========         ==========
Earnings per common share:
  Net loss per share...........            --             $   (0.18)                --         $    (0.06)
                                      =======             =========         ==========         ==========
Shares used in computing net
  loss per share...............            --             5,618,000         18,487,000         24,105,000
                                      =======             =========         ==========         ==========

  See accompanying notes to unaudited pro forma combined financial statements.

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  HISTORICAL
                                         -----------------------------
                                          ANDATACO            IPL
                                         YEAR ENDED       YEAR ENDED                PRO FORMA
                                         OCTOBER 31,     SEPTEMBER 30,     ---------------------------
                                            1996             1996          ADJUSTMENTS      COMBINED
                                         -----------     -------------     -----------     -----------
Sales...................................   $99,733          $  21,658       $       --      $  121,391
  Cost of Sales.........................    80,375             12,689               15          93,079
                                           -------          ---------       ----------      ----------
     Gross Profit.......................    19,358              8,969              (15)(5)      28,312
Selling, general and administrative
  expenses..............................    17,569              9,362          1,061(6)(7)      27,992
Research and development................       919              1,408               --           2,327
Restructuring expenses..................        --               (100)              --            (100)
                                           -------          ---------       ----------      ----------
Income (loss) from operations...........       870             (1,701)          (1,076)         (1,907)
Other income (expenses):
  Interest income.......................         1                147               --             176
  Interest expense......................      (773)                --               --            (773)
  Other.................................       (59)                28               --             (59)
                                           -------          ---------       ----------      ----------
     Total other income (expenses)......      (831)               175               --            (656)
                                           -------          ---------       ----------      ----------
Income (loss) before provision for
  taxes.................................        39             (1,526)          (1,076)         (2,563)
Provision for income taxes..............        --                 --               --              --
                                           -------          ---------       ----------      ----------
Net income (loss).......................   $    39          $  (1,526)      $   (1,076)     $   (2,563)
                                           =======          =========       ==========      ==========
Earnings per common share:
  Net loss per share....................        --          $   (0.27)             --       $    (0.11)
                                           =======          =========       ==========      ==========
Shares used in computing net loss per
  share.................................        --          5,634,000       18,487,000      24,121,000
                                           =======          =========       ==========      ==========

  See accompanying notes to unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

A. ADJUSTMENTS

     The accompanying unaudited pro forma financial statements have been adjusted to give effect to the Merger. Pro forma adjustments are made to reflect:

     (1) The issuance of the Merger shares and the elimination of the common shareholders' equity accounts of IPL totalling $10,885,000.

     (2) The estimated fair value of the IPL net assets acquired by ANDATACO.

     (3) The excess of acquisition cost over the Fair Value of net assets acquired (i.e., goodwill).

     (4) The elimination of ANDATACO's $910,000 accumulated deficit against additional paid in capital in connection with ANDATACO's change from a Subchapter S Corporation to a C Corporation effective at the Effective Date.

     (5) Increase in cost of sales reflecting the sale of the inventory acquired.

     (6) Additional depreciation resulting from increased basis of property and equipment acquired, based on estimated average useful lives of five years.

     (7) Amortization of goodwill on a straight-line basis over five years.

     (8) No adjustment has been made for the distribution to the ANDATACO shareholder for taxes payable by such shareholder with respect to the earnings of ANDATACO for the short S corporation taxable period as of the Closing Date due to estimated operating losses at that date.

     (9) No adjustment has been made to record the commitments entered into in the Employment Agreements and Noncompetition Agreement of Mr. Ravine and Mr. Sykes as the annual nonrecurring salary of the ANDATACO shareholder reflected in the accounts for the year ended October 31, 1996 and the three months ended January 31, 1997 exceed the amounts payable under the above agreements.

B. INCOME TAXES

     With respect to the pro forma balance sheet, the Company has provided a deferred tax asset valuation allowance for net deferred tax assets which "more likely than not" will not be realized based on recent operating results.

     With respect to the pro forma statements of operations, the tax provision is calculated giving effect to the change of ANDATACO from a Subchapter S corporation to a Subchapter C corporation, assuming that such change occurred on November 1, 1995. No income tax provision or benefit was recorded for the year ended October 31, 1996 and the three months ended January 31, 1997, due to net losses incurred during those periods, which losses have not resulted in the recording of an income tax benefit due to a full valuation allowance also being recorded.

C. NET LOSS PER SHARE

     Pro forma per share calculations are based upon the weighted average number of pre-merger shares of common stock outstanding plus the aggregate number of shares to be issued in connection with the merger.

                                  THE MEETING

RECORD DATE; OUTSTANDING SECURITIES

     This Proxy Statement and enclosed proxy are being furnished in connection with the solicitation by the IPL Board of proxies in the enclosed form for use at the Meeting to be held on May 29, 1997, at 10:00 a.m. at the offices of IPL. The IPL Board has fixed the close of business on April 14, 1997 as the Record Date. Only the holders of shares of IPL Stock of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. At the Record Date, there were 5,633,819 shares of IPL Stock outstanding, which were held of record by approximately 278 holders, and there were approximately 3,000 beneficial owners.

PURPOSE OF THE MEETING

     At the Meeting, the stockholders of IPL will consider and vote upon (i) fixing the number of directors at four; (ii) the election of the IPL Board;
(iii) the Merger Proposals relating to the Merger Agreement pursuant to which the Merger and the other transactions contemplated by the Merger Agreement are to be consummated, including the issuance to holders of ANDATACO equity shares or rights to acquire shares representing approximately 74.8% of the IPL Stock deemed outstanding after the Merger; and (iv) proposed amendments to the Equity Plan which would increase the number of shares of IPL Stock covered by such plan from 650,000 to 2,500,000 and increase the number of shares issuable to any participant from 250,000 to 1,000,000. The Merger Proposals include (i) adopting an amendment to IPL's Articles of Organization which increases the number of authorized shares of Class A Common Stock, $0.01 par value per share, from 20,000,000 to 30,000,000 and (ii) the issuance of up to approximately 18,486,936 shares of IPL Stock, which includes 1,848,694 shares which may be issuable to ANDATACO shareholders only in connection with an obligation of IPL to indemnify such shareholders. See "THE MERGER PROPOSALS -- The Merger Agreement -- Escrow and Indemnity."

REQUIRED VOTE

     A majority of the shares of IPL Stock outstanding as of the Record Date, represented in person or by proxy at the Meeting, will constitute a quorum. Each share of IPL Stock is entitled to one vote. The Merger Proposals must be adopted by the affirmative vote of a majority of the shares of IPL Stock outstanding as of the Record Date; directors will be elected by a plurality of the votes cast; and the amendments to the Equity Plan will require the affirmative vote of a majority of the shares of IPL Stock present, or represented, and entitled to vote at the Meeting. Shares represented by proxies which are marked "abstain" and proxies relating to "street name" shares for which the authority to vote is withheld will be counted for purposes of determining a quorum but will not be treated as votes cast and, therefore, will have the effect of negative votes with regard to the Merger Proposals. Broker non-votes will not be counted as present or represented in connection with the vote to approve the proposed amendments to the Equity Plan; abstentions, however, will be counted as present and entitled to vote and, accordingly, will have the effect of negative votes. Directors and executive officers of IPL who as of the Record Date owned 891,412 shares of IPL Stock, or approximately 15.8% of the outstanding shares on such date, have agreed to vote their shares in favor of the Merger Proposals.

     THE IPL BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF IPL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE TO ADOPT THE MERGER PROPOSALS.

VOTING OF PROXIES

     All proxies that are properly executed and returned will be voted at the Meeting in accordance with the instructions thereon, unless previously revoked. IF A PROXY IS SUBMITTED AND NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE MERGER PROPOSALS, FOR THE AMENDMENTS TO THE EQUITY PLAN AND FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN THE PROXY. The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. ANY STOCKHOLDER GIVING A PROXY HAS THE POWER TO REVOKE THE PROXY

PRIOR TO ITS EXERCISE. A PROXY MAY BE REVOKED BY (a) FILING WITH THE CLERK, AT OR BEFORE THE TAKING OF THE VOTE AT THE MEETING, (1) A WRITTEN NOTICE OF REVOCATION SPECIFYING THE NUMBER OF SHARES AND CLEARLY IDENTIFYING THE PROXY TO BE REVOKED OR (2) A DULY EXECUTED NEW PROXY BEARING A LATER DATE, OR (b) ATTENDING THE MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY). ANY WRITTEN NOTICE OF REVOCATION OR SUBSEQUENT PROXY SHOULD BE SENT AND DELIVERED TO IPL SYSTEMS, INC., 124 ACTON STREET, MAYNARD, MASSACHUSETTS 01754, ATTENTION: CLERK, OR HAND DELIVERED TO THE CLERK BEFORE THE TAKING OF THE VOTE AT THE MEETING. IN ADDITION, STOCKHOLDERS WHOSE SHARES OF IPL ARE NOT REGISTERED IN THEIR OWN NAMES WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDERS OF SUCH SHARES TO VOTE PERSONALLY AT THE MEETING.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary quorum. Whether or not you expect to attend the Meeting, please sign the proxy and return it in the enclosed envelope.

EXPENSES OF SOLICITATION

     IPL will bear the cost of the solicitation of proxies on behalf of the IPL Board, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of IPL stock. In addition to use of the mails, proxies may be solicited by officers and employees of IPL in person or by telephone. IPL has retained Chase Mellon Shareholder Services, L.L.C., for assistance in connection with soliciting proxies for a fee of $6,500 plus reasonable out-of-pocket expenses.

SELECTION OF AUDITORS

     The firm of Deloitte & Touche LLP, 125 Summer Street, Boston, Massachusetts has served as auditors for IPL since 1976. In light of the change in control contemplated by the Merger Agreement, IPL has not yet selected an independent auditor for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

MISCELLANEOUS

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments or postponements of the Meeting to permit further solicitation of proxies; provided, however, that no proxy that is voted against the proposal to approve and adopt the Merger Proposals will be voted in favor of any such adjournment or postponement. If any other matters should properly come before the Meeting, the persons named in the proxy will vote in accordance with their best judgment.

FURTHER INFORMATION

     If you have any questions about giving your proxy or require assistance, please contact the following individual:

                               Anita D. Buchanan
                               IPL Systems, Inc.
                                124 Acton Street
                               Maynard, MA 01754
                                 (508) 461-1000

                              THE MERGER PROPOSALS

THE MERGER

     General. The Merger Agreement provides for the merger of Merger Sub, a wholly owned subsidiary of IPL, with and into ANDATACO. If the Merger Proposals are adopted by the IPL stockholders, certain additional conditions are satisfied or waived and the Merger is consummated, ANDATACO will become a wholly-owned subsidiary of IPL and IPL will be controlled by ANDATACO shareholders. Based on the 5,633,819 shares of IPL Stock outstanding on March 22, 1997 and up to 594,400 additional shares of IPL Stock reserved for issuance upon exercise of options and other rights to acquire IPL Stock on such date, approximately 18,486,936 shares of IPL Stock will be issued or reserved for issuance as the Merger Consideration as of the Closing Date.

     As a result of the Merger, at the Effective Date, ANDATACO Stock deemed outstanding will be converted as provided in the Merger Agreement into the Merger Consideration. The Merger Consideration will be allocated pro rata among the holders of ANDATACO Stock and rights to acquire ANDATACO Stock.

     Background of the Merger. IPL's management has made sustained efforts to reverse negative earnings that have generally continued since IPL changed its focus to the open systems market in 1995. During the first quarter of 1996, IPL considered a possible equity financing to raise additional working capital to permit it to expand its product development and sales activities in this new market. A decline in the market price of IPL Stock, however, made it unlikely that IPL could raise additional capital at prices that the IPL Board would consider fair to the existing stockholders. In addition, IPL sought a line of credit to provide an alternative source of working capital to permit expansion of its business, but after the decline in the results of its business after the first quarter of 1996, IPL could not obtain a line of credit on terms that it considered favorable in light of its expected requirements.

     In June 1996 IPL had begun searching for opportunities to expand its distribution channels. During the second half of 1996, the IPL Board vested Mr. Gellert with primary responsibility for identifying potential strategic partners. IPL engaged in discussions with a range of potential distributors and other parties potentially interested in strategic arrangements, including acquisition transactions. Based on Mr. Gellert's recommendation, each of the independent directors of IPL was retained during the fourth quarter of 1996 to assist Mr. Gellert in this effort. See "ELECTION OF DIRECTORS -- Consulting Agreements with Directors" for a description of these arrangements. During 1996, over twenty-five (25) companies were contacted.

     In late September 1996, in connection with his exploration of potential strategic arrangements, Mr. Gellert contacted Mr. Sykes by phone. On October 8, 1996, Mr. Gellert and Stephen Ippolito, Chairman of the Board of Directors and Chief Engineer of IPL, attended an industry event in New York City. At the event, Mr. Gellert and Mr. Ippolito spoke with several potential marketing partners and met in person with Mr. Sykes.

     This initial meeting was followed, over the next few months, by meetings of executives and directors of each company at both ANDATACO's executive offices in San Diego, California and IPL's executive offices in Maynard, Massachusetts. Representatives of the companies also met at a trade show in Las Vegas.

     By late 1996, both companies had determined that a combination of the businesses appeared to make strategic sense. Accordingly, during late 1996 and early 1997, IPL and ANDATACO executed a confidentiality agreement pursuant to which the companies provided information to each other, and each obtained background information regarding the other company's business, conducted due diligence investigations, exchanged certain technology for testing and analysis of the feasibility of integrating the technologies of the two companies and held preliminary discussions regarding the parameters of a transaction between the two companies. At a meeting of the IPL Board on December 20, 1996, the Board reviewed the projected results for the fourth quarter and full year of 1996 and the proposed plan for 1997, as well as the status of strategic discussions with other parties regarding IPL's technology and opportunities for distribution arrangements or other relationships. After analyzing the suitability of a potential merger, the Board authorized management to proceed with the merger negotiations. Based on Mr. Ravine's breadth of experience in mergers and acquisitions and track record, Mr. Ravine was asked to lead the negotiations on behalf of IPL.

     As the discussions with ANDATACO progressed, the IPL Board determined at a meeting on January 6, 1997 that they should retain Needham & Company, Inc., investment bankers, to act as IPL's independent financial advisor and, if an acquisition transaction were agreed to, to deliver a fairness opinion concerning the terms of such transaction. On January 10, 1997, IPL engaged Needham. BI Capital, Ltd. ("BI Capital"), a private company of which Harris Ravine is a principal, was retained to assist in negotiating a transaction with ANDATACO. See "CERTAIN OTHER MATTERS RELATING TO THE MERGER -- Financial Advisors" and "THE MERGER PROPOSALS -- The Merger -- Interests of Certain Persons in the Merger." IPL's outside legal counsel also advised on tax, corporate and securities law aspects of the transaction.

     During early 1997, representatives from IPL and ANDATACO continued negotiating the terms of the Merger Agreement. During this period, in addition to formal IPL Board meetings, the IPL Board was kept informed on a regular basis of the status of the negotiations and received drafts of the proposed Merger Agreement. Mr. Gellert and Mr. Ravine played pivotal roles in such negotiations. However, during a due diligence visit in the first week of February by Needham representatives and Mr. Gellert at ANDATACO, Mr. Sykes indicated that certain issues had been identified that made it unlikely that he would proceed with the transaction. There were extensive discussions between Mr. Gellert and Mr. Sykes on February 5 and 6 and based on mutually acceptable progress, Mr. Sykes requested that Mr. Ravine join the discussions on February 7. On February 7 the parties resolved to negotiate a letter of intent regarding the transaction. At the end of such negotiations ANDATACO required that it be a condition to the Merger that Mr. Ravine reach agreement with ANDATACO to be chief executive officer of the combined entity. Mr. Gellert called a conference call meeting of the IPL Board for the evening of February 9, at which meeting the IPL Board reviewed and approved the proposed form of letter of intent setting forth the principal terms of the transaction. On February 10, 1997 the parties executed a letter of intent setting forth the terms of the proposed merger, and IPL and ANDATACO jointly issued a press release regarding the transaction.

     The directors of IPL other than Mr. Ravine met by conference telephone call on February 14 and established the Special Committee, comprised of all of the IPL directors other than Mr. Ravine, to evaluate the terms of any proposed merger. The Special Committee also reviewed and approved, subject to approval by ANDATACO, the proposed compensation for BI Capital's services to IPL.

     During the following two weeks the parties and Needham completed their due diligence and negotiation of the definitive Merger Agreement and the documents contemplated thereby. The Special Committee and counsel met at IPL, with Mr. Ravine participating by conference call, on February 26 to review the latest draft of the proposed agreements and the remaining terms to be negotiated. Mr. Gellert reported on a proposed OEM arrangement with ANDATACO that would go into effect immediately. See " CERTAIN OTHER MATTERS RELATING TO THE MERGER -- OEM Agreement." The IPL Board noted that no other proposals had been submitted to IPL following the press release regarding the letter of intent on February 10. The IPL Board also reviewed the prospects for IPL continuing as an independent company or liquidating its operations and concluded that the Merger provided the best alternative for potential appreciation in the value that IPL stockholders could ultimately realize from their IPL Stock.

     On February 28, 1997, the Special Committee considered the latest draft of the Merger Agreement which had been negotiated by the parties. Presentations were made by Needham, members of IPL's management and legal counsel. Needham presented certain financial and other analyses and reviewed the basis of its opinion that, as of the date of the meeting, the number of Merger Shares to be received by the ANDATACO shareholders was fair from a financial point of view to the IPL stockholders. After discussing IPL's alternatives in the event the Merger was not consummated, the Special Committee recommended approval of the Merger Agreement. After receiving the recommendation of the Special Committee, the full IPL Board reviewed and discussed the terms of the Merger and management's assessment of the Merger from financial, strategic and operating standpoints. The IPL Board then unanimously approved the Merger, based principally on its belief that the Merger provides greater value to IPL stockholders than available alternative courses of action. As of the meeting, no other potential strategic partners had indicated serious interest in pursuing a transaction with IPL, and no such party has subsequently emerged. Given IPL's lack of access to outside capital on favorable terms and continuing negative cash flow, the IPL Board concluded that the Merger provided IPL with its best opportunity to continue operations without significantly scaling back overhead costs or selling significant assets.

     Also on February 28, 1997, the members of the ANDATACO Board and the ANDATACO shareholders unanimously approved the Merger. As a condition to ANDATACO's execution and delivery of the Merger Agreement, all of the directors, executive officers and 5% stockholders of IPL executed irrevocable proxies in favor of ANDATACO agreeing to vote in favor of the Merger Proposal. Later, both IPL and ANDATACO executed and delivered the Merger Agreement. On Monday, March 3, 1997, the transaction was publicly announced.

     IPL's Reasons for the Merger. The IPL Board believes that the Merger will result in greater value to IPL stockholders than would likely be realized in the foreseeable future through continued independent operations by IPL. In reaching its determination, the IPL Board considered a number of factors, including the following:

           (1) Management projections of negative cash flow through 1998 for IPL as an independent entity and IPL's lack of access to outside sources of capital on favorable terms;

           (2) Efforts over an extended period of time to market IPL to a large number of potential suitors yielded no other potentially attractive transactions;

           (3) A determination, after thorough analysis, that the Merger would be more favorable to the IPL stockholders than either liquidation or continuation of IPL's operation as an independent entity because, among other things, a liquidation would likely result in lower value for the IPL stockholders and the ability to continue independent operations for a significant period was in doubt given limited cash resources;

           (4) The advice of IPL's financial advisors, particularly Needham's opinion that the Merger Consideration to be paid to the ANDATACO shareholders pursuant to the Merger is fair, from a financial point of view, to the stockholders of IPL;

           (5) The anticipated advantages of the combination including access to ANDATACO's distribution channels, which should allow IPL to focus on its core engineering strengths;

           (6) The availability of ANDATACO's existing $10 million line of credit and the potential for using the combined revenues and current assets of the two companies (which are more than five times the revenues and three times the current assets, respectively, of IPL) to obtain additional working capital through further debt or equity financings;

           (7) An evaluation of the value of ANDATACO;

           (8) Presentations concerning the legal and financial due diligence conducted by IPL management, the IPL Board and its advisors;

           (9) The fact that the Merger cannot be consummated without the approval of 50% of the outstanding shares of IPL Stock; and

           (10) The fact that the Merger Agreement permits the IPL Board, under certain limited circumstances, to negotiate with third parties and to accept more favorable proposals, if any are received.

     The Special Committee and the IPL Board also considered a number of potentially negative factors relative to the fairness of the transaction including, but not limited to: (i) the fact that, after the Merger, current IPL stockholders would be relegated to a minority position and, therefore, possibly not receive a control premium upon a subsequent sale of IPL and (ii) that consummation of the Merger will result in IPL losing its status as a Nasdaq National Market company. See "CERTAIN OTHER MATTERS RELATING TO THE
MERGER -- Listing."

     In addition to the factors enumerated above, the Special Committee recognized that certain members of the IPL Board have interests that are disparate from the interests of the IPL stockholders and that may present them with actual or potential conflicts of interest in connection with the Merger. See "-- Interests of Certain Persons in the Merger" and "CERTAIN OTHER MATTERS RELATING TO THE MERGER -- Employment Agreements -- Ravine Employment Agreement." The Special Committee determined that such actual or potential conflicts of interest neither supported nor detracted from the fairness of the Merger to the IPL stockholders.

     In view of the number of factors considered by the Special Committee and the IPL Board, and the disparate nature of these factors, neither the Special Committee nor the IPL Board assigned relative weights to the factors considered in reaching their conclusions.

     Fairness Opinion. Pursuant to a letter agreement dated January 10, 1997, the IPL Board engaged Needham to act as its financial advisor in connection with the Merger. In connection with this engagement, IPL requested Needham to render an opinion as to whether or not the consideration to be paid by IPL to the shareholders of ANDATACO in the Merger was fair to the stockholders of IPL from a financial point of view. Needham was not requested to, and did not, make any recommendation to the IPL Board as to the specific value of ANDATACO. The amount of consideration to be paid in the Merger was determined through negotiations between IPL's management and ANDATACO's management.

     At a meeting of the IPL Board on February 28, 1997, Needham delivered its opinion that, as of such date and based upon the matters described therein, the consideration to be paid to the shareholders of ANDATACO in the Merger is fair to the stockholders of IPL from a financial point of view. NEEDHAM'S OPINION IS DIRECTED ONLY TO THE FINANCIAL TERMS OF THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF IPL AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MEETING.

     Needham is not expressing any opinion as to the prices at which IPL's Stock will trade at any time. The complete text of the February 28, 1997 opinion (the "Needham Opinion"), which sets forth the assumptions made, matters considered and limitations on the review undertaken by Needham, is attached to this Proxy Statement as Annex II, and the summary of the Needham Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the Needham Opinion. IPL'S STOCKHOLDERS ARE URGED TO READ THE NEEDHAM OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY NEEDHAM.

     In arriving at its opinion, Needham, among other things, (i) reviewed a draft of the Merger Agreement dated February 27, 1997; (ii) reviewed certain other documents related to the Merger; (iii) reviewed certain publicly available information concerning IPL and certain other relevant financial and operating data of IPL and ANDATACO made available from the internal records of IPL and ANDATACO; (iv) visited certain locations of ANDATACO's facilities; (v) held discussions with members of senior management of IPL and ANDATACO concerning their current and future business prospects; (vi) reviewed certain financial forecasts and projections prepared by IPL's and ANDATACO's respective managements; (vii) compared certain publicly available financial data of certain companies whose securities are traded in the public markets, which Needham deemed generally comparable to IPL and ANDATACO, to similar data for IPL and ANDATACO; (viii) reviewed the financial terms of certain other business combinations that Needham deemed generally relevant; (ix) reviewed the multiples of financial and operating data paid by acquirors in certain other business combinations that Needham deemed generally relevant; (x) reviewed the impact of the Merger on IPL's and ANDATACO's projected operating results; (xi) reviewed current and historical market closing prices and trading data for IPL Stock; and
(xii) performed and/or considered such other studies, analyses, inquiries and investigations as Needham deemed appropriate. Needham assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. With respect to ANDATACO's and IPL's financial forecasts provided to Needham by their respective managements, Needham assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of each such management, at the time of preparation, of the separate future operating and financial performances of ANDATACO and IPL, respectively. Needham also discussed with IPL's management IPL's liquidity position, noting that manage-ment projected net losses and negative cash flow through 1999. Needham did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of IPL or ANDATACO. The Needham Opinion states that it was based on economic, monetary and market conditions existing as of the date of such opinion.

     Based on this information, Needham performed a variety of financial analyses of the Merger and the consideration to be paid by IPL. The following paragraphs summarize the significant financial analyses performed by Needham in arriving at its opinion presented to the IPL Board.

     Contribution Analysis. Needham reviewed and analyzed the pro forma contribution of each of ANDATACO and IPL to pro forma combined operational and financial information as of and for a historical twelve-month period ("LTM") and as projected for fiscal 1997. For purposes of this analysis, Needham used historical and projected operational and financial information for IPL as of and for the 12 months ended December 31, 1996 and 1997 and for ANDATACO as of and for the 12 months ended October 31, 1996 and 1997. Needham did not adjust ANDATACO's financial information to reflect ANDATACO's results on a calendar year basis. Needham reviewed, among other things, the pro forma contributions to revenues, gross profit and assets. Based on this analysis, ANDATACO contributed 85.4% of the LTM pro forma combined revenues, 71.9% of the LTM pro forma combined gross profit and 69.0% of the pro forma combined assets and 86.6% of the projected 1997 pro forma combined revenues, 78.0% of the projected 1997 pro forma combined gross profit, and 72.6% of the projected pro forma combined assets. Based on the Merger Consideration determined pursuant to the Merger Agreement as of February 28, 1997, the shareholders of ANDATACO will own 74.8% of IPL after the Merger. The results of the contribution analysis are not necessarily indicative of the contributions that the respective businesses may have in the future.

     Comparable Company Analysis. Needham compared selected historical and projected operating and financial ratios of ANDATACO to the corresponding data and ratios of certain publicly traded distributors of electronic and computer equipment components which it deemed generally comparable to ANDATACO. Such data and ratios included total market capitalization to historical and projected revenue, price per share to historical and projected earnings per share ("price-earnings") and market value to historical book value. Total market capitalization for purposes of this analysis is defined as total market value plus total debt minus cash. Periods analyzed included last twelve months ("LTM") (which for the comparable companies represented the four most recent quarters for which financial information was available and for ANDATACO represented the 12 months ended October 31, 1996), projected calendar 1996 (which for ANDATACO represented the 12 months ended October 31, 1996), and projected calendar 1997 (which for ANDATACO represented the 12 months ending October 31, 1997).

     Companies that distribute electronic and computer equipment components (the "ANDATACO Comparables") included Arrow Electronics, Inc., Bell Microproducts Inc., CDW Computer Centers, Inc., CompuCom Systems, Inc., Ingram Micro, Inc., Merisel, Inc., MicroAge, Inc. and Tech Data Corporation.

     Needham also calculated multiples for ANDATACO based on the closing price of IPL Stock on February 21, 1997 of $2.56 per share and assuming the issuance of 18,629,412 shares of IPL Stock to the shareholders of ANDATACO in the Merger, resulting in a total market value for purposes of this analysis of $47.7 million. For the ANDATACO Comparables, the multiples of total market capitalization to LTM revenues ranged from 0.1 to 1.4 with a mean of 0.4 and a median of 0.3, as compared with 0.6 for ANDATACO; the LTM price-earnings multiples ranged from 14.2 to 28.6 with a mean of 19.7 and a median of 19.7, as compared with 1,224.0 for ANDATACO; and the multiples of market value to historical book value ranged from 1.1 to 9.3 with a mean of 3.8 and a median of 2.3; market value as a multiple of historical book value was deemed not meaningful because ANDATACO's historical book value is negative. The multiples of total market capitalization to projected 1996 revenues ranged from 0.1 to 1.3 with a mean of 0.4 and a median of 0.3, as compared with a multiple of 0.6 for ANDATACO; the projected 1996 price-earnings multiples ranged from 12.4 to 36.0 with a mean of 19.1 and a median of 15.8, as compared with a multiple of 1,224.0 for ANDATACO; the multiples of total market capitalization to projected 1997 revenues ranged from 0.0 to 1.0 with a mean of 0.3 and a median of 0.2, as compared with a multiple of 0.5 for ANDATACO; and the projected 1997 price-earnings multiples ranged from 9.3 to 39.1 with a mean of 18.0 and a median of 14.0, as compared with a multiple of 33.5 for ANDATACO.

     Needham also compared selected historical and projected operating and financial ratios of IPL to the corresponding data and ratios of certain publicly traded manufacturers and distributors of redundant array of independent disk ("RAID") arrays and other computer memory and/or storage devices which it deemed generally comparable to IPL. Such data and ratios included total market capitalization to historical and projected revenue, price-earnings and market value to historical book value. Periods analyzed included LTM (which for the comparable companies represented the four most recent quarters for which financial information was available and for IPL represented the 12 months ended September 30, 1996), projected calendar 1996 and projected calendar 1997.

     Companies that manufacture and distribute RAID arrays and other computer memory and/or storage devices (the "IPL Comparables") include Adaptec, Inc., Cambex Corporation, Ciprico, Inc., Data General Corporation, EMC Corporation, MTI Technology Corporation and Mylex Corporation

     For the IPL Comparables, the multiples of total market capitalization to LTM revenues ranged from 0.5 to 4.5 with a mean of 1.9 and a median of 1.4, as compared with 0.6 for IPL; the LTM price-earnings multiples ranged from 11.1 to
28.5 with a mean of 18.8 and a median of 16.4; and the multiples of market value to historical book value ranged from 1.4 to 7.8 with a mean of 4.1 and a median of 2.4, as compared with 1.9 for IPL. The multiples of total market capitalization to projected 1996 revenues ranged from 0.3 to 3.7 with a mean of
1.7 and a median of 1.2, as compared with a multiple of 0.7 for IPL; the projected 1996 price-earnings multiples ranged from 5.2 to 24.1 with a mean of
16.7 and a median of 17.7; the multiples of total market capitalization to projected 1997 revenues ranged from 0.4 to 3.1 with a mean of 1.7 and a median of 1.2, as compared with a multiple of 0.7 for IPL; and the projected 1997 price-earnings multiples ranged from 14.1 to 18.5 with a mean of 16.0 and a median of 15.0. Since IPL's LTM, projected 1996 and projected 1997 earnings were negative, their respective multiples were not meaningful.

     Comparable Transaction Analysis. Needham also analyzed publicly available financial information for 30 selected mergers and acquisitions of companies in the computer memory and storage industry. In examining these transactions, Needham analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration offered, such as aggregate transaction value as multiples of LTM revenues and target net sales, and multiples of market value to LTM net income and historical book value. In certain cases complete financial data was not publicly available for these transactions and only partial information was used in such instances.

     For these transactions, the multiples of transaction value to LTM sales ranged from 0.1 to 4.2 with a mean of 1.4 and a median of 1.3, and the LTM target net sales multiples ranged from 0.2 to 2.9 with a mean of 1.5 and a median of 1.4. The multiples of market value to LTM net income ranged from 10.1 to 109.7 with a mean of 47.9 and a median of 40.7; and the multiples of market value to book value ranged from 1.6 to 16.1 with a mean of 5.3 and a median of
4.0. Applying the applicable revenues, target net sales and book value of IPL and ANDATACO (in the case of ANDATACO, adding to its negative book value the subordinated shareholder note) to the applicable median acquisition multiples yielded implied values of $22.6 million, $23.9 million and $25.9 million for IPL and $132.3 million, $139.8 million and $16.3 million for ANDATACO.

     Implied Market Valuation Analysis. Needham analyzed IPL and ANDATACO based on an implied market valuation analysis of the projected performance of IPL and ANDATACO. Needham used the projected financial results for IPL and ANDATACO for each of the five fiscal years from 1997 through 2001 provided by the respective managements of IPL and ANDATACO and derived implied market values by applying the applicable multiples of the IPL Comparables and ANDATACO Comparables to discounted projected revenue, net income, shareholders' equity and cash flow. Needham used discount rates ranging from 20.0% to 50.0%, which Needham assumed were representative of risks inherent in companies engaged in high technology applications for the computer memory and storage industry. The resulting implied market valuations for each of IPL and ANDATACO were then compared to the combined implied market valuation of the two companies. Based upon the mean projected 1997 multiples for the IPL Comparables of total market capitalization to revenues of 1.7, total market capitalization to net income of 16.0, total market capitalization to shareholders' equity of 4.1 and total market capitalization to cash flow of 7.0, and the mean projected 1997 multiples for the ANDATACO Comparables of total market capitalization to revenues of 0.3, total market capitalization to net income of 18.0, total market capitalization to shareholders' equity of 3.8 and total market capitalization to cash flow of 7.0, and using a discount rate of 35.0%, IPL's implied market valuations as a percentage of the combined implied market valuations ranged from 47.6% based upon projected 1997 revenues to 34.3% based upon projected 2001 revenues, 0.0% based upon projected 1997 net income to 2.1% based upon projected 2001 net income, and 91.4% based upon projected 1997 shareholders' equity to 19.7% based upon projected 2001 shareholders' equity. Comparisons based upon cash flow for each company were not meaningful because IPL projected negative cash flows through 1999 and ANDATACO projected negative cash flows in 2000 and 2001 due to debt repayments.

     No company or transaction used in any comparable analysis as a comparison is identical to ANDATACO, IPL or the Merger. Accordingly, these analyses are not simply mathematical; rather, they involve complex considerations and judgments concerning differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies and transactions to which they are being compared.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of ANDATACO or IPL. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold.

     Pursuant to the terms of the engagement letter between Needham and IPL, IPL has paid Needham advisory fees of $100,000 and a fee for rendering the Needham Opinion of $150,000. None of Needham's fee is contingent upon the consummation of the Merger. IPL has also agreed to reimburse Needham for certain of its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Needham as financial advisor to IPL.

     Needham is a nationally recognized investment banking firm. As part of its investment banking services, Needham is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham was retained by the IPL Board to act as IPL's financial advisor in connection with the Merger based on Needham's experience as a financial advisor in mergers and acquisitions as well as Needham's familiarity with companies that manufacture and distribute RAID arrays and other computer memory and/or storage devices and distribute electronic and computer equipment components in the computer memory and storage industry. In the normal course of its business, Needham may actively trade the equity securities of IPL for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in such securities.

     Substantial Ownership Reduction. The Merger would result in a substantial reduction of a current IPL stockholder's ownership interest in IPL. If the Merger is consummated, the 5,633,819 shares of IPL Stock which were outstanding on March 22, 1997 and represented 100% of the outstanding shares of IPL would represent approximately 23.6% of the shares of IPL outstanding immediately after the Merger (exclusive of options, warrants and other rights to purchase IPL Stock). Thus, for example, an IPL stockholder currently owning 4% of the outstanding IPL Stock would own approximately 1% of the outstanding stock following the Merger. (The Merger will, however, result in IPL significantly increasing its consolidated revenues and assets.) Following the Merger, Mr. Sykes will be able to control the outcome of all matters requiring a vote of

IPL stockholders, including election of all of the directors, adoption or amendment of certain provisions of the IPL Articles of Organization or By-laws and approval or prevention of certain mergers or similar transactions, such as a sale of substantially all of IPL's assets (including transactions that could give other IPL stockholders the opportunity to receive a premium over the then-prevailing market price for their shares). In other words, current IPL stockholders would become minority stockholders, generally unable to control the management and business policies of IPL.

     ANDATACO's Reasons for the Merger. The ANDATACO Board and the ANDATACO shareholders believe that the Merger is in the best interests of ANDATACO and the ANDATACO shareholders based primarily on the following benefits to ANDATACO:
(i) ANDATACO had been in the process of transforming from a systems integrator and distributor to a manufacturer of storage products and believed that IPL's proven product offerings and experienced research and development and engineering departments will complement and enhance ANDATACO's existing research and development, engineering and manufacturing efforts; (ii) ANDATACO's experienced marketing and sales force and national distribution network can be effectively employed to enhance distribution of IPL's product lines; (iii) the revenue and asset base of the combined companies will likely enhance the combined companies' access to equity and debt capital; and (iv) because the ANDATACO shareholders will receive shares of IPL Stock in the Merger, the Merger will provide some degree of liquidity to the ANDATACO shareholders who, after a period of time, will be able to sell such shares in the public market. Based on the foregoing, ANDATACO believes that the combined entities' complementary operations and certain personnel of IPL will play a key role in achieving ANDATACO's strategic plans to increase the size and scope of its operations in the future.

     In light of the foregoing considerations, the ANDATACO Board and shareholders of ANDATACO have unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby.

     Interests of Certain Persons in the Merger. Mr. Ravine is a managing director of BI Capital, which has earned $50,000 for providing financial advice and assistance in connection with the negotiation of the Merger and is entitled to receive a $50,000 "success fee" upon consummation of the Merger. Mr. Ravine, an IPL outside director, played an instrumental role in negotiating the terms of the Merger. For a discussion of Mr. Ravine's proposed employment agreement with ANDATACO, see "CERTAIN OTHER MATTERS RELATING TO THE MERGER -- Employment Agreements -- Ravine Employment Agreement."

     In addition, Ronald J. Gellert, Anita D. Buchanan and Eugene F. Tallone have severance agreements with IPL which provide benefits described under "EXECUTIVE COMPENSATION -- Executive Severance and Employment Agreements."

     Effective Date. It is expected that the closing contemplated by the Merger Agreement will take place on or about May 30, 1997 (the "Closing Date"). The date of the filing of appropriate merger documents with the California Secretary of State and the Delaware Secretary of State, or such later time as may be specified therein, will be the Effective Date of the Merger. IPL and ANDATACO will cause such merger documents to be filed and recorded as soon as practicable on or after the satisfaction or waiver of all conditions to the Merger. It is expected that the merger documents will be filed on the Closing Date, and will specify an Effective Date of not later than July 31, 1997.

THE MERGER AGREEMENT

     General. The detailed terms of and conditions to the consummation of the Merger are contained in the Merger Agreement, a conformed copy of which is attached hereto as Annex I and incorporated herein by reference. The following discussion sets forth a description of the material terms and conditions of the Merger Agreement and is qualified by, and made subject to, the more complete information set forth in the Merger Agreement.

     Representations, Warranties and Covenants. The Merger Agreement contains various customary representations and warranties of IPL and ANDATACO relating to, among other things, (i) corporate organization and similar matters; (ii) capital structure; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (iv) conflicts under organizational documents, required consents or approvals and violations of laws; (v) documents filed by IPL with the Securities and Exchange Commission and the accuracy of information contained therein; (vi) the absence of certain material adverse changes in operations or financial performance since the date of each party's most recent audited financial statements; (vii) undisclosed liabilities; (viii) accuracy of information supplied to the other party; (ix) litigation; (x) compliance with applicable laws; (xi) taxes; (xii) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xiii) the right to employ the intellectual property presently used;
(xiv) contracts relating to employment, consulting and benefits matters; (xv) related party transactions; (xvi) material contracts; (xvii) environmental matters; and (xviii) insurance coverage.

     IPL and ANDATACO have agreed that, except with the prior written consent of the other and with certain other exceptions set forth in the Merger Agreement, prior to the consummation of the Merger each shall observe certain covenants relating to the conduct of its business, including conducting its business in the ordinary course and using reasonable efforts to preserve intact its current business organization, keep available the services of its officers and employees, maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other persons having business relationships with it and keep in effect insurance policies in effect at the date of the Merger Agreement.

     Each of IPL and ANDATACO has agreed that, except with the prior written consent of the other and with certain other exceptions set forth in the Merger Agreement, it will not take the following actions: (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect to any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than the surrender of options in connection with terminations of employment); (ii) sell, issue or authorize the issuance of any capital stock, option or other security (except issuances upon the exercise of outstanding options or warrants); (iii) amend or waive any of its rights under, or authorize the acceleration of vesting under, (A) any provision of its stock plans, (B) any provision of any agreement evidencing any outstanding option or warrant, or (C) any provision of any restricted stock agreement; (iv) except for the amendment of IPL's Articles of Organization necessary to authorize the Merger Shares, amend or permit the adoption of any amendment to its articles of organization or bylaws, or effect or permit the adoption of any amendment to its articles of organization or bylaws, or effect or permit itself or any of its subsidiaries to become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (v) form any subsidiary or acquire any equity interest or other interest in any other entity; (vi) make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures do not exceed $100,000 in the aggregate; (vii) (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract or (B) amend or prematurely terminate, or waive any material right or remedy under, any material contract; (viii) (A) acquire, lease or license any material right or other material asset from any other person, (B) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other person other than sales of inventory in the ordinary course of business, except that IPL may dispose or attempt to dispose of the assets related to its AS/400 business or (C) waive or relinquish any right; (ix) (A) lend money to any person (other than ordinary advances for travel and entertainment), or (B) incur or guarantee any indebtedness in excess of $100,000, except routine borrowings in the ordinary course of business under existing lines of credit; or (x) (A) establish, adopt or amend any employee benefit plan, (B) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except pursuant to agreements in effect on the date hereof, or (C) hire any new employee whose aggregate annual compensation is expected to exceed $60,000.

     IPL and ANDATACO have each agreed to use their respective commercially reasonable efforts to obtain all authorizations, consents and permits necessary for the consummation of the transactions contemplated by the Merger Agreement, to use their respective best efforts to perform and fulfill their obligations under the Merger Agreement and to obtain the other party's approval prior to issuance of any press release or other information to the press or any third party with respect to the Merger Agreement or the transactions contemplated thereby.

     Conditions of Merger. In addition to the adoption of the Merger Proposals by the stockholders of IPL, the respective obligations of IPL and ANDATACO to consummate the Merger are subject to the following conditions, among others, unless waived: (i) the representations and warranties contained in the Merger Agreement must be accurate in all material respects at the Closing Date; (ii) all covenants and agreements required by the Merger Agreement to be performed or complied with shall have been performed or complied with on or prior to the Closing Date; (iii) there shall have been no material adverse change in the business of the other party; (iv) the parties shall have received customary legal opinions and other documents as described in the Merger Agreement; (v) IPL shall have received letters from each ANDATACO shareholder regarding such shareholder's investment intent regarding the Merger Shares; (vi) the parties shall have obtained all approvals, consents and waivers required to be obtained in connection with the performance of the Merger Agreement; (vii) the parties shall have entered into the Escrow Agreement governing the Merger Shares to be held in escrow; (viii) Mr. Sykes shall have executed and delivered to IPL a noncompetition agreement; (ix) any applicable waiting period under HSR shall have expired or terminated; (x) the parties shall have received opinions of counsel to the effect that the Merger will be a tax-free reorganization; (xi) the IPL Stock shall be quoted or listed on the Nasdaq Stock Market or a national exchange; and (xiii) certain related agreements shall have become effective.

     Termination. The Merger Agreement may be terminated at any time prior to the Effective Date, whether prior to or after approval of the Merger Proposals by IPL's stockholders as follows: (i) by mutual written consent of both parties;
(ii) by either party if the Merger shall not have been consummated by July 31, 1997 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate to perform any material obligation required to be performed by such party at or prior to the Effective Date); (iii) by either party if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iv) by ANDATACO (at any time prior to the adoption and approval of the Merger Proposals) if certain events shall have occurred; (v) by IPL if the IPL Board withdraws its recommendation in favor of the Merger in the exercise of its fiduciary duties to IPL stockholders based on the advice of its legal and financial advisors; and (vi) by either party if any of the other party's representations and warranties contained in the Merger Agreement shall be or shall have become materially inaccurate, or if any of the other party's covenants contained in the Merger Agreement shall have been breached in any material respect and not cured within 30 days.

     Waiver and Amendment. At any time prior to the Effective Date, (i) the parties to the Merger Agreement may, by written agreement, waive or extend the time for performance of any obligation under the Merger Agreement and (ii) any term or provision of the Merger Agreement may be waived in writing by the party entitled to the benefits thereof.

     No Solicitation. IPL has agreed not to (i) solicit, initiate or encourage discussions with any person, other than ANDATACO, relating to an Acquisition Transaction or (ii) except to the extent required by fiduciary obligations under applicable law as advised in writing by outside legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. IPL has also agreed to inform ANDATACO within one business day of their receipt of any offer, proposal or inquiry relating to any Acquisition Transaction and to provide ANDATACO with information provided to third parties.

     Termination Fee. IPL will be required to pay ANDATACO a fee of $550,000 if the Merger Agreement is terminated (i) by IPL after the IPL Board, in compliance with its fiduciary duties, has withdrawn its recommendation in favor of the Merger Proposals or (ii) by ANDATACO upon the occurrence of a Triggering Event. The term "Triggering Event" is defined in the Merger Agreement to include (i) the withdrawal by the IPL Board of its recommendation in favor of the Merger Proposals, (ii) the approval, endorsement or recommendation by the IPL Board of an alternative Acquisition Transaction, (iii) the IPL Board agreeing to, or failing to oppose, an alternative Acquisition Transaction and (iv) a failure to hold the Meeting within 45 days after the date of this Proxy Statement.

     Escrow and Indemnity. Pursuant to the Merger Agreement, ten percent of the total number of Merger Shares will be deposited with an escrow agent (the "Escrow Agent"), to be disbursed by the Escrow Agent in accordance with the Escrow Agreement. Such shares will be deducted pro rata from the shares allocable to each former holder of ANDATACO Stock and will be available as IPL's sole remedy for ANDATACO shareholder indemnification obligations.

     To extent of the value of the escrowed Merger Shares, the former holders of ANDATACO Stock will indemnify and hold harmless IPL from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorney's fees, whether or not arising out of third party claims and including all amounts paid in investigation, defense or settlement of the foregoing ("Losses"), arising out of any inaccuracy in any representation or warranty of ANDATACO or such shareholders contained in the Merger Agreement.

     IPL will indemnify and hold harmless each ANDATACO shareholder against Losses arising out of any inaccuracy in any representation or warranty made by IPL. Such right to indemnification shall be satisfied by the issuance by IPL of IPL Stock equal to a maximum of ten percent of the Merger Shares.

     These indemnity obligations apply to claims asserted within one year of the Closing Date by IPL or the ANDATACO shareholders.

     Expenses. The Merger Agreement provides that if the Merger is not consummated, IPL and ANDATACO will bear their respective expenses incurred in connection with the preparation, execution and performance of the Merger Agreement and the transactions contemplated thereby. IPL will pay all fees relating to the resale registration of the Merger Shares and the expense of printing this Proxy Statement. See "CERTAIN OTHER MATTERS RELATING TO THE MERGER -- Resales of Merger Consideration; Sykes Lock-up Agreement."

                  CERTAIN OTHER MATTERS RELATING TO THE MERGER

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     General. The following discussion summarizes the principal federal income tax consequences of the Merger other than to the ANDATACO shareholders. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service (the "IRS") and judicial decisions, all of which are subject to change; any such change, which may or may not be retroactive, could alter the tax consequences to ANDATACO's shareholders, IPL, IPL's stockholders, Merger Sub or ANDATACO as described herein. Moreover, this discussion does not purport to be a complete analysis of all potential tax effects relevant to a particular IPL stockholder nor does it address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each IPL stockholder is urged to consult his or her own tax advisor regarding the tax consequences of the Merger in his or her own particular tax situation and regarding state, local and foreign tax implications of the Merger and any tax reporting requirements of the Merger.

     Palmer & Dodge LLP, counsel to IPL, and Cooley Godward LLP, counsel to ANDATACO, each will deliver an opinion to the effect that the description of the federal income tax consequences of the Merger contained in this section fairly and accurately sets forth the material federal income tax consequences of the Merger to their respective clients and their stockholders (other than the consequences to the ANDATACO shareholders), assuming the Merger is consummated in accordance with the terms of the Merger Agreement. This summary reflects the views of such respective counsel as to such matters. Both the opinions and this summary, however, are based upon representations by the managements of IPL, ANDATACO, the Merger Sub and the majority shareholder of ANDATACO and current law, and assume that the Merger is carried out as described herein. If those representations are not accurate, if changes are made to current law or if the Merger is not carried out as described herein, the federal income tax consequences of the Merger may vary from those described in the opinions and in this summary. Neither this summary nor either legal opinion is binding on the IRS, and no rulings have been or will be requested from the IRS with respect to the Merger.

     Tax Treatment of IPL and Merger Sub. In the opinion of Palmer & Dodge LLP and Cooley Godward LLP, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Accordingly, it is anticipated that neither IPL nor Merger Sub will recognize gain or loss by reason of the Merger. The Merger will cause an "ownership" change within the meaning of Section 382 of the Code, resulting in the imposition of an annual limitation on the amount of pre-merger net operating losses and built-in losses of IPL which may be used to offset gross income of IPL after the Merger.

     Tax Consequences to IPL's Stockholders. No gain or loss will be recognized in connection with the Merger by holders of IPL Stock issued before the Merger. Furthermore, any such holder's basis in his or her IPL Stock and the holding period for such shares should not be effected by the Merger.

     Tax Treatment of ANDATACO. Recognition of gain by ANDATACO in connection with the Merger will be limited to recognition caused by the loss of Subchapter S corporation status for tax purposes, but, due to estimated operating losses, no net taxable income is expected.

     In the event that the IRS were to successfully challenge the reorganization status of the Merger, there could be significant tax consequences to the ANDATACO shareholders, but there would not be any adverse tax consequences to IPL, IPL's stockholders, Merger Sub or ANDATACO.

MANAGEMENT OF IPL AFTER THE MERGER

     Directors. With respect to each director and nominee, information relating to such director's name, age, the positions and offices held by him, his principal occupation, business experience, other directorships and the year in which he became a director of IPL can be found under "ELECTION OF DIRECTORS --

Directors." If the Merger is consummated, however, it is expected that the composition of the IPL Board will change as described under "ELECTION OF DIRECTORS -- Directors."

     Executive Officers. IPL's executive officers are selected by the IPL Board at its annual meeting immediately following the annual meeting of stockholders. Such executive officers generally hold office until the next annual meeting unless they sooner resign or are removed from office. A table listing the name, age and position of each current executive officer of IPL can be found under "EXECUTIVE OFFICERS." For information regarding compensation of the executive officers during IPL's last fiscal year, please see "EXECUTIVE COMPENSATION."

     If the Merger is consummated, it is expected that the following individuals will become executive officers of IPL: Harris Ravine, W. David Sykes and Richard Hudzik.

     Mr. Ravine is expected to become Chief Executive Officer; Mr. Sykes is expected to become President; and Mr. Hudzik is expected to become Chief Financial Officer. Mr. Ravine is currently an IPL director, and Mr. Sykes is expected to become an IPL director if the Merger is consummated. Information concerning Mr. Ravine and Mr. Sykes can be found under "ELECTION OF DIRECTORS -- Directors."

     Mr. Hudzik is 53 years old. He joined ANDATACO as Chief Financial Officer in October 1996. From November 1990 through October 1996, Mr. Hudzik served as Vice President and Chief Financial Officer of Autosplice, Inc., a privately held manufacturer of printed circuit board components and related equipment. Prior to November 1990, Mr. Hudzik served in various executive capacities with certain manufacturing and high technology companies, including ITT and Johnson & Johnson.

RESALES OF MERGER CONSIDERATION; SYKES LOCK-UP AGREEMENT

     The shares of IPL Stock to be issued pursuant to the Merger Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Under the terms of the Merger Agreement, IPL has agreed to file a resale registration statement covering the Merger Shares within 300 days of the Closing Date. As a condition to closing, however, Mr. Sykes, will enter into a lock-up agreement (the "Lock-up Agreement") pursuant to which he will agree not to sell any of his shares (constituting 98.8% of the Merger Shares) for the first year after the Closing Date and to limit sales during any three-month period during the following four years to the greater of (i) one percent (1%) of the outstanding shares of IPL Stock and (ii) the average weekly reported volume of trading in IPL Stock.

NONCOMPETITION AGREEMENT

     A condition to the consummation of the Merger is that IPL and Mr. Sykes enter into a noncompetition agreement (the "Noncompetition Agreement"). Pursuant to the terms of the Noncompetition Agreement, Mr. Sykes would receive 60 monthly payments of $16,667 for a total of $1,000,020. In exchange for such payments, Mr. Sykes would agree not to compete with ANDATACO, solicit customers or employees of ANDATACO or its affiliates or disclose any confidential information. Mr. Sykes's obligation not to compete would terminate at the earliest of (i) five years after the Closing Date, (ii) IPL's failure to make the payments described above or (iii) failure of IPL or ANDATACO to make payments required under Mr. Sykes's employment agreement with ANDATACO (the "Sykes Employment Agreement") or any replacement agreement. See "-- Employment Agreements -- Sykes Employment Agreement."

EMPLOYMENT AGREEMENTS

     Sykes Employment Agreement. Prior to the Closing Date, it is expected that Mr. Sykes will enter into the Sykes Employment Agreement. Under the Sykes Employment Agreement, Mr. Sykes would be hired as President and Vice Chairman of the combined businesses. The initial term of the Sykes Employment Agreement would end June 30, 2002, but the term would be extended for additional one-year terms unless ANDATACO or Mr. Sykes elected not to extend it. Mr. Sykes's initial annual base salary under the Sykes Employment Agreement would be $250,000, and he would be eligible to receive cash bonuses up to an amount equal to 50% of Mr. Sykes's then base salary if ANDATACO meets certain quantified objectives based on an annual bonus plan approved by the IPL Board each year during the term of his employment. Under certain circumstances, Mr. Sykes would be entitled to substantial severance payments upon a change of control of ANDATACO. The Sykes Employment Agreement also provides for additional benefits, including term life insurance and a car allowance.

     Ravine Employment Agreement. A condition to ANDATACO's obligation to close the Merger is that Harris Ravine execute and deliver an employment agreement with ANDATACO. It is anticipated that Mr. Ravine may commence employment under such agreement with ANDATACO before the Closing Date. Under the Ravine Employment Agreement, Mr. Ravine would be hired as Chief Executive Officer and Chairman of ANDATACO and, after the Closing Date, IPL. The initial term of the Ravine Employment Agreement ends June 30, 2002, but the term can be extended for additional one-year terms unless ANDATACO or Mr. Ravine elects not to so extend. Mr. Ravine's initial annual base salary under the Ravine Employment Agreement is $300,000, and he will be eligible to receive cash bonuses up to an amount equal to 50% of Mr. Ravine's then base salary if ANDATACO meets certain quantified objectives based on an annual business plan approved by the IPL Board each year during the term of his employment. As additional consideration for entering into the Ravine Employment Agreement, upon consummation of the Merger, IPL would grant Mr. Ravine an option to purchase 700,000 shares of IPL Stock at an exercise price equal to the fair market value of IPL Stock on the date of grant. Pursuant to the Ravine Employment Agreement, 250,000 shares of IPL Stock underlying the option would vest monthly and ratably during the first year of the Ravine Employment Agreement and the option would become exercisable with respect to such shares. An additional 225,000 shares would vest (and the option would become exercisable with respect to such shares) in four equal installments over the next four years. The remaining 225,000 shares would vest (and the option would become exercisable with respect to such shares) over the same four years but only if ANDATACO met certain objectives. Under certain circumstances, Mr. Ravine would be entitled to substantial severance payments upon a change of control of ANDATACO. The Ravine Employment Agreement also calls for additional benefits, including term life insurance and a car allowance.

     In addition, during the pre-closing period, from the signing of the Merger Agreement as of February 28, 1997 until the Closing Date or such earlier date as Mr. Ravine commences employment with ANDATACO, IPL has retained the services of Mr. Ravine at a rate of $25,000 per month to assist in matters relating to the closing of the Merger and planning for the combination of the businesses of IPL and ANDATACO after the Closing Date. Under the Merger Agreement ANDATACO has agreed to reimburse IPL monthly on a nonrefundable basis for 75% of the cost of any such compensation paid to Mr. Ravine for such services.

LISTING

     The IPL Stock is currently quoted on the National Market of the Nasdaq Stock Market. The National Association of Securities Dealers (the "NASD") has certain requirements for continued inclusion on the Nasdaq National Market following a change of control transaction which results in a change in an issuer's financial structure. The NASD has determined that the Merger would trigger such requirements and that the combined entity would fail to satisfy the requirements for continued inclusion on the Nasdaq National Market. Consequently, IPL has applied and IPL Stock has been approved for inclusion on the Nasdaq SmallCap Market, effective as of the Closing Date of the Merger or such earlier date as IPL may request. Stocks quoted on the Nasdaq SmallCap Market often are traded less frequently than stocks quoted on the Nasdaq National Market.

     The Marketplace Rules of the NASD requires a Nasdaq National Market issuer to obtain stockholder approval of a stock issuance which will result in a change of control of the issuer. IPL is seeking stockholder approval of the issuance of the Merger Shares because the issuance of such shares would result in a change of control.

     It is a condition to each party's obligation to close the Merger that the IPL Stock be quoted or listed on the Nasdaq National Market, the Nasdaq SmallCap Market or a national exchange. The parties could, however, waive this condition.

REGULATORY MATTERS

     IPL and ANDATACO each filed a notification report under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR"), with the Federal Trade Commission and the Department of Justice and have been notified that the waiting period has been terminated without further action. Other than the filings under HSR and the filing of appropriate merger documents with the Secretary of State of California and the Secretary of State of Delaware, neither IPL nor ANDATACO is aware of any governmental approval required to effect the Merger.

ACCOUNTING TREATMENT

     Although as a legal matter IPL is acquiring ANDATACO, the Merger will be accounted for as a "purchase" of IPL by ANDATACO for accounting and financial reporting purposes. Accordingly, ANDATACO'S historical financial statements will become IPL's financial statements. Under the purchase method of accounting, IPL's results of operations will be combined with those of ANDATACO from and after the Effective Date, and IPL's specific tangible and identifiable intangible assets and liabilities will be recorded on ANDATACO'S books at their respective fair values at the Effective Date. A determination of the fair value of IPL's specific tangible and identifiable intangible assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed. The portion of the value of the consideration that is deemed to exceed the fair value of IPL's specific tangible and intangible assets and liabilities will be reported as goodwill on the balance sheet and amortized through charges to earnings over a five-year period following the Effective Date. See "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

OEM AGREEMENT

     On February 25, 1997, IPL and ANDATACO entered into a one-year OEM Agreement (the "OEM Agreement"). Under this arrangement, ANDATACO is a non-exclusive reseller of certain IPL computer hardware and software products and spare parts for such products, which it can purchase at a discount from IPL's list prices. After entering into the OEM Agreement, IPL discontinued direct sales, which included the termination of its direct sales force. IPL now relies almost exclusively on ANDATACO as the primary distributor of its products. ANDATACO has hired many of the prior IPL employees, as well as certain representatives who had previously left IPL to work with other companies. The OEM Agreement can be terminated by either party on thirty days' notice. If the OEM Agreement is terminated, there can be no assurance that IPL will be able to access alternative distribution channels and may, therefore, confront significant difficulties marketing its products. Revenues to IPL generated from sales to ANDATACO under the OEM Agreement totalled approximately $425,000 in the first quarter of 1997, and there is no assurance that there will be any substantial additional sales before the Closing Date or if the Merger is not consummated.

IMPERIAL BANK CREDIT AGREEMENT

     ANDATACO presently maintains a revolving line of credit with Imperial Bank pursuant to which ANDATACO may borrow the lesser of $10,000,000 or a percentage of eligible accounts receivable and inventory. It is a condition to closing the Merger that ANDATACO have obtained all consents to the Merger as are reasonably required to permit ANDATACO to maintain its line of credit with Imperial Bank on terms and conditions acceptable to IPL. ANDATACO has obtained Imperial Bank's consent to the Merger. Under the terms of the line of credit, ANDATACO is restricted from paying dividends without the consent of the bank. See "ANDATACO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" for a more detailed description of the credit line. IPL and ANDATACO expect to seek to amend the line of credit after the Merger, including amendment to provide terms that will be consistent with termination of ANDATACO's status as a Subchapter S corporation under the Code and its becoming a subsidiary of IPL after the Merger.

DESCRIPTION OF IPL STOCK

     The authorized capital stock of IPL consists of 20,000,000 shares of Class A Common Stock, $0.01 par value per share, and 2,250,000 shares of Class C Common Stock, $0.01 par value per share. None of the Class C Common Stock is outstanding. Each share of IPL Stock is entitled to one vote on all matters requiring a vote of IPL stockholders and is entitled to receive such dividends, in cash, securities or property, as may from time to time be declared by the IPL Board. In the event of any liquidation, dissolution, or winding up of IPL, either voluntary or involuntary, the holders of IPL Stock shall be entitled to share ratably, according to the number of shares held by them, in all remaining assets of IPL available for distribution.

FINANCIAL ADVISORS

     Needham acted as a financial advisor to the IPL Board in connection with the Merger. Pursuant to the terms of the letter agreement with Needham, IPL has paid Needham $100,000 for financial advisory services and $150,000 for rendering its opinion as to the fairness, from a financial point of view, to IPL stockholders of the payment of the Merger Consideration by IPL. In addition, IPL has agreed to reimburse Needham for its reasonable out-of-pocket expenses and to indemnify Needham and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

     Please see "THE MERGER PROPOSALS -- The Merger -- Interests of Certain Persons in the Merger" for a discussion of the services provided by, and payments made or due, BI Capital. Mr. Ravine, an outside director of IPL who helped negotiate the Merger Agreement, is a managing director of BI Capital.

                               DESCRIPTION OF IPL

     The business of IPL is described in IPL's annual report to stockholders, which is attached hereto as Annex III and incorporated herein by reference.

        IPL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     IPL management's discussion and analysis of financial condition and results of operations is included in IPL's annual report to stockholders, which is attached hereto as Annex III and incorporated herein by reference.

                            DESCRIPTION OF ANDATACO

GENERAL

     ANDATACO, founded in 1986 and headquartered in California, is a computer storage provider for UNIX and Windows NT environments. ANDATACO designs high availability storage and backup solutions based on its proprietary intelligent enclosure technology. ANDATACO distributes its own products, and products from other manufacturers, through a network of 20 sales offices in the United States and through business affiliates in Europe, Asia, Latin America, Canada and Australia. The principal executive offices of ANDATACO, a California corporation, are located at 10140 Mesa Rim Road, San Diego, California 92121, and its telephone number at such offices is (619) 453-9191. As of the date of this Proxy Statement, all of the outstanding shares of ANDATACO Stock were held by two shareholders.

BUSINESS

     ANDATACO provides storage solutions for UNIX and Windows NT environments, with a specialization in high availability enterprise storage and back-up solutions for IT departments with business-critical data to manage. The market size for the RAID and non-RAID disk storage market in 1996 was recently estimated to be approximately $26.8 billion by International Data Corporation, an independent computer industry research company. During fiscal year 1996, ANDATACO had revenues of approximately $100 million.

     ANDATACO's product line consists of products obtained from third parties as well as products developed by ANDATACO in-house. Third-party products marketed by ANDATACO include add-in memory, add-in SCSI host boards, networking products (including routers, bridges and Ethernet switches) and backup and restore software products. ANDATACO's third-party suppliers include Clarion, a division of Data General Corporation, Hewlett Packard, Axil Computer Company, Dataram, Kingston, 3Com, Bay Networks, and Legato, as well as other computer hardware and software manufacturers. In addition, ANDATACO offers total UNIX-based solutions including workstations, tape libraries, networking and communication products and computer peripherals.

     ANDATACO also has developed a line of in-house products. ANDATACO's first in-house product line, GigaRAID, was introduced to the market in the third quarter of fiscal year 1996. The GigaRAID product line is a family of RAID and non-RAID disk and tape storage systems that are combined with ANDATACO's proprietary Enterprise Storage Packaging (ESP) to create an array of storage solutions. "RAID" is an acronym for Redundant Array Independent Devices and is a method of storing data on disk/tape drives that is controlled either by software in the host computer or by a hardware-based controller board that either physically resides in the host computer or inside the storage system itself. In contrast, non-RAID storage systems do not use any of the foregoing RAID storage system methodologies. GigaRAID differs from other RAID and non-RAID systems primarily in that it incorporates ANDATACO's ESP, which contains features that provide for (i) hot swappable disk and tape cannisters, (ii) error reporting of critical components, such as temperature, power and fan health and hard and soft disk/tape error rates, all of which can be reported through visual, audible and electronic medium, (iii) the ability to support most types of older and newer generation SCSI disk/tape interfaces, such as Ultra SCSI, (iv) cableless architecture, and (v) the ability to support drives that operate at 10,000 RPMs. The GigaRAID product line includes: GigaRAID 3000, a desktop disk/tape based non-RAID storage system; GigaRAID 8000, a rackmount or deskside tower disk/tape based non-RAID storage system; and GigaRAID/SA, a rackmount or deskside tower disk based SCSI RAID system. ANDATACO also markets its RAPID Tape product, one of the industry's first tape-based RAID products, which permits the operation of two to five tape drives in parallel to provide enhanced tape backup and restore speed and reliability. ANDATACO is currently developing new versions of its hardware-based GigaRAID and RAPID Tape products. In addition, ANDATACO plans on selling versions of its ESP as a stand alone product to other industry OEM's systems integrators and VARs.

     With ANDATACO's recent introduction of its GigaRAID product line, it plans to continue to design and develop in-house products. Although ANDATACO intends to continue to aggressively pursue the sale of value added products, ANDATACO intends to focus increased resources on design and development of in-house products in the future.

     ANDATACO provides an in-house technical support staff, pre- and post-sales support and numerous warranty and service programs and is known for its superior customer service. ANDATACO's mission is to design develop and market high availability, business-critical storage solutions that assist companies in fulfilling their mission statements. ANDATACO is committed to delivering customer satisfaction, state-of-the-art technology and quality products and services.

     Headquartered in San Diego, California, ANDATACO maintains 20 offices nationwide. ANDATACO markets its products directly through approximately 54 sales engineers in the United States and through business affiliates in Europe, Asia, Latin America, Canada and Australia. Target markets include Fortune 1000 companies, the U.S. Government and the financial, oil and gas, and entertainment industries. ANDATACO continues to be led by W. David Sykes, who founded the company in 1986.

PROPERTIES

     Although ANDATACO does not own any real property, it is party to several leases, including one covering its corporate headquarters described below. Leases for ANDATACO's office space contain typical commercial lease provisions including renewal options, rent escalators and tenant responsibility for operating expenses. ANDATACO has entered into a ten-year lease with Syko Properties, Inc., a corporation wholly-owned by W. David Sykes, dated January 1, 1993 (the "Lease"), for 42,384 square feet of industrial office space located at 10140 Mesa Rim Road, San Diego, California 92121. This lease commenced on April 1, 1993 and expires on March 31, 2003. ANDATACO has four five-year options to renew the Lease at market rates. The current monthly rental payment under the Lease is $27,549.60.

EMPLOYEES

     As of December 31, 1996, ANDATACO had 184 employees; 98 were employed in sales and distribution, 28 were employed in engineering and manufacturing, 23 were employed in accounting and finance and 35 were employed in executive management and administration. None of ANDATACO's employees is covered by a collective bargaining agreement. ANDATACO believes its relationship with its employees is good. ANDATACO offers most of its employees a range of benefits, including a profit sharing/401(k) plan and life, health and dental insurance.

LEGAL MATTERS

     ANDATACO from time to time is involved in litigation in the ordinary course of business, but is not a party to any lawsuit or proceeding which, in the opinion of its management, is likely to have a material adverse effect on its financial condition or results of operations.

                ANDATACO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     ANDATACO designs, markets and services high-availability, business-critical storage and backup solutions for UNIX and Windows NT environments. ANDATACO delivers service and support from 20 sales and service offices across the United States, through worldwide business affiliates in Europe, Asia, Latin America, Canada, and Australia, and through the World-Wide Web.

     ANDATACO was founded in 1986 in San Diego by W. David Sykes as a value-added reseller. A research and development effort was initiated early in fiscal 1996, which resulted in ANDATACO manufacturing and selling its own Enterprise Storage Packaging ("ESP") intelligent cabinet technology product line. The new storage packaging enabled ANDATACO to develop a new brand of RAID and "RAIDready" storage systems ("GigaRAID") that management believes meet or exceed customer performance requirements. ANDATACO also continues to sell value added products as required to meet customer requirements.

     Sales consist of products and services to customers and revenue is recognized upon shipment of products to customers. ANDATACO also sells advance replacement warranty contracts and recognizes revenue on these sales over the life of the contracts. Operating expenses consists mainly of payroll, commissions, advertising, occupancy and research and development costs.

RESULTS OF OPERATIONS

     Quarters Ended January 31, 1997 and 1996. Revenues remained essentially the same in both quarters, with revenues of $25,497,000 for the quarter ended January 31, 1997 and revenues of $25,551,000 for the quarter ended January 31, 1996. The source of revenues has continued to change with ANDATACO's in-house designed GigaRAID products representing a higher percentage of revenues in the quarter ended January 31, 1997.

     Gross profit increased to 23.5% in the quarter ended January 31, 1997 from 20.4% in the quarter ended January 31, 1996. This was due primarily to higher margins on the GigaRAID product line as well as a reduction in product costs.

     Total operating expenses increased to $5,757,000 (22.6% of revenues) in the quarter ended January 31, 1997 from $5,443,000 (21.3% of revenues) in the quarter ended January 31, 1996. Additional selling expenses were incurred in the first quarter ended January 31, 1997 for additional sales people.

     Years Ended October 31, 1996 and 1995. ANDATACO's revenues were $99,733,000 for the year ended October 31, 1996 ("FY 1996") and $100,048,000 for the year ended October 31, 1995 ("FY 1995"), representing a decrease of $315,000. While revenues remained relatively constant from year to year, during the later half of the year ANDATACO replaced certain value added sales with sales of its in-house designed GigaRAID product line. Consequently, the source of revenues began to change slightly with ANDATACO designed products being sold for the first time during the second half of the year. ANDATACO introduced its new GigaRAID product line in the third quarter of FY 1996. The immaterial decrease in revenues between FY 1995 and FY 1996 was due to a slightly longer introduction period for the GigaRAID product line than ANDATACO had originally anticipated. Revenues from sales of ANDATACO's GigaRAID products were only $5.7 million during FY 1996, while revenues from ANDATACO's value added products accounted for $94.0 million during the same period.

     Gross profit declined from $20,972,000 (21.0% of revenues) in FY 1995 to $19,358,000 (19.4% of revenues) in FY 1996. This decrease was due primarily to the additional costs incurred to establish a manufacturing operation to produce ANDATACO's new ESP product line.

     Total operating expenses were $18,174,000 (18.2% of revenues) in FY 1995 and $18,488,888 (18.5% or revenues) in FY 1996. Beginning in FY 1996, a research effort was established to develop new products, such as ANDATACO's ESP product line. This increased expenses by $919,000, or 9% of revenues. Salary expenses were lowered by 1.2% of revenue mainly due to a decrease in an officer's compensation in FY 1996.

     Interest expenses were higher in FY 1996 due to higher borrowing levels than in FY 1995.

     Years Ended October 31, 1995 and 1994. ANDATACO's revenues were $100,048,000 for FY 1995 and $83,600,000 for the year ended October 31, 1994
("FY 1994") representing an increase of 20.7%. This increase was primarily the result of a larger sales department and better name recognition in the storage industry.

     Gross profit increased from $15,567,000 (18.6% of revenues) in FY 1994 to $20,972,000 (21.0% of revenues) in FY 1995. This was due primarily to an increase in the demand for and sale of UNIX storage products.

     Total operating expenses increased proportionately with revenue increases.

     Interest expenses were higher in FY 1995 than in FY 1994 due to higher interest rates in FY 1995.

INCOME TAXES

     Historically, ANDATACO has elected to be taxed under Subchapter S of the Code, and therefore all income taxes (with the exception of a mandatory one and one-half percent California State tax) have been paid directly by its shareholder. Upon consummation of the Merger, ANDATACO will be taxed under Subchapter C of the Code, and its earnings will then be subject to federal and state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, ANDATACO has financed its operations primarily through a combination of cash generated from operations and bank borrowings.

     ANDATACO has a credit facility which permits borrowings of the lesser of $10,000,000 or a percentage of eligible accounts receivable and inventory and which expires February 15, 1998. Advances under this credit facility bear interest at the bank's prime rate plus 75 basis points. This line of credit is secured by substantially all of the assets of ANDATACO as well as the personal guarantee of Mr. Sykes. It contains customary covenants and restrictions. As of January 31, 1997, ANDATACO was in compliance with all such covenants and restrictions; continuation of the facility after the Effective Date, however, will require the consent of the bank. Borrowings under the line of credit were $9,000,000 at January 31, 1997.

     Capital spending for the year ended October 31, 1996 was $770,000. Capital spending for the quarter ended January 31, 1997 was $121,000.

     As of October 31, 1996 ANDATACO's principal commitments consisted of obligations under operating leases aggregating $2,676,000.

     Management believes that ANDATACO's cash and availability under the line of credit are sufficient to meet the operating requirements of its existing business for a period of at least twelve months.

                             ELECTION OF DIRECTORS

DIRECTORS

     Directors are to be elected at the Meeting. IPL's management recommends that the holders of IPL Stock vote to fix the number of directors at four for the coming year and to elect Ronald J. Gellert, Stephen J. Ippolito, Cornelius
P. McMullan and Harris Ravine as directors. All the nominees for election are presently serving as members of the IPL Board. If any nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute. If the Merger is not consummated, the directors elected at the Meeting will hold office until the next annual meeting and until their successors are elected and qualified. If the Merger is consummated, it is expected that (1) Mr. Gellert and Mr. Ippolito will resign and (2) the remaining directors will elect up to two new directors, who will include Mr. Sykes and an additional independent director to be selected subsequently. Under the terms of the Merger Agreement, Mr. Sykes is obligated to cause the election of at least two independent directors during the year following the Effective Date. Furthermore, because IPL expects that the IPL Stock will be quoted on the Nasdaq SmallCap Market, IPL expects to be required to have at least two independent directors in order to maintain such status under Nasdaq's proposed rules for that market.

     Directors elected at the Meeting will be elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose.

     The following table contains certain information about the nominees for directors and each other person whose term of office as a director will continue after the Meeting.

                                 DIRECTOR
          NAME             AGE    SINCE          PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
-------------------------  ---   --------   ------------------------------------------------------
Ronald J. Gellert........  50     1995      President, Chief Executive Officer and Director of IPL
                                            since December 1995. Previously held various senior
                                            management positions with Sequoia Systems, Inc., a
                                            computing technology company, since 1987, most
                                            recently as Vice President/General Manager, Systems
                                            Business Unit.
Stephen J. Ippolito......  50     1973      Chairman of the Board of IPL and Chief Engineer since
                                            1985; acting President of IPL from September to
                                            December 1995.
Cornelius P. McMullan....  57     1995      Executive Vice President of VMARK Software, Inc., a
                                            software company, responsible for sales since January
                                            1997. Independent technology consultant from January
                                            to December 1996. President and Chief Executive
                                            Officer of Sequoia Systems, Inc., a computing
                                            technology company, from December 1992 to January
                                            1996. Prior to that, Mr. McMullan worked for 13 years
                                            at Prime Computer in a number of national and
                                            international sales and management positions, most
                                            recently as President, Commercial Systems.
Harris Ravine............  54     1995      Managing Director of BI Capital, Ltd., and Technology
                                            Investment Advisor for the Broe Companies in Denver,
                                            Colorado. From 1985 to 1994, Mr. Ravine held senior
                                            executive positions with Storage Technology
                                            Corporation, most recently as Executive Vice
                                            President; Chief Administrative Officer and Group
                                            Officer for midrange and UNIX applications. Mr. Ravine
                                            currently sits on the Boards of Amplicon Financial,
                                            Inc., a publicly-held financial services company, and
                                            two privately-held technology companies.

W. DAVID SYKES

     Mr. Sykes, who is expected to become a director if the Merger is consummated, is 40 years old. He founded ANDATACO in November 1986 and has served as its President and Chief Executive Officer since inception. Prior to November 1986, Mr. Sykes served as Vice President of Sales at Western Scientific Marketing, Inc. and was employed in the sales department of Group Three Electronics, a peripherals company.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1996, the IPL Board held eight meetings. All directors who are nominees for reelection attended at least 75% of the meetings of the IPL Board, and of the committees of the IPL Board on which they served, held during the period for which they served.

     IPL has standing Audit, Compensation and Stock Option Committees of the IPL Board but does not have a Nominating Committee or any other committee performing a similar function. The Audit Committee, which consisted of Mr. Ravine and Mr. McMullan, met twice in 1996. The Compensation Committee, which during 1996 consisted of Mr. Ravine and Jeanne Sullivan, a former director, until the 1996 Annual Meeting, and thereafter consisted of Mr. Ravine and Mr. McMullan, held three meetings in 1996.

DIRECTOR COMPENSATION

     Each director who is not an employee of IPL receives a meeting fee of $3,000 for each meeting of the IPL Board which he attends in person and a meeting fee of $1,000 for each meeting of the Audit Committee of the IPL Board which he attends in person as a member of such committee. No additional fees are payable for any meeting of any committee of the IPL Board which is held in connection with a meeting of the IPL Board or for any conference call meeting of the IPL Board or any committee of the IPL Board. In addition, all of the directors who are not employees of IPL are eligible to participate in the 1993 Director Stock Option Plan. Under the plan, such directors are automatically granted initial options to purchase 10,000 shares of IPL Stock upon election as a director or upon any change in such director's status which makes him so eligible (e.g., termination of his employment with IPL while he remains a director), which option have an exercise price equal to the fair market value of the IPL Stock on the date of such election. Options granted under this plan are exercisable with respect to 2,000 shares as of the first annual meeting of shareholders held after such election if and only if the option holder is a member of the IPL Board at the opening of business on that date, and will become exercisable with respect to an additional 2,000 shares in the same manner at each subsequent annual meeting. Furthermore, an additional option for 2,000 shares is automatically granted upon annual reelection as a director, which option will become exercisable at the commencement of business on the first annual meeting thereafter with respect to which the option holder does not have any options issued under this plan becoming exercisable (typically the annual meeting five years thereafter), if and only if the option holder is a member of the IPL Board at the opening of business on the date of such annual meeting.

CONSULTING AGREEMENTS WITH DIRECTORS

     During the fourth quarter of 1996 IPL entered into consulting agreements with each of Mr. McMullan and Mr. Ravine for them to provide consulting services to IPL in addition to their service as directors of IPL. Mr. McMullan was retained to assist senior management in formulating strategy and tactics for distribution of IPL's products, including analysis of alternative distribution channels in different markets and maximization of the competitive differentiation of its products, as well as assistance in identifying and contacting potential corporate distribution partners and participation in meetings with their representatives. Mr. Ravine was retained to assist senior management of IPL in formulating IPL's strategy and tactics for obtaining strategic partners and financing alternatives for any such strategic initiatives, as well as assistance in identifying and contacting potential strategic partners and sources of financing and participation in meetings with their representatives. Under these agreements, Mr. McMullan was paid a $10,000 retainer for ten days of service through the 90-day period ending December 31, 1996 and a retainer of $20,000 is payable to Mr. Ravine for up to twenty days of service through the same period. In addition, they each received a nonstatutory option to purchase 25,000 shares of IPL Stock which vested ratably over the period of their service.

                               EXECUTIVE OFFICERS

     Listed below are the names and ages of all executive officers of IPL as of March 1, 1997 and all positions and offices with IPL held by each such person. Officers are elected annually by the IPL Board and serve until their respective successors are appointed. There is no family relationship among any of the following executive officers nor is there any arrangement or understanding between them and any other person pursuant to which they were to be selected as an executive officer.

            NAME               AGE                           POSITION
-----------------------------  ---   ---------------------------------------------------------
Ronald J. Gellert............  50    President, Chief Executive Officer, Director
Anita D. Buchanan............  54    Vice President of Marketing
Stephen J. Ippolito..........  50    Chairman of the Board, Chief Engineer, Director
Eugene F. Tallone............  57    Vice President of Finance, Treasurer, Chief Financial
                                     Officer

     Mr. Gellert joined IPL as its President and Chief Executive Officer and as a Director in December 1995. Prior to joining IPL, Mr. Gellert held various senior management positions with Sequoia Systems, Inc., a computing technology company, most recently as Vice President/General Manager, Systems Business Unit.

     Ms. Buchanan joined IPL in 1991 as Director of Corporate Communications and Investor Relations, and was named Vice President of Marketing in October 1995. Prior to joining IPL, Ms. Buchanan was Vice President of Marketing and Software Sales for Selecterm, Inc., an IBM industry remarketer and provider of local area network solutions for IBM systems.

     Mr. Ippolito has been Chairman of the Board of IPL and Chief Engineer since 1985 and served as the Acting Chief Executive Officer of IPL from September to December 1995. Mr. Ippolito also served as President of IPL until September 1985 and Treasurer until 1989. If the Merger is consummated, Mr. Ippolito expects to resign as a full-time employee of IPL, but he may continue to be a consultant to the combined business on a part-time basis.

     Mr. Tallone joined IPL in August 1989 as Vice President of Finance, Treasurer and Chief Financial Officer. Prior to joining IPL, Mr. Tallone served as Vice President, Treasure and Chief Financial Officer for Genome Therapeutics Corp., a biotechnology company. Mr. Tallone has previously held senior management positions with Millipore Corporation, G.D. Searle & Co., National Industries and Stewart Warner Corporation.

                             EXECUTIVE COMPENSATION

     The Compensation Committee Report On Executive Compensation set forth below describes the components of IPL's direct compensation program and the policies used in implementing it. To provide a context for considering that information, the following graph shows the cumulative total shareholder return on IPL Stock on a yearly basis over the five-year period ended December 31, 1996, and compares this return with that of the CRSP Total Return Index for the Nasdaq National Market and the CRSP Total Return Industry Index for Nasdaq Computer Manufacturer Stocks.

          COMPARISON OF FIVE YEAR(1) CUMULATIVE TOTAL RETURN(2) AMONG
 IPL SYSTEMS, INC., THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ NATIONAL MARKET AND THE CRSP TOTAL RETURN INDUSTRY INDEX FOR NASDAQ COMPUTER MANUFACTURER STOCKS

                                                         CRSP TOTAL RETURN   CRSP TOTAL RETURN
                                                           INDEX FOR THE       INDEX FOR THE
                                                           NASDAQ STOCK       NASDAQ COMPUTER
        MEASUREMENT PERIOD                                MARKET (U.S. &       MANUFACTURER
      (FISCAL YEAR COVERED)          IPL SYSTMS, INC.        FOREIGN)             STOCKS
1991                                            100.00              100.00              100.00
1992                                             55.00              116.00              134.00
1993                                             42.00              134.00              127.00
1994                                             12.00              131.00              140.00
1995                                             15.00              185.00              220.00
1996                                              9.00              227.00              296.00

---------------

(1) Fiscal year ended December 31.
(2) Total return assumes reinvestment of dividends.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Compensation Committee") of the IPL Board evaluates information supplied by management and makes recommendations to the IPL Board, which determines IPL's compensation program for all executive officers of IPL, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table set forth below. In addition, the Compensation Committee administers IPL's equity incentive plans. The Compensation Committee during 1996 consisted of Mr. Ravine and Jeanne Sullivan, a former director, until the 1996 Annual Meeting, and thereafter consisted of Mr. Ravine and Mr. McMullan.

EXECUTIVE COMPENSATION POLICIES

     IPL's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of IPL, by maintaining a competitive salary structure as compared with other computer technology companies and by aligning compensation with the achievement of business objectives and individual performance objectives. Members of the Compensation Committee are familiar with the compensation practices of a number of companies in the field of computer technology and use published compensation surveys to assist their deliberations. Ultimately, however, the Compensation Committee's compensation determinations are subjective.

     IPL's executive compensation package is composed of three elements: base salary, cash bonuses based on achievement of business objectives and individual performance objectives, and initial and other periodic and special grants of stock options under IPL's equity incentive plans.

     Base Salary. In 1996 base salaries for executive officers other than the CEO were set at competitive levels based primarily on the recommendation of the CEO and assisted by the Compensation Committee's analysis of published compensation surveys reflecting compensation data for computer technology companies. Annual adjustments were made to maintain base salaries at levels competitive with comparable companies and to maintain an equitable relationship between the base salaries of executive officers and overall merit increases for IPL's other employees. In the case of any executive officer joining IPL, base salary was also determined as one component of a total compensation package that had to be competitive with compensation granted by the executive's prior employer and/or other opportunities that might be available to the executive.

     Incentive Bonus. The amount of the bonus component in the total compensation plan for executive officers is established at the beginning of each year (or upon employment, in the case of newly hired executives). The percentage of potential total direct cash compensation that this component represents varies for each officer, and for executive officers other than the CEO it is based on the recommendation of the CEO and the Compensation Committee's assessment of incentives in comparable positions in other companies. In 1996 each quarter's bonus component was only payable if IPL reported a pre-tax profit for the quarter, and 50% of each executive officer's bonus component was based on IPL's broader corporate performance against its financial plan for revenues and/or results of operations. The other half of each executive officer's bonus was based on performance against business objectives related to the individual executive officer's responsibilities, including quantified objectives and, in certain cases, other management objectives that were expected to provide future competitive advantage for IPL. Examples of such individualized objectives included development of sales and service channels, introduction and sales of new products and programs, and management of manufacturing and financial resources. For all executive officers other than the CEO, the quantified business objectives were determined on a quarterly basis by the CEO.

     In July 1996 the Compensation Committee approved an amendment to the bonus plan for executive officers to provide for a draw equal to 50% of each executive's bonus plan for the remaining two months of the third quarter and for the full fourth quarter of 1996. For each quarter this draw was applied to amounts due for any bonus actually earned in that quarter, and if an executive resigned from employment with IPL at any time before 1997, all amounts paid to the executive under this program that were not applied to bonus actually earned were to be recoverable by IPL.

     For IPL's executive officers other than the CEO the 1996 combined bonus targets represented from 38% to 57% of base salary, with 50% of the bonus target being payable based on corporate performance and the remainder based on the individualized bonus targets. IPL only achieved its quarterly corporate performance targets in the first quarter of 1996. The bonuses actually paid to IPL's executive officers other than the CEO during the year represented from 16% to 25% of total cash compensation consisting of base salary and bonus.

     Stock Options. Initial stock option awards for executive officers are individually determined at or prior to employment at levels which are designed to attract qualified executives and in certain cases to be competitive with options granted by their prior employers. Employees from within IPL who are promoted to positions as executive officers typically receive additional option grants to bring their total option grants up to the level that would have been granted to a person hired for such executive officer position from outside IPL. For additional information regarding options awards, see the compensation tables following this report.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The CEO's base salary and annual incentive bonus for 1996 were set by the Compensation Committee based upon the same policies and criteria used for other executive officers. In setting the base salary for Mr. Gellert for 1996, the Compensation Committee considered industry reports as well as compensation data compiled by members of the Compensation Committee.

     In 1996 Mr. Gellert's base salary was determined based primarily on the salary IPL paid for that position in 1995. His bonus was targeted at 50% of his base salary if 100% of the bonus targets were achieved, with a maximum bonus of 100% of his base salary. Portions of his quarterly bonus were to be payable based on achieving pre-tax profit, cash plan and international sales targets based on IPL's annual financial plan. Like the other executive officers, Mr. Gellert's quarterly bonus was initially subject to achieving pre-tax profitability, but in July 1996 he was given the same draw against his bonus for the remainder of 1996 as was provided to the other executive officers of IPL as described above.

     The Compensation Committee at its meeting in July 1996 determined that the strategic planning process for IPL had been substantially completed to the satisfaction of the Committee and granted Mr. Gellert a further option with respect to an additional 25,000 shares, vesting over four years, in satisfaction of the terms of his employment agreement when he joined IPL in December 1995.

     The use of base salary, incentive awards and stock option grants in accordance with the above described policies has resulted in a compensation program that the Compensation Committee believes is fair, competitive and in the best interests of the IPL stockholders.

                                          By the Compensation Committee,

                                          Harris Ravine (Chair)
                                          Cornelius P. McMullan

EXECUTIVE COMPENSATION TABLES

     The following tables set forth certain compensation information for the individuals who served as the Chief Executive Officer of IPL at any time during 1996 and each of the three other most highly compensated executive officers of IPL who earned at least $100,000 in total annual salary and bonus in 1996.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                ANNUAL COMPENSATION             AWARDS
                                          --------------------------------   -------------
                                                             OTHER ANNUAL     SECURITIES       ALL OTHER
           NAME AND                       SALARY    BONUS    COMPENSATION     UNDERLYING     COMPENSATION
      PRINCIPAL POSITION         YEAR       ($)      ($)          ($)         OPTIONS (#)       ($)(1)
-------------------------------  ----     -------   ------   -------------   -------------   -------------
Ronald J. Gellert..............  1996     186,010   47,283       1,715(2)        25,000           448
  President and Chief            1995(4)   14,231        0           0          115,000            30
  Executive Officer(3)
Anita D. Buchanan..............  1996     105,808   20,175           0           15,000           284
  Vice
    President -- Marketing(5)..  1995      90,950   13,851           0           15,000           127
                                 1994      90,950   11,045           0            5,000(6)        227
Stephen J. Ippolito............  1996     132,673   28,842           0           15,000           337
  Chairman and Chief             1995     179,509   36,037           0                0           243
  Engineer                       1994     175,000   64,114           0           35,000(6)        430
Eugene F. Tallone..............  1996     119,911   37,989           0           15,000           311
  Vice President -- Finance and  1995     118,996   65,704           0                0           161
  Chief Financial Officer        1994     111,000   69,871           0           18,000(6)        550

---------------

(1) The reported amounts consist of premiums paid by IPL on behalf of the named executive officers for life insurance benefits.

(2) This amount represents the premium on a personal life insurance policy that IPL paid pursuant to Mr. Gellert's employment contract.

(3) Mr. Gellert has served as President and Chief Executive Officer since joining IPL in December 1995.

(4) Includes compensation for only the portion of 1995 during which Mr. Gellert was employed by IPL. Under the terms of Mr. Gellert's employment agreement, his annual base salary is $185,000.

(5) Ms. Buchanan has served as an executive officer of IPL since October 1995; previously, she had been an employee.

(6) Represents shares subject to options granted in 1993 or earlier which are deemed to have been regranted in 1994 due to the repricing to market value at December 29, 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL OPTIONS                           POTENTIAL
                                 ------------------------------------------------------      REALIZABLE VALUE
                                 NUMBER OF                                                  AT ASSUMED ANNUAL
                                 SECURITIES    % OF TOTAL                                     RATES OF STOCK
                                 UNDERLYING  OPTIONS GRANTED   EXERCISE OR                  PRICE APPRECIATION
                                  OPTIONS     TO EMPLOYEES     BASE PRICE    EXPIRATION     FOR OPTION TERM(1)
                                 GRANTED(#)  IN FISCAL 1996     ($/SHARE)     DATE(2)       5%($)       10%($)
                                 ---------   ---------------   -----------   ----------     -----       ------
Ronald J. Gellert..............    25,000          12.9%          $2.50        7/24/02      8,693       31,614
Anita D. Buchanan..............    15,000           7.8%          $2.50        7/24/02      5,216       18,968
Stephen J. Ippolito............    15,000           7.8%          $2.50        7/24/02      5,216       18,968
Eugene F. Tallone..............    15,000           7.8%          $2.50        7/24/02      5,216       18,968

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of IPL Stock. No gain to the optionees is possible without an increase in price of IPL Stock, which will benefit all shareholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of IPL Stock would be have to be approximately 14% and 50% above the exercise price, or approximately $2.85 and $3.76 for options with a $2.50 exercise price.

(2) These dates reflect the sixth anniversary of the date of grant.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
                                SHARES ACQUIRED    VALUE      FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(1)
                                  ON EXERCISE     REALIZED       EXERCISABLE/              EXERCISABLE/
             NAME                     (#)           ($)          UNEXERCISABLE             UNEXERCISABLE
------------------------------  ---------------   --------   ---------------------   -------------------------
Ronald J. Gellert.............         0              0        23,000/117,000                   0/0
Anita D. Buchanan.............         0              0         4,000/29,000                    0/0
Stephen J. Ippolito...........         0              0        35,000/15,000                    0/0
Eugene F. Tallone.............         0              0        22,000 /15,000                   0/0

---------------

(1) Based on the difference between the option exercise price and the fair market value of the underlying IPL Stock as of December 31, 1996, which for this purpose is the reported last sale price of $1.813 on Tuesday, December 31, 1996.

EXECUTIVE SEVERANCE AND EMPLOYMENT AGREEMENTS

     Mr. Gellert, Ms. Buchanan and Mr. Tallone each has an Executive Severance Agreement (a "Severance Agreement") which provides that they will be entitled to payments under certain circumstances following a change in control of IPL (as defined below). The Severance Agreements were for an initial two-year term expiring December 31, 1995, and are subject to automatic renewal for successive one-year terms unless prior written notice of nonrenewal is given. The Severance Agreements provide that in the event an executive officer's employment is terminated by IPL, other than for cause (as defined below) or by the executive for good reason (as defined below) following a change in control (as defined below), IPL will make a lump sum severance payment to the executive officer of up to one year's salary and one year's potential bonus based on prior achievement. The potential bonus is the greatest of (i) the average of the executive's last two annual bonuses and (ii) the most recent annual bonus, in each case calculated on an annualized basis. Upon such termination, the Severance Agreements also provide for (i) participation in the life, accident and health insurance plans of IPL for such period except to the extent such benefits are provided by a subsequent employer, (ii) in certain circumstances, legal costs and relocation expenses associated with such termination, and (iii) in the case of Mr. Gellert, acceleration of vesting of his options. The Severance Agreements only require that IPL pay those legal expenses, if any, incurred in connection with the executive's termination after a change in control of IPL and (i) contesting or disputing the executive's termination, (ii) seeking to obtain or enforce any right under the Severance Agreement or (iii) defending any tax audit or proceeding regarding treatment of any payment or benefit under the Severance Agreement as an "excess parachute payment". The Severance Agreements also only require that IPL pay relocation expenses to the extent the executive moves in pursuit of other business opportunities within one year of termination and is not reimbursed by another employer.

     Each Severance Agreement generally defines change in control, termination of employment for cause and good reason as follows, which definitions are qualified in their entirety by the full text of the agreement filed as Exhibit
10.6 to IPL's Amendment No. 1 to and Restatement of Annual Report on Form 10-K/A for the year ended December 31, 1996.

     "Change in control" means a change in control of IPL of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, that, without limitation, such a change in control shall be deemed to have occurred if: (i) any person or group of affiliates or associates has acquired, acquires, or obtains the rights to acquire, beneficial ownership (as defined in Rule 13d-1 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of IPL's then outstanding securities; (ii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the stockholders of IPL was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease to constitute a majority of the Board; or (iii) the stockholders of IPL approve a merger of IPL with any other corporation, other than (A) a merger which would result in the voting securities of IPL outstanding immediately prior to such merger continuing to represent at least 50% of the combined voting securities of IPL or such surviving entity outstanding immediately after such merger or (B) a merger effected to implement a recapitalization of IPL (or similar transaction) in which no person acquires 30% or more of the combined voting power of IPL's then outstanding securities; or (iv) the stockholders of IPL approve a plan of complete liquidation of IPL or an agreement for the sale or disposition by IPL of all or substantially all of IPL's assets.

     "Termination of employment for cause" means termination upon (i) the willful and continued failure by the executive to substantially perform his duties with IPL (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure), or
(ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to IPL, monetarily or otherwise.

     "Good reason" means (i) during the nine (9) month period following a change in control, a good faith determination by the executive that, as a result of such change in control, he is not able to discharge his duties effectively or
(ii) without the executive's express written consent, the occurrence after a change in control of any of the following circumstances:(A) the assignment to the executive of any duties inconsistent (except in the nature of a promotion) with the position in IPL that he held immediately prior to the change in control or a substantial adverse alteration in the nature or status of his position or responsibilities or the conditions of his employment from those in effect immediately prior to the change in control; (B) a reduction by IPL in the executive's annual base salary; (C) IPL's requiring the executive to be based more than twenty-five (25) miles from IPL's offices at which he was principally employed immediately prior to the date of the change in control except for required travel on IPL's business to an extent substantially consistent with his present business travel obligations; (D) the failure by IPL to pay to the executive any portion of his current compensation or compensation under any deferred compensation program of IPL, within seven (7) days of the date such compensation is due; (E) the failure by IPL to continue in effect any material compensation or benefit plan, or to provide benefits to the executive, on a basis not materially less favorable, both in terms of the amount of benefits provided to the executive and the level of his participation relative to other participants, than existed at the time of the change in control; or (F) any purported termination of the executive's employment which is not effected pursuant to the terms of the Severance Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee during the year ended December 31, 1996 is or has been an officer or employee of IPL.

CERTAIN TRANSACTIONS

     IPL has an agreement, entered into in January 1995, to provide contract engineering services to Firecracker Technology Corp. ("FT Corp"), a private company established and owned by Stephen J. Ippolito to develop certain computer components for personal computers and PC servers, a market outside of IPL's current business. IPL is currently providing these services through three engineers hired for this project, who are managed by Mr. Ippolito. The amount of these services, which are charged to FT Corp at a 2% mark-up over cost based on an allocation of all overhead and employment expenses, totalled $130,070 for two full-time equivalent engineers during 1996. In addition, in recognition of Mr. Ippolito's work on these FT Corp matters, his base salary payable by IPL was reduced by 25% during 1996. In exchange for IPL's services, IPL has a right to purchase at the lowest price (as defined), and on other terms no less favorable than those at which FT Corp is then selling to third parties, any products developed by IPL pursuant to the agreement. The agreement may be terminated by either party on thirty days notice and contains certain mutual nonsolicitation covenants which continue after termination and which provide for transfer of the project employees to FT Corp.

                       PROPOSAL TO AMEND THE EQUITY PLAN

GENERAL

     In March 1996, the IPL Board adopted the 1996 Equity Incentive Plan (the "1996 Equity Plan") as part of a new initiative to provide more equity incentives for certain key employees and to a broader range of employees and consultants. The purpose of the 1996 Equity Plan was to attract and retain key employees and consultants, to provide an incentive for them to assist IPL to achieve long-range performance goals and to enable them to participate in the longterm growth of IPL.

     Prior to the establishment of the 1996 Equity Plan, the IPL Board granted an incentive stock option (the "1995 Equity Plan") with respect to 115,000 shares of IPL Stock to Ronald J. Gellert upon his election as the President and Chief Executive Officer of IPL. The 1995 Equity Plan was granted on the same terms as IPL's 1991/1993 Consolidated Equity Plan (the "1993 Plan"), but was treated as a separate plan because there were not sufficient shares available under the 1993 Plan to cover the 1995 Equity Plan. At the 1996 Annual Meeting, IPL stockholders approved a proposal to consolidate the 1996 Equity Plan with the 1995 Equity Plan into a single plan to be known as the "IPL Systems, Inc. 1996 Consolidated Equity Incentive Plan" (the "Equity Plan").

     Currently awards may be made under the Equity Plan for up to 650,000 shares of IPL Stock and awards to any individual are subject to a 250,000 share limitation, subject to adjustment for stock splits, stock dividends and certain transactions affecting IPL's capital stock.

     The Equity Plan as it is proposed to be amended is set forth as the "IPL 1996 Consolidated Equity Incentive Plan" in Annex IV to this Proxy Statement.

ADMINISTRATION AND ELIGIBILITY

     The Equity Plan provides for the grant of stock options (incentive and nonstatutory) and stock appreciation rights (the "Awards"). Approximately 44 people are currently eligible to participate in the Equity Plan, including IPL's officers, directors, employees and consultants. Awards under the Equity Plan may be granted to Eligible Persons as determined by the full IPL Board or by a committee of at least two members of the IPL Board, each of whom is intended to qualify as a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act. The IPL Board has designated the Compensation Committee of the IPL Board to administer the plan.

     The amount of Awards to be received under the Equity Plan by each of the executive officers named in the Summary Compensation Table, the current executive officers of IPL as a group, all current directors who are also consultants to IPL and all employees, including all current officers of IPL who are not executive officers, as a group, is not determinable because it is in the discretion of the Compensation Committee. For details on options granted during the last fiscal year under the Equity Plan to certain executive officers, see "EXECUTIVE COMPENSATION -- Executive Compensation Tables". In general, as of April 25, 1997, stock options to purchase an aggregate of 356,500 shares of IPL Stock had been granted under the Equity Plan. Of the foregoing, options to purchase an aggregate of 185,000 shares of IPL Stock had been granted to four current executive officers, options to purchase an aggregate of 50,000 shares of IPL Stock had been granted to two current directors who are not executive officers, and options to purchase an aggregate of 121,500 shares of IPL Stock had been granted to all other employees. After taking into account shares available as a result of cancellation of options granted under the Equity Plan, 348,500 shares of IPL Stock remain available for Awards under the Equity Plan. No Awards other than stock options have been granted under the Equity Plan. The closing price of the IPL Stock on April 25, 1997 as reported by the Nasdaq Stock Market was $1.625 per share.

PURCHASE TERMS AND PRICE

     Awards under the Equity Plan are granted at the discretion of the Compensation Committee or the IPL Board, which determines the Eligible Persons to whom, and the times at which, Awards shall be granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award granted. However, while the Compensation Committee has discretion in granting Awards, the plan contains the following limitations:

     Stock Options. The exercise price of stock options may not be less than 100% of the fair market value of IPL Stock on the date of the grant; provided, however, that in the case of a nonstatutory stock option granted to a new employee of IPL within 90 days of the date of employment, the exercise price may be less than 100% of fair market value on the date of such Award so long as such price is not less than 100% of fair market value at the date of employment. No option granted under the Equity Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee. There is no limit in the Equity Plan for the term of options granted thereunder, but for tax purposes the term of any incentive stock option ("ISO") may not exceed ten years and for other reasons the Compensation Committee may otherwise provide a shorter term for options granted under the Equity Plan.

     Stock Appreciation Rights. The exercise price of any stock appreciation right ("SAR") may not be less than 50% of the fair market value of the IPL Stock on the date of the grant, or in the case of SARs in tandem with options, the exercise price of the related options; provided, however, that (i) in the case of an SAR granted to a new employee of IPL within 90 days of the date of employment, the exercise price may be less than 100% of fair market value on the date of such Award so long as such price is not less than 100% of fair market value at the date of employment, and (ii) in the case of an SAR granted in tandem with a Stock Option, the exercise price may be less than 100% of fair market value on the date of such Award so long as such exercise price is not less than the exercise price of the related Stock Option.

     The Equity Plan provides that the number of shares that may be subject to Awards for any individual shall not exceed in the aggregate more than 250,000 shares (subject to adjustment for stock splits and similar capital changes). In addition, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any IPL Stock or other equity security offered under the Equity Plan to an executive officer of IPL may not be sold for at least six months after acquisition or, in the case of a stock option, for at least six months after the grant of the option, and (ii) any option, SAR or other similar right related to an equity security, issued under the plan to an executive officer shall not be transferable by such person other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan.

     If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction is allowed to IPL for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of IPL Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the twoyear and one-year holding periods described above (a "disqualifying disposition") then (i) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (ii) IPL is entitled to deduct such amount for federal income tax purposes. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to IPL. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (i) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (ii) IPL receives a tax deduction for the same amount, subject to applicable withholding requirements. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by IPL.

VOTE REQUIRED

     The affirmative vote by the holders of a majority in interest of the shares of IPL Stock present, or represented, and entitled to vote at the meeting is required to approve the proposed amendments to the Equity Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of negative votes.

     The IPL Board has voted, subject to the approval of the IPL stockholders and the consummation of the Merger, to increase the aggregate number of shares of IPL Stock that may be subject to grants under the Equity Plan from 650,000 to 2,500,000, and to increase the number of shares that may be subject to Awards for any individual from 250,000 to 1,000,000, in each case, subject to adjustment for stock splits, stock dividends and certain other transactions affecting IPL's capital stock. IPL believes that this increase is necessary and appropriate because the Merger would result in a four-fold increase in the number of outstanding shares of IPL Stock. Furthermore, most ANDATACO employees have never been granted stock options. The amendment would permit grants under the Equity Plan to such ANDATACO employees. The IPL Board believes that a policy of granting stock options to large numbers of employees helps align the interests of the employees with those of stockholders, plays a significant role in attracting qualified employees and may reduce employee turnover.

     THE IPL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE EQUITY PLAN PROPOSAL.

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires IPL's directors and executive officers, and persons who own more than ten percent of a registered class of IPL's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of IPL Stock and other equity securities of IPL. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulation to furnish IPL with copies of all Section 16(a) forms they file.

     To IPL's knowledge, based solely on review of the copies of such forms furnished to IPL and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to ten-percent stockholders known to IPL were complied with and all Section 16(a) filing requirements applicable to its officers and directors were timely met.

                              IPL SHARE OWNERSHIP

     The following table sets forth certain information regarding the ownership of IPL Stock as of March 1, 1997 by (i) persons known by IPL to be beneficial owners of more than 5% of its outstanding IPL Stock, (ii) the directors and nominees for election as directors of IPL, (iii) the Chief Executive Officer and each of the four most highly compensated executive officers of IPL other than the Chief Executive Officer, (iv) persons who served as Chief Executive Officer of IPL at any time during 1996, and (v) all current executive officers and directors of IPL as a group. Unless otherwise indicated in the footnotes to the table, these beneficial owners have sole voting power and sole investment power over the shares they own. If the Merger is consummated, Mr. Sykes will beneficially own up to 18,258,702 shares, or approximately 74.4%, of the shares of IPL Stock outstanding, and Mr. Hudzik will beneficially own up to 91,294 shares, or approximately 0.4% of the shares of IPL Stock outstanding.

                                                    IPL STOCK WITHOUT GIVING      IPL STOCK AFTER GIVING
                                                      EFFECT TO THE MERGER         EFFECT TO THE MERGER
                                                    ------------------------     ------------------------
                                                    AMOUNT OF                    AMOUNT OF
                                                    BENEFICIAL      PERCENT      BENEFICIAL      PERCENT
                 BENEFICIAL OWNER                   OWNERSHIP      OF CLASS      OWNERSHIP      OF CLASS
--------------------------------------------------  ----------     ---------     ----------     ---------
Stephen J. Ippolito...............................     926,412(2)    16.3%          926,412(2)     3.8%
  IPL Systems, Inc.
  124 Acton Street
  Maynard, MA 01754

Ronald J. Gellert.................................      23,000(3)        *           23,000(3)(4)       *

Anita D. Buchanan.................................       4,000(3)        *            4,000(3)        *

Eugene F. Tallone.................................      22,000(3)        *           22,000(3)        *

Cornelius P. McMullan.............................      27,000(3)        *           27,000(3)        *

Harris Ravine.....................................      27,000(3)        *           27,000(3)        *

All executive officers and directors as a group (6
  persons)........................................   1,029,412(5)    17.8%        1,029,412(5)     4.2%

---------------

*Indicates less than 1%.

(1) Assumes 18,486,936 shares of IPL Stock are issued in the Merger.

(2) Includes 35,000 shares which may be acquired within 60 days after March 1, 1997 upon the exercise of options and which are treated as outstanding for purposes of computing the percentage.

(3) Consists of shares which may be acquired within 60 days after March 1, 1997 upon the exercise of options and which are treated as outstanding for purposes of computing the percentage.

(4) Does not include options with respect to 117,000 shares of IPL Stock that shall become fully exercisable after the Merger if Mr. Gellert's employment is terminated under circumstances set forth in the executive severance agreement between Mr. Gellert and IPL. See "EXECUTIVE COMPENSATION -- Executive Severance and Employment Agreements."

(5) Includes 138,000 shares which may be acquired within 60 days after March 1, 1997 upon the exercise of options and which are treated as outstanding for purposes of computing the percentage.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and related financial statement schedules of IPL Systems, Inc. as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 included in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to an uncertainty about the ability of IPL to continue as a going concern).

     The balance sheets of ANDATACO as of October 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended October 31, 1996, have been audited by Price Waterhouse LLP, independent accountants, as stated in their reports appearing herein.

                             STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in IPL's proxy materials for the 1998 annual meeting, it must be received by IPL at IPL Systems, Inc., 124 Acton Street, Maynard, Massachusetts 01754, Attention: Clerk, no later than December 20, 1997.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
IPL HISTORICAL FINANCIAL STATEMENTS
Report of Independent Accountants of IPL..............................................  F-2

Consolidated Balance Sheets as of December 31, 1996 and 1995..........................  F-3

Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and
  1994................................................................................  F-4

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996,
  1995 and 1994.......................................................................  F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and
  1994................................................................................  F-6

Notes to Consolidated Financial Statements, years ended December 31, 1996, 1995 and
  1994................................................................................  F-7

ANDATACO HISTORICAL FINANCIAL STATEMENTS
Report of Independent Accountants of ANDATACO.........................................  F-15

Balance Sheet as of January 31, 1997 (unaudited) and October 31, 1996 and 1995........  F-16

Statement of Operations for the three months ended January 31, 1997 (unaudited) and
  1996 (unaudited) and the years ended October 31, 1996, 1995 and 1994................  F-17

Statement of Shareholder's Equity for the three months ended January 31, 1997
  (unaudited) and the years ended October 31, 1996, 1995 and 1994.....................  F-18

Statement of Cash Flows for the three months ended January 31, 1997 (unaudited) and
  1996 (unaudited) and the years ended October 31, 1996, 1995 and 1994................  F-19

Notes to Financial Statements.........................................................  F-20

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of
  IPL Systems, Inc.
Maynard, Massachusetts

     We have audited the accompanying consolidated balance sheets of IPL Systems, Inc. and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of IPL Systems, Inc. and its subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's losses from operations and past and anticipated cash flow deficiencies raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 14 to the consolidated financial statements, the Company has signed a Definitive Agreement of Merger and Reorganization dated as of February 28, 1997 with anDATAco and taken certain other related actions.

                                            /s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 21, 1997
  (Except for Note 14, for which
  the date is March 7, 1997)

                               IPL SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                       1996            1995
                                                                   ------------     -----------
                                            ASSETS
Current Assets:
     Cash and equivalents........................................  $  2,274,080     $ 3,595,268
     Accounts receivable -- trade (net of allowance for doubtful
       accounts of $353,000 and $2,111,000)......................     2,391,330       4,018,511
     Inventories.................................................     3,891,466       3,375,652
     Prepaid expenses and other current assets...................       428,289         404,564
                                                                   ------------     -----------
          Total current assets...................................     8,985,165      11,393,995
                                                                   ------------     -----------
Equipment, Fixtures and Leasehold Improvements:
     Manufacturing equipment.....................................     4,931,807       4,883,499
     Office equipment and fixtures...............................     2,190,977       2,319,517
     Customer support equipment..................................     3,103,577       3,500,011
     Leasehold improvements......................................     1,338,598       1,334,788
                                                                   ------------     -----------
                                                                     11,564,959      12,037,815
     Less accumulated depreciation and amortization..............     9,935,858       9,689,630
                                                                   ------------     -----------
                                                                      1,629,101       2,348,185
                                                                   ------------     -----------
                                                                   $ 10,614,266     $13,742,180
                                                                   ============     ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Trade accounts payable......................................  $  3,188,660     $ 3,583,605
     Accrued payroll expenses....................................       391,554         827,026
     Accrued restructuring expenses..............................       291,773         594,782
     Other accrued expenses......................................       192,307         193,959
                                                                   ------------     -----------
          Total current liabilities..............................  $  4,064,294     $ 5,199,372
                                                                   ------------     -----------
Stockholders' Equity:
     Class A common stock, $.01 par value -- authorized,
       20,000,000 shares; issued and outstanding, 5,633,819
       shares and 5,200,590 shares at December 31, 1996 and 1995,
       respectively..............................................        56,338          52,006
     Class C common stock, $.01 par value -- authorized,
       2,250,000 shares; issued and outstanding, 386,929 shares
       at December 31, 1995......................................            --           3,869
     Additional paid-in capital..................................    17,378,568      17,230,023
     Deficit.....................................................   (10,884,934)     (8,743,090)
                                                                   ------------     -----------
          Total stockholders' equity.............................     6,549,972       8,542,808
                                                                   ------------     -----------
                                                                   $ 10,614,266     $13,742,180
                                                                   ============     ===========

                See notes to consolidated financial statements.

                               IPL SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                          1996           1995            1994
                                                       -----------    -----------    ------------
Revenues:
     Product.........................................  $14,593,901    $22,952,315    $ 27,511,453
     Service.........................................    2,470,531      1,811,500       2,437,072
                                                       -----------    -----------    ------------
                                                        17,064,432     24,763,815      29,948,525
                                                       -----------    -----------    ------------
Costs and Expenses:
     Cost of sales...................................    9,488,716     15,251,668      26,938,094
     Selling, general and administrative expenses....    8,501,768     11,436,222      15,759,705
     Engineering and development.....................    1,438,936      1,317,299       1,784,113
     Restructuring expenses (income).................     (100,000)       496,880       1,970,587
                                                       -----------    -----------    ------------
                                                        19,329,420     28,502,069      46,452,499
                                                       -----------    -----------    ------------
Operating Loss.......................................   (2,264,988)    (3,738,254)    (16,503,974)
Other Income:
     Interest........................................      118,922        199,568         162,857
     Other, net......................................        4,222         74,923         124,906
                                                       -----------    -----------    ------------
Loss before income tax benefit.......................   (2,141,844)    (3,463,763)    (16,216,211)
Income tax benefit -- Federal........................           --             --      (1,170,000)
Net loss.............................................  $(2,141,844)   $(3,463,763)   $(15,046,211)
                                                       ===========    ===========    ============
Net loss per common and common equivalent share......  $     (0.38)   $     (0.63)   $      (2.80)
                                                       ===========    ===========    ============
Common and common equivalent shares used in
  calculation of net loss per share..................    5,617,926      5,469,177       5,381,519
                                                       ===========    ===========    ============

                See notes to consolidated financial statements.

                               IPL SYSTEMS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                       COMMON STOCK
                                         ---------------------------------------
                                          CLASS A (VOTING)      CLASS C (VOTING)    ADDITIONAL      RETAINED
                                         -------------------   -----------------      PAID-IN       EARNINGS
                                          SHARES     AMOUNT     SHARES    AMOUNT      CAPITAL       (DEFICIT)        TOTAL
                                         ---------   -------   --------  -------    -----------   ------------   ------------
Balance, January 1, 1994...............  4,501,776   $45,018    879,743  $ 8,797    $16,577,458   $  9,766,884   $ 26,398,157
  Net loss for the year................         --       --          --       --             --    (15,046,211)   (15,046,211)
                                         ---------   -------   --------  -------    -----------   ------------   ------------
Balance, December 31, 1994.............  4,501,776   45,018     879,743    8,797     16,577,458     (5,279,327)    11,351,946
  Net loss for the year................         --       --          --       --             --     (3,463,763)    (3,463,763)
  Exercise of stock options............    206,000    2,060          --       --        652,565             --        654,625
  Conversion of Class C to Class A
    stock..............................    492,814    4,928    (492,814)  (4,928)            --             --             --
                                         ---------   -------   --------  -------    -----------   ------------   ------------
Balance, December 31, 1995.............  5,200,590   52,006     386,929    3,869     17,230,023     (8,743,090)     8,542,808
  Net loss for the year................         --       --          --       --             --     (2,141,844)    (2,141,844)
  Exercise of stock options............     46,300      463          --       --        122,517             --        122,980
  Consultant's stock option
    compensation.......................         --       --          --       --         26,028             --         26,028
  Conversion of Class C to Class A
    stock..............................    386,929    3,869    (386,929)  (3,869)            --             --             --
                                         ---------   -------   --------  -------    -----------   ------------   ------------
Balance, December 31, 1996.............  5,633,819   $56,338         --  $    --    $17,378,568   $(10,884,934)  $  6,549,972
                                         =========   =======   ========  =======    ===========   ============   ============

                See notes to consolidated financial statements.

                               IPL SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                          1996           1995            1994
                                                       -----------    -----------    ------------
Cash Flows from Operating Activities:
  Net loss...........................................  $(2,141,844)   $(3,463,763)   $(15,046,211)
  Adjustments to reconcile net loss to net cash (used
     for) provided by operating activities:
     Depreciation and amortization...................      976,561      1,213,005       2,614,596
     Loss on the sale of equipment and fixtures......       27,479         27,072          46,223
     Consultant's stock option compensation..........       26,028             --              --
     Noncash restructuring expenses..................           --             --       1,185,790
     Bad debt expense (recoveries)...................     (432,535)    (1,374,995)      3,173,526
     Inventory reserves..............................      409,473     (1,422,474)      1,382,055
     Changes in assets and liabilities:
          Accounts receivable -- trade...............    2,059,716      5,971,339       6,279,971
          Inventories................................     (925,287)     1,107,188       3,436,420
          Prepaid expenses and other current
            assets...................................      (23,725)       (46,599)        177,095
          Refundable income taxes....................           --      1,425,000         475,000
          Deferred income taxes......................           --             --         395,000
          Trade accounts payable and accrued payroll
            expenses.................................     (832,069)    (2,248,464)     (4,506,131)
          Accrued restructuring expenses.............     (303,009)        35,496         559,286
                                                       -----------    -----------    ------------
               Total adjustments.....................      982,632      4,686,568      15,218,831
               Net cash (used for) provided by
                 operating activities................   (1,159,212)     1,222,805         172,620
                                                       -----------    -----------    ------------
Cash Flows from Investing Activities:
     Additions to equipment, fixtures and leasehold
       improvements..................................     (298,895)      (568,488)     (2,064,398)
     Proceeds from sale of equipment and fixtures....       13,939         47,514              --
                                                       -----------    -----------    ------------
               Cash used for investing activities....     (284,956)      (520,974)     (2,064,398)
                                                       -----------    -----------    ------------
Cash Flows from Financing Activities:
     Exercise of stock options.......................      122,980        654,625              --
Cash and Equivalents:
     Net (decrease) increase.........................   (1,321,188)     1,356,456      (1,891,778)
     Balance, beginning of year......................    3,595,268      2,238,812       4,130,590
                                                       -----------    -----------    ------------
     Balance, end of year............................  $ 2,274,080    $ 3,595,268    $  2,238,812
                                                       ===========    ===========    ============
Supplemental Disclosure Of Cash Flow Information:
     Income taxes paid...............................  $    53,000    $        --    $     23,000
                                                       ===========    ===========    ============

                See notes to consolidated financial statements.

                               IPL SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.  INDUSTRY

     IPL Systems, Inc. (the "Company"), founded in 1973, provides open architecture database storage solutions for multi-host computer environments. The Company supplies its products through direct, indirect and Original Equipment Manufacturer ("OEM") sales and service channels throughout the world.

2.  GOING CONCERN MATTERS

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, during the years ended December 31, 1996, 1995 and 1994, the Company incurred net losses of $2,141,844, $3,463,763 and $15,046,211, respectively, and net cash used for operating activities totaled $1,159,212 in 1996. In addition, the Company anticipates, absent corrective actions, a cash flow deficiency during 1997. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.

     The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern within the next year is dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, and/or to obtain additional financing as may be required. In the long-term, its success is dependent ultimately on the attainment of successful operational results.

     Management believes that a successful merger, as discussed in Note 14, will allow the Company to realize certain cost savings, further penetrate the rapidly expanding open architecture storage market and provide sufficient working capital to sustain operations through 1997. In the absence of such a merger, management believes, based on its cash flow estimates, that overhead cost burdens could be reduced in order to provide a break-even cash flow and result in the Company's continuance as a going concern only if revenue levels are substantially increased over current levels. If revenue levels do not increase, the Company would likely be forced to either liquidate assets or seek outside sources of financing, which, if available at all, may not be available on reasonable terms.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates -- The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. In 1996 and 1995, the allowance for doubtful accounts was reduced by $1,758,000 and $1,557,000, respectively, principally as a result of partial collection of previously reserved balances.

     Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, IPL Investments, Inc. and IPL International Sales Corporation. All intercompany accounts and transactions have been eliminated.

     Fair Value -- The fair value of assets and liabilities representing financial instruments approximates their carrying value.

     Cash and Equivalents -- For purposes of reporting cash flows, cash and equivalents include cash on hand and amounts on short-term deposit with banks or other financial institutions.

                               IPL SYSTEMS, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     Inventories -- Inventories are stated at the lower of cost (based on the first-in, first-out method) or market.

     At December 31, 1996, the Company was in the process of a product transition. Inventory levels at that time reflect raw materials, work-in-process, and finished goods relating to new and existing products. Management has developed a program to reduce inventory to desired levels over the near term and believes no loss will be incurred on its disposition.

     Equipment, Fixtures and Leasehold Improvements -- Maintenance, repairs and minor renewals are charged to operations as incurred. Depreciation of equipment and fixtures is computed by the straight-line method over the estimated useful lives of the assets which range between two and seven years. Leasehold improvements are amortized over the term of the lease or the useful lives of the assets, whichever is shorter. Customer support inventory is valued at cost when available for service and is amortized over a four-year period using the straight-line method. The Company continually reviews its equipment, fixtures and leasehold improvements to determine that the carrying values have not been impaired.

     Stock-Based Compensation -- Effective January 1, 1995, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 requires that the fair values of stock-based compensation to employees and non-employees be either disclosed or reported in the consolidated financial statements. Compensation expense associated with awards of stock or options to employees is measured using the intrinsic value method. Compensation expense associated with awards to non-employees is measured using a fair value method. The effect of adopting SFAS No. 123 for the year ended December 31, 1996 was to increase net loss by $26,028.

     Revenue Recognition -- Product and parts sales are recorded when shipped under the terms of firm purchase contracts. Service revenue includes parts sales, warranty, extended warranty and repairs charges. Warranty and extended warranty revenue for contracts for which the liability for on-site service and component replacement have been transferred to or assumed by third parties are recognized at time of sale together with the associated costs. For those contracts which the Company is liable for any portion of on-site service or component replacement, the Company recognizes that portion of the warranty and extended warranty income and expense ratably over the contract period.

     Income Taxes -- The Company utilizes the liability method of accounting for income taxes. Deferred taxes are based on the difference between the financial statement and tax bases of assets and liabilities, and the deferred tax expense or credit represents the change in the deferred tax asset or liability balance.

     Loss Per Share -- Loss per common and common equivalent share is computed based on the weighted average number of shares outstanding and the dilutive effect (when applicable) of common share equivalents based on the treasury stock method. Common share equivalents are not included in loss periods as the effect is anti-dilutive.

     Reclassifications -- Certain amounts in the 1995 and 1994 consolidated financial statements have been reclassified to conform with the 1996 presentation.

                               IPL SYSTEMS, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

4.  INVENTORIES

     Inventories consist of the following at December 31:

                                                           1996               1995
                                                        ----------         ----------
          Raw materials...............................  $1,764,001         $1,460,423
          Work-in-process.............................     976,978            651,245
          Finished goods..............................   1,150,487          1,263,984
                                                        ----------         ----------
                                                        $3,891,466         $3,375,652
                                                        ==========         ==========

5.  INCOME TAXES

     Income tax expense (benefit) consists of the following for the years ended December 31:

                                                 1996           1995           1994
                                               ---------     ----------     -----------
          Current -- federal.................  $      --     $       --     $(1,565,000)
          Deferred:
               Federal.......................   (711,000)      (974,000)     (4,255,000)
               State.........................   (101,000)      (305,000)     (1,125,000)
               Change in valuation
                 allowance...................    812,000      1,279,000       5,775,000
                                               ---------     ----------     -----------
                                               $      --     $       --     $(1,170,000)
                                               =========     ==========     ===========

     The following is a reconciliation between the actual income tax benefit and income taxes computed by applying the statutory federal income tax rate to loss before income tax benefit for the years ended December 31:

                                                     1996          1995          1994
                                                     -----         -----         -----
          U.S. federal statutory rate..............  (35.0)%       (35.0)%       (35.0)%
          Change in valuation allowance............   37.9          36.9          35.6
          Benefit of prior year tax credits........     --            --          (5.3)
          Other, net...............................   (2.9)         (1.9)         (2.5)
                                                     -----         -----         -----
                                                       0.0%          0.0%         (7.2)%
                                                     =====         =====         =====

     The tax effects of significant items comprising the Company's deferred tax assets as of December 31 are as follows:

                                                           1996              1995
                                                        -----------       -----------
          Reserves and accruals not currently
            deductible:
               Accounts receivable....................  $   141,000       $   865,000
               Inventory..............................      409,000           238,000
               Warranty...............................      352,000           294,000
               Compensation...........................       41,000            56,000
               Restructuring..........................      117,000           238,000
               Other..................................        1,000           131,000
                                                        -----------       -----------
                                                          1,061,000         1,822,000
          Depreciation................................      258,000           467,000
          Loss carryforward amounts...................    6,063,000         4,280,000
          Tax credits.................................      944,000           945,000
                                                        -----------       -----------
                                                          8,326,000         7,514,000
          Valuation allowance.........................   (8,326,000)       (7,514,000)
                                                        -----------       -----------
                                                        $        --       $        --
                                                        ===========       ===========

                               IPL SYSTEMS, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     The Company has approximately $13,652,000 in net federal operating loss carryforwards which expire through 2011, and approximately $25,703,000 in state operating loss carryforwards which expire through 2001. The ability of the Company to utilize these loss carryforward amounts will be limited in the event of a change in control, as defined by the Internal Revenue Code. The change in the valuation allowance represents the amount required to fully reserve against the recorded deferred tax assets, due to uncertainty about their future realization.

6.  LEASE COMMITMENT AND RENT EXPENSE

     The Company leases manufacturing and office facilities under a lease which expires in 1998 and leases office space at various U.S. locations and in Belgium under leases which expire through 1997. The following is a schedule by years of future rental payments, net of related sublease income, required under these leases:

               1997.................................................  $278,682
               1998.................................................    68,551

     Rental expense, net of sublease income, amounted to approximately $370,000, $493,000 and $564,000 in 1996, 1995 and 1994, respectively.

7.  CLASS C COMMON STOCK

     Class C common stock was convertible into an equal number of shares of Class A common stock at any time at the option of the holder but was required to be converted if the number of shares of Class C common stock outstanding became less than 5% of all shares outstanding. In 1995 and through February 6, 1996, the Class C shares were converted to Class A common stock.

8.  EMPLOYEE STOCK PLANS

     The Consolidated 1991/1993 Equity Incentive Plan (the "1993 Plan") provides for the grant of incentive stock options, nonstatutory stock options and stock appreciation rights to key employees and consultants, subject to terms and conditions determined by the Company. A total of 650,000 shares of Class A common stock has been reserved for issuance under the 1993 Plan.

     In December 1995, the Company granted an option (the "1995 Plan") with respect to 115,000 shares not covered by the 1993 Plan.

     In 1996, the stockholders approved the Consolidated 1996 Equity Incentive Plan (the "1996 Plan") to provide for grants of incentive stock options to employees and consultants, subject to terms and conditions determined by the Company. Upon approval of the 1996 Plan, the 1995 Plan was consolidated with the 1996 Plan (the "Consolidated 1996 Plan"). A total of 650,000 shares of Class A common stock, which includes the 115,000 shares of the 1995 Plan, has been reserved for issuance under the Consolidated 1996 Plan.

     On December 29, 1994, the Company amended incentive stock options previously granted with respect to an aggregate of 357,000 shares of Class A common stock under the 1993 Plan, whereby options were repriced to market value on that date. There was no financial statement impact as a result of this change.

     Under the 1993 Director Stock Option Plan (the "Director Plan"), directors who are not employees of the Company are granted initial options of 10,000 shares of Class A common stock, which are exercisable over five years, subject to continued service as a director. A total of 75,000 shares of Class A common stock has been reserved for issuance under the Director Plan.

                               IPL SYSTEMS, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     The following table presents activity under the:

                                        1993 AND 1996 CONSOLIDATED PLANS                  DIRECTOR PLAN
                                     --------------------------------------   --------------------------------------
                                                    WEIGHTED      WEIGHTED                   WEIGHTED      WEIGHTED
                                       NUMBER       AVERAGE       AVERAGE       NUMBER       AVERAGE       AVERAGE
                                     OF OPTIONS  EXERCISE PRICE  FAIR VALUE   OF OPTIONS  EXERCISE PRICE  FAIR VALUE
                                     ----------  --------------  ----------   ----------  --------------  ----------
Outstanding, January 1, 1994........    590,500      $ 7.46                      20,000       $ 9.25
     Granted........................    570,000        2.90                       4,000         7.25
     Exercised......................         --          --                          --           --
     Terminated.....................   (520,500)       7.58                          --           --
                                       --------                                 -------
Outstanding, December 31, 1994......    640,000        3.84                      24,000         8.92
     Granted........................    209,500        3.38        $ 1.79        20,000         4.44        $ 2.35
     Exercised......................   (206,000)       3.18                          --           --
     Terminated.....................   (121,200)       7.62                     (12,000)        8.92
                                       --------                                 -------
Outstanding, December 31, 1995......    522,300        3.04                      32,000         6.12
     Granted........................    243,500        2.40          1.08        12,000        14.54          3.27
     Exercised......................    (46,300)       2.66                          --           --
     Terminated.....................   (143,900)       3.48                      (7,200)        8.92
                                       --------                                 -------
Outstanding, December 31, 1996......    575,600        2.69                      36,800         8.32
                                       ========                                 =======
Exerciseable, December 31, 1996.....    176,800                                  16,800
                                       ========                                 =======
Exerciseable, December 31, 1995.....    139,400                                   4,400
                                       ========                                 =======

     The following table sets forth information regarding options outstanding at December 31, 1996 under the 1993 and 1996 Consolidated Plans:

                                                                                                 WEIGHTED
                                                                                                  AVERAGE
                                                                      WEIGHTED     WEIGHTED      EXERCISE
                                           RANGE OF       NUMBER      AVERAGE      AVERAGE       PRICE FOR
                                           EXERCISE      CURRENTLY    EXERCISE    REMAINING      CURRENTLY
           NUMBER OF OPTIONS                PRICES      EXERCISABLE    PRICE     LIFE (YEARS)   EXERCISABLE
---------------------------------------  ------------   -----------   --------   ------------   -----------
418,100................................  $2.00 -- 3.00     143,500      $ 2.40         6.7          $2.29
153,500................................   3.25 -- 4.88      31,300        3.31         9.0           3.04
  4,000................................      8.75            2,000        8.75         6.6           8.75

     The following table sets forth information regarding options outstanding at December 31, 1996 under the Director Plan:

                                                                                                 WEIGHTED
                                                                                                  AVERAGE
                                                                      WEIGHTED     WEIGHTED      EXERCISE
                                          RANGE OF        NUMBER      AVERAGE      AVERAGE       PRICE FOR
                                          EXERCISE       CURRENTLY    EXERCISE    REMAINING      CURRENTLY
          NUMBER OF OPTIONS                PRICES       EXERCISABLE    PRICE     LIFE (YEARS)   EXERCISABLE
--------------------------------------  -------------   -----------   --------   ------------   -----------
10,000................................  $   3.25            2,000      $ 3.25         8.9         $  3.25
10,000................................      5.63            2,000        5.63         8.4            5.63
16,800................................  7.25 -- 20.50      12,800       12.94         6.6           14.09

                               IPL SYSTEMS, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     The fair value of options on their grant date under all stock option plans was measured using the Black/Scholes option pricing model. Key assumptions used to apply this pricing model are as follows:

                                                                           1996          1995
                                                                        ----------    ----------
Risk-free interest rate...............................................       6.01%         6.01%
Expected life of option grants........................................   1-5 years     1-5 years
Expected volatility of underlying stock...............................         80%           80%
Expected dividend payment rate, as a percentage of the stock price on
  the date of grant...................................................          --            --
Expected terminations.................................................         50%           50%

     The option pricing model used was designed to value readily tradeable stock options with relatively short lives. The options granted to employees are not tradeable with contractual lives of up to ten years and graded vesting up to five years. However, management believes that the assumptions used to value the options and the model applied yield a reasonable estimate of the fair value of the grants made under the circumstances.

     As described in Note 3, the Company uses the intrinsic value method to measure compensation expense associated with grants of stock options to employees. During 1996, the Company granted options to purchase 50,000 shares of Class A common stock under the 1996 Consolidated Plan to certain Directors acting as non-employee consultants. The compensation expense relating to those options, as valued using the fair value method, aggregated $26,028 and is included in net loss for the year ended December 31, 1996. Had the Company used the fair value method for all options to measure compensation, reported net income and earnings per share would have been as follows:

                                                             1996            1995
                                                          -----------     -----------
          Net loss:
               As reported..............................  $(2,141,844)    $(3,463,763)
               Pro forma................................   (2,275,376)     (3,674,539)
          Net loss per common share:
               As reported..............................         (.38)           (.63)
               Pro forma................................         (.40)           (.67)

9.  EMPLOYEE BENEFIT PLANS

     Effective December 1, 1991, the Company adopted the IPL Systems, Inc. 401(k) Plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan covers substantially all employees who meet minimum service requirements. The amount of the Company's annual contribution is discretionary. No contributions were made by the Company for the years ended December 31, 1996, 1995 and 1994.

10.  RELATED PARTY

     Sales -- The Company has a distribution agreement with certain European affiliates of Olivetti Holding N.V. ("Olivetti"), entered into while Olivetti was the beneficial owner of the issued and outstanding Class C common stock. Sales to these entities, all in Europe, totaled $2,401,000, $3,630,000 and $7,763,000 in 1996, 1995 and 1994, respectively. Related amounts outstanding, included in accounts receivable -- trade, totaled $318,000 and $1,147,000 at December 31, 1996 and 1995, respectively.

     Purchases -- The Company contracts with Olivetti N.A., Inc., a subsidiary of Olivetti, to provide installation and warranty coverage for the majority of the Company's U.S. product sales. Expenses incurred by the Company in connection with this agreement totaled $1,114,000, $1,612,000 and $1,759,000 in 1996, 1995 and 1994, respectively, of which $251,000 is included in trade accounts payable at December 31, 1995.

                               IPL SYSTEMS, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

11.  SALES INFORMATION

     Major Customers -- The Company had sales to an unaffiliated major customer of approximately $2,796,000 (16% of revenue) in 1996 and $3,675,000 (15% of revenue) to a different unaffiliated customer in 1994.

     Exports -- Export sales to unaffiliated customers which are principally in Europe, on materially the same terms as to domestic customers, totaled $2,190,000, $4,741,000 and $6,115,000 in 1996, 1995 and 1994, respectively.

12.  RESTRUCTURING EXPENSES

     In November 1994, the Company approved and executed a restructuring program (the "Plan") to focus future product development and sales efforts in the open systems market. As a result of this change in product strategy, the Company streamlined its operations by reducing its workforce, consolidating and closing certain facilities and writing off idle and excess assets. These costs are presented in the Company's 1994 consolidated statement of operations as a restructuring charge of $1,970,587.

     In September 1995, the Company revised its estimates of the costs associated with the Plan and recorded an additional restructuring charge of $496,880 related to the net lease obligation on certain idle facilities.

     In March 1996, the Company changed its estimate of the cost of the Plan and recognized a reduction in future net lease expenses in the amount of $100,000, net of required additional leasehold improvements, following the sublease of certain excess space to an unrelated party.

     Restructuring charges were recorded and payments were made in 1996, 1995 and 1994 as follows:

                                                                              1994
                                                           ------------------------------------------
                                                                                           BALANCE,
                                                                                         DECEMBER 31,
                                                           INITIAL EXPENSE      PAID         1994
                                                           ----------------   --------   ------------
Excess space:
     Occupancy costs, net................................     $  473,652      $  2,269     $471,383
     Write-down of leasehold improvements................        850,914            --           --
     Write-down of idle assets...........................        334,876            --           --
     Severance costs.....................................        311,145       223,242       87,903
                                                              ----------      --------     --------
                                                              $1,970,587      $225,511     $559,286
                                                              ==========      ========     ========

                                                                              1995
                                                              -------------------------------------
                                                                                         BALANCE,
                                                              ADDITIONAL               DECEMBER 31,
                                                                RESERVE       PAID         1995
                                                              -----------   --------   ------------
Excess space:
     Occupancy costs, net...................................   $ 496,880    $373,481     $594,782
     Severance costs........................................          --      87,903           --
                                                               ---------    --------     --------
                                                               $ 496,880    $461,384     $594,782
                                                               =========    ========     ========

                                                                             1996
                                                            ---------------------------------------
                                                                                         BALANCE,
                                                            REDUCTION IN               DECEMBER 31,
                                                              EXPENSES        PAID         1996
                                                            -------------   --------   ------------
Excess space -- occupancy costs (income), net.............    $(100,000)    $203,009     $291,773

                               IPL SYSTEMS, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

13.  CONTINGENCIES

     The Company is the subject of various legal proceedings which arose in the normal course of business, the outcome of which management believes will not be material to the Company's consolidated financial position, operations or liquidity.

14.  SUBSEQUENT EVENTS

     The Company entered into a Definitive Agreement of Merger and Reorganization dated as of February 28, 1997, with anDATAco, a California-based, privately held company that designs, manufactures and markets network storage solutions. Under the terms of the agreement, the shareholders of anDATAco will receive approximately three shares for each share of the Company deemed to be outstanding on a fully diluted basis. The merger is subject to various conditions, including approval by the stockholders of the Company and other regulatory and third-party approvals.

     On February 24, 1997, the Company and anDATAco entered into a one-year nonexclusive OEM Agreement, whereby anDATAco will purchase up to $1,500,000 of product from the Company in each of March and April 1997.

     On March 7, 1997, the Company terminated the employment of its direct sales force, many of whom were subsequently employed by anDATAco.

                                  * * * * * *

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
  ANDATACO

     In our opinion, the accompanying balance sheet and the related statements of operations, of shareholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of ANDATACO at October 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            /s/ PRICE WATERHOUSE LLP

San Diego, California
January 22, 1997

                                    ANDATACO

                                 BALANCE SHEET

                                                                 OCTOBER 31,
                                                          -------------------------   JANUARY 31,
                                                             1995          1996          1997
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
     Cash...............................................  $   305,000   $   765,000   $   338,000
     Accounts receivable................................   13,472,000    12,980,000    12,670,000
     Inventories........................................   10,325,000     7,149,000     8,102,000
     Other current assets...............................      142,000       214,000       257,000
                                                          -----------   -----------   -----------
          Total current assets..........................   24,244,000    21,108,000    21,367,000
Property and equipment, net.............................    2,139,000     2,463,000     2,418,000
Other assets............................................       98,000        96,000       148,000
                                                          -----------   -----------   -----------
                                                          $26,481,000   $23,667,000   $23,933,000
                                                          ===========   ===========   ===========

                         LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
     Accounts payable...................................  $14,919,000   $10,053,000   $ 8,244,000
     Accrued expenses...................................    1,820,000     1,359,000     1,535,000
     Deferred revenue...................................      318,000       400,000       490,000
     Accrued warranty costs.............................      208,000       200,000       200,000
     Bank line of credit................................    2,545,000            --            --
     Current portion of notes payable...................      339,000       164,000       164,000
     Current portion of shareholder loan................  456,000....            --            --
                                                          -----------   -----------   -----------
          Total current liabilities.....................   20,605,000    12,176,000    10,633,000
                                                          ===========   ===========   ===========
Bank line of credit.....................................           --     7,053,000     9,000,000
Bonuses payable.........................................      275,000       167,000       167,000
Notes payable, less current portion.....................      254,000       142,000       114,000
Shareholder loan........................................    3,229,000     4,927,000     4,927,000
                                                          -----------   -----------   -----------
          Total long-term liabilities...................    3,758,000    12,289,000    14,208,000
                                                          ===========   ===========   ===========
Commitments and contingencies (Note 5)
Shareholders' equity (deficit):
     Common stock, no par value, 25,000 shares
       authorized, 10,000 shares issued and
       outstanding......................................        2,000         2,000         2,000
     Retained earnings (accumulated deficit)............    2,116,000      (800,000)     (910,000)
                                                          -----------   -----------   -----------
          Total shareholder's equity (deficit)..........    2,118,000      (798,000)     (908,000)
                                                          -----------   -----------   -----------
                                                          $26,481,000   $23,667,000   $23,933,000
                                                          ===========   ===========   ===========

                See accompanying notes to financial statements.

                                    ANDATACO
                            STATEMENT OF OPERATIONS

                                                                                                    THREE MONTHS ENDED
                                                              YEAR ENDED OCTOBER 31,                    JANUARY 31,
                                                     ----------------------------------------   ---------------------------
                                                        1994           1995          1996           1996           1997
                                                     -----------   ------------   -----------   ------------   ------------
                                                                                                (UNAUDITED)    (UNAUDITED)
                                                                                                ------------   ------------
Sales............................................... $83,559,000   $100,048,000   $99,733,000   $25,551,000    $25,497,000
Cost of sales.......................................  67,992,000     79,076,000    80,375,000    20,901,000     19,505,000
                                                     -----------   ------------   -----------   -----------    -----------
    Gross profit....................................  15,567,000     20,972,000    19,358,000     4,650,000      5,992,000
Selling expenses....................................   6,086,000      7,525,000     7,729,000     2,619,000      3,066,000
Research and development............................          --             --       919,000       398,000        464,000
General and administrative expenses.................   9,300,000     10,649,000     9,840,000     1,851,000      2,227,000
                                                     -----------   ------------   -----------   -----------    -----------
Income (loss) from operations.......................     181,000      2,798,000       870,000      (218,000)       235,000
Other income (expenses)
    Interest income.................................       5,000          8,000         1,000         3,000             --
    Interest expense................................    (645,000)      (710,000)     (773,000)     (182,000)      (345,000)
    Other...........................................     259,000         40,000       (59,000)       (7,000)            --
                                                     -----------   ------------   -----------   -----------    -----------
                                                        (381,000)      (662,000)     (831,000)     (186,000)      (345,000)
                                                     -----------   ------------   -----------   -----------    -----------
Income (loss) before provision for taxes............    (200,000)     2,136,000        39,000      (404,000)      (110,000)
Provision for income taxes..........................       2,000         30,000            --            --             --
                                                     -----------   ------------   -----------   -----------    -----------
Net (loss) income................................... $  (202,000)  $  2,106,000   $    39,000   $  (404,000)   $  (110,000)
                                                     ===========   ============   ===========   ===========    ===========
Net (loss) income per share......................... $    (20.20)  $     210.60   $      3.90   $    (40.40)   $    (11.00)
                                                     ===========   ============   ===========   ===========    ===========
Shares used in computing net income (loss) per
  share.............................................      10,000         10,000        10,000        10,000         10,000
                                                     ===========   ============   ===========   ===========    ===========
Unaudited pro forma data:
    Income (loss) before pro forma provision for
      income taxes.................................. $  (200,000)  $  2,106,000   $    39,000   $  (404,000)   $  (110,000)
    Pro forma provision for (benefit from) income
      taxes.........................................     (82,000)       863,000        16,000      (166,000)       (45,000)
                                                     -----------   ------------   -----------   -----------    -----------
Income (loss) after pro forma provision for income
  taxes............................................. $  (118,000)  $  1,243,000   $    23,000   $  (238,000)   $     (6.50)
                                                     ===========   ============   ===========   ===========    ===========
Pro forma net income per share...................... $    (11.80)  $     124.30   $      2.30   $    (23.80)   $    (65.00)
                                                     ===========   ============   ===========   ===========    ===========

                See accompanying notes to financial statements.

                                    ANDATACO
                  STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)

                                                                             RETAINED
                                                        COMMON STOCK         EARNINGS
                                                     ------------------    (ACCUMULATED
                                                     SHARES     AMOUNT       DEFICIT)         TOTAL
                                                     -------    -------    -------------    ----------
Balance at October 31, 1993........................   10,000    $2,000      $   212,000     $  214,000
Net loss...........................................                            (202,000)      (202,000)
                                                      ------    ------      -----------     ----------
Balance at October 31, 1994........................   10,000     2,000           10,000         12,000
Net income.........................................                           2,106,000      2,106,000
                                                      ------    ------      -----------     ----------
Balance at October 31, 1995........................   10,000     2,000        2,116,000      2,118,000
Dividends..........................................                          (2,955,000)    (2,955,000)
Net income.........................................                              39,000         39,000
                                                      ------    ------      -----------     ----------
Balance at October 31, 1996........................   10,000     2,000         (800,000)      (798,000)
Net loss (unaudited)...............................                            (110,000)      (110,000)
                                                      ------    ------      -----------     ----------
Balance at January 31, 1997 (unaudited)............   10,000    $2,000      $  (910,000)    $ (908,000)
                                                      ======    ======      ===========     ==========

                See accompanying notes to financial statements.

                                    ANDATACO

                            STATEMENT OF CASH FLOWS

                                                                                                     THREE MONTHS ENDED
                                                                YEAR ENDED OCTOBER 31,                   JANUARY 31,
                                                        ---------------------------------------   -------------------------
                                                           1994          1995          1996          1996          1997
                                                        -----------   -----------   -----------   -----------   -----------
                                                                                                  (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
    Net (loss) income.................................. $  (202,000)  $ 2,106,000   $    39,000   $  (404,000)  $  (110,000)
    Adjustments to reconcile net (loss) income to cash
      provided by (used in) operating activities:
        Depreciation and amortization..................     721,000       440,000       446,000       115,000       166,000
    Changes in assets and liabilities:
        Accounts receivable............................  (1,971,000)   (2,318,000)      492,000    (1,369,000)      310,000
        Inventories....................................   2,282,000    (5,302,000)    3,176,000     3,344,000      (953,000)
        Other assets...................................      40,000       (41,000)      (70,000)      (24,000)      (95,000)
        Accounts payable...............................     880,000     6,055,000    (4,866,000)   (2,838,000)   (1,809,000)
        Accrued expenses...............................    (865,000)      398,000      (461,000)     (221,000)      176,000
        Other liabilities..............................      61,000         6,000      (108,000)       10,000            --
        Deferred revenue...............................      30,000       (55,000)       74,000            --        90,000
                                                        -----------   -----------   -----------   -----------   -----------
            Cash provided by (used in) operating
              activities...............................     976,000     1,289,000    (1,278,000)   (1,387,000)   (2,225,000)
                                                        -----------   -----------   -----------   -----------   -----------
Cash flows from investing activities:
    Payments for purchases of property and equipment...    (678,000)     (680,000)     (770,000)     (244,000)     (121,000)
                                                        -----------   -----------   -----------   -----------   -----------
            Cash used in investing activities..........    (678,000)     (680,000)     (770,000)     (244,000)     (121,000)
                                                        -----------   -----------   -----------   -----------   -----------
Cash flows from financing activities:
    Dividends paid.....................................          --            --    (2,955,000)           --            --
    Proceeds from shareholder loan.....................       5,000       550,000     2,000,000            --            --
    Payments on shareholder loan.......................          --      (120,000)     (758,000)     (456,000)           --
    Borrowings on note payable.........................          --       450,000            --            --            --
    Payments on notes payable..........................    (150,000)     (209,000)     (287,000)      (78,000)      (28,000)
    (Payments) proceeds under bank line of credit
      agreement (net)..................................  (1,422,000)     (990,000)    4,508,000     2,693,000     1,947,000
                                                        -----------   -----------   -----------   -----------   -----------
            Cash (used in) provided by financing
              activities...............................  (1,567,000)     (314,000)    2,508,000     2,159,000     1,919,000
                                                        -----------   -----------   -----------   -----------   -----------
Net (decrease) increase in cash........................  (1,269,000)      295,000       460,000       528,000      (427,000)
Cash at beginning of period............................   1,279,000        10,000       305,000       305,000       765,000
                                                        -----------   -----------   -----------   -----------   -----------
Cash at end of period.................................. $    10,000   $   305,000   $   765,000   $   833,000   $   338,000
                                                        ===========   ===========   ===========   ===========   ===========
Supplemental Disclosures of Cash Flow Information:
    Cash paid for interest............................. $   473,000   $   898,000   $   812,000   $   107,000   $   212,000
                                                        ===========   ===========   ===========   ===========   ===========
    Cash paid for income taxes......................... $     1,000   $     3,000   $    27,000   $        --   $        --
                                                        ===========   ===========   ===========   ===========   ===========

                See accompanying notes to financial statements.

                                    ANDATACO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

     ANDATACO (the "Company") is a California Corporation engaged primarily in the design, manufacture, marketing and service of high availability, business critical network storage solutions and products.

FINANCIAL STATEMENT PREPARATION

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue from the sale of products is recognized as of the date shipments are made to customers net of an allowance for returns and provision for warranty costs in excess of those provided for by the original equipment manufacturer. Revenue related to extended warranty contracts is deferred and is recognized over the period in which costs are expected to be incurred, based upon historical evidence, in performing services under the contract. The Company also contracts with outside vendors to provide service relating to various on-site warranties which are offered for sale to customers; on-site warranty revenues and amounts paid in advance to outside service organizations for the entire warranty period are included in sales and cost of goods sold, respectively.

CONCENTRATION OF CREDIT RISK

     The Company grants credit to customers from a broad cross section of industries, based on an evaluation of the customer's financial condition. Accounts receivable from sales are generally not collateralized. Credit losses have been within management's expectations.

INVENTORIES

     Inventories are valued at the lower of cost or market, cost being determined by the first-in, first-out method. The Company's inventory consists primarily of computer peripheral products, including network storage products, which are substantially ready for sale.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided using the straight-line basis over the assets' estimated useful lives of five to seven years. Leasehold improvements are amortized over the shorter of the term of the lease or the estimated useful life.

LONG-LIVED ASSETS

     The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss would be recognized when the asset's fair value is less than its carrying amount. No such impairment losses have been identified by the Company.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount shown for the bank line of credit approximates its fair values due to the relatively short term nature of this arrangement and to its adjustable interest rate (Note 3). The carrying amounts

                                    ANDATACO
shown for notes payable and shareholder loan are reasonable approximations of their fair values based upon the interest rates at which the Company could enter into similar borrowing arrangements.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred.

INCOME TAXES

     Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". Under SFAS 109, the liability method is used in accounting for income taxes.

     Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company elected to be taxed as an S corporation whereby the U.S. Federal and state income tax effects of the Company's activities accrue directly to its shareholder. The cumulative affect of adopting SFAS No. 109 as of October 1, 1993 was not material to the Company's operations. California imposes a flat 1.5% tax on S corporation earnings.

NEW ACCOUNTING PRONOUNCEMENT

     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock- Based Compensation" (SFAS 123). The Company does not intend to adopt the measurement provisions of SFAS 123 with regard to employee-based stock compensation, but will adopt the required disclosure provisions during the year ending October 31, 1997.

NET INCOME (LOSS) PER SHARE

     Net income (loss) per share is computed based on the weighted average number of shares of Common Stock outstanding during the periods presented.

PRO FORMA AMOUNTS (UNAUDITED)

     The pro forma amounts presented in the statement of operations reflect the Company's potential conversion from an S corporation to a C corporation, and the resultant adjustments for U.S. federal and state income taxes as if the Company had been taxed as a C corporation rather than an S corporation since inception. The differences between financial reporting and tax bases of assets and liabilities are not significant. Such conversion will only take place on acquisition of all of the outstanding common stock of the Company as contemplated in the definitive agreement (Note 7).

PRO FORMA NET INCOME (LOSS) PER SHARE (UNAUDITED)

     Pro forma net income (loss) per share is computed based on the weighted average number of shares of common stock outstanding during the periods presented.

INTERIM RESULTS (UNAUDITED)

     The accompanying balance sheet at January 31, 1997 and the related statements of operations and of cash flows for the three months ended January 31, 1996 and 1997, and the statement of shareholder's deficit for the three months ended January 31, 1997 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of results of the interim

                                    ANDATACO
periods. The data disclosed in these notes to the financial statements at such date and for such periods are also unaudited.

NOTE 2 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                 OCTOBER 31,
                                                          -------------------------   JANUARY 31,
                                                             1995          1996          1997
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
Accounts receivable:
     Accounts receivable -- trade.......................  $13,744,000   $13,199,000   $12,900,000
     Less allowance for doubtful accounts and returns...     (272,000)     (219,000)     (230,000)
                                                          -----------   -----------   -----------
                                                          $13,472,000   $12,980,000   $12,670,000
                                                          ===========   ===========   ===========
Inventory:
     Purchased components...............................  $ 9,485,000   $ 5,937,000   $ 6,810,000
     Work in progress...................................           --       366,000       867,000
     Finished goods.....................................      840,000       846,000       425,000
                                                          -----------   -----------   -----------
                                                          $10,325,000   $ 7,149,000   $ 8,102,000
                                                          ===========   ===========   ===========
Property and equipment:
     Equipment..........................................  $ 2,093,000   $ 2,784,000   $ 2,905,000
     Leasehold improvements.............................      786,000       864,000       864,000
     Furniture and fixtures.............................      236,000       261,000       261,000
     Vehicles...........................................      174,000       119,000        19,000
                                                          -----------   -----------   -----------
                                                            3,289,000     4,028,000     4,149,000
     Less accumulated depreciation and amortization.....    1,150,000     1,565,000     1,731,000
                                                          -----------   -----------   -----------
                                                          $ 2,139,000   $ 2,463,000   $ 2,418,000
                                                          ===========   ===========   ===========
Accrued expenses:
     Sales commissions..................................  $ 1,069,000   $ 1,140,000   $   998,000
     Accrued interest...................................       39,000            --       170,000
     Sales tax..........................................      192,000            --            --
     Payroll expenses and related taxes.................      265,000       219,000        99,000
     Management bonuses.................................      180,000            --       132,000
     Other..............................................       75,000            --       136,000
                                                          -----------   -----------   -----------
                                                          $ 1,820,000   $ 1,359,000   $ 1,535,000
                                                          ===========   ===========   ===========

EMPLOYEE AGREEMENTS

     The Company has recorded a long-term obligation related to ten-year bonus agreements (the "Agreements") with certain employees. Under the Agreements, a bonus will be payable to the employee ten years after the date employment commenced with the Company. Continuous employment during the ten years is a condition precedent to the Company's obligation to pay the bonus. The bonus is accrued over the ten year service period; amounts forfeited are credited to operations. At October 31, 1996 and 1995, the Company has accrued $167,000 and $275,000, respectively. A net credit of $108,000 and a net charge of $6,000 and $62,000 are included in the results of operations for the years ended October 31, 1996, 1995 and 1994, respectively.

     The Company has a management incentive award plan which provides for the payment of cash awards or bonuses to officers and other key employees with respect to any one year in which the Company achieves specified objectives. There were no awards earned under the plan during the year ended October 31, 1996 and 1994, and $1,300,000 was earned during the year ended October 31, 1995.

                                    ANDATACO

     In September 1996, the Company entered into an employment agreement with one of its executive officers. Pursuant to the agreement the shareholder of the Company is obligated to issue 50 shares of common stock to the officer. The number of shares to be issued are subject to adjustment to protect against dilution prior to vesting. The shares will vest at a rate of 25% every six months over a period of two years. In the event that 10% or more of the Company's common stock is sold, the shares granted will vest immediately. In the event employment is terminated, the shares will vest immediately and will be repurchased by the Company at an established fair value.

NOTE 3 -- BANK LINE OF CREDIT

     The Company has a revolving line of credit with a bank which provides for it to borrow the lesser of (i) $10,000,000 or (ii) 75 percent of eligible domestic accounts receivable plus 25 percent of eligible inventory at the bank's prime rate plus 0.75 percent (9.0 percent at October 31, 1996). The revolving line of credit was renewed in January 1997 for a thirteen month period. The line is secured by all of the Company's property and accounts receivable and is guaranteed by the Company's shareholder. As of October 31, 1996 and 1995, there was $7,053,000 and $2,545,000, respectively, outstanding. The credit agreement includes covenants which, among other things, require the Company to maintain stated minimum working capital and net worth amounts plus specific liquidity and long-term solvency ratios. The Company was in compliance with all covenants of the renewed credit agreement at October 31, 1996.

     In March 1994 the shareholder of the Company issued a warrant granting the bank the right to purchase a 1 percent interest in the Company from him at an exercise price of $350,000 in consideration for covenant amendments to the line of credit agreement. The warrant expires in March 1999. The value of the warrant has been determined by management not to be material.

NOTE 4 -- NOTES PAYABLE

                                                                 OCTOBER 31,           JANUARY
                                                            ----------------------       31,
                                                              1995         1996         1997
                                                            ---------    ---------    ---------
                                                                                      (UNAUDITED)
Notes payable are comprised as follows:
     Note payable to an individual due on demand,
       unsecured and with interest at 7 percent per annum
       payable quarterly..................................  $ 226,000    $  52,000    $  52,000
     Note payable to a bank, secured by certain assets
       payable in monthly instalments of $9,375 principal
       plus interest at the bank's prime rate plus 1%
       (9.25 percent at October 31, 1996) through November
       1998...............................................    367,000      254,000      226,000
                                                            ---------    ---------    ---------
                                                              593,000      306,000      278,000
     Less current portion.................................   (339,000)    (164,000)    (164,000)
                                                            ---------    ---------    ---------
                                                            $ 254,000    $ 142,000    $ 114,000
                                                            =========    =========    =========

     Maturities of the Company's debt pursuant to its term are $164,000, $113,000 and $29,000 in 1997, 1998 and 1999, respectively.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     The Company currently conducts sales operations in fourteen facilities throughout the United States. Certain facilities are leased from various parties, including related parties, under noncancellable operating leases that expire at various times through March 2003 (see Note 6).

                                    ANDATACO

     Future minimum rental commitments under non-cancelable operating leases, inclusive of obligation to shareholder disclosed below, are reflected in the following table:

          YEAR ENDING
          OCTOBER 31,
          -----------
          1997.........................................................  $  645,000
          1998.........................................................     484,000
          1999.........................................................     400,000
          2000.........................................................     348,000
          2001 and thereafter..........................................     799,000
                                                                         ----------
                                                                         $2,676,000
                                                                         ==========

     Total rent expense was $853,000, $687,000 and $613,000 for the years ended October 31, 1996, 1995 and 1994, respectively.

     The Company may be subject to various claims and legal proceedings in the ordinary course of conducting its business. In the opinion of management, the liability associated with the resolution of such matters, if any, will not have a material adverse effect on the Company's financial position or results of operations or cash flows.

NOTE 6 -- CERTAIN RELATED PARTY TRANSACTIONS

     The Company currently leases its corporate headquarters from an entity owned by the president and sole shareholder of the Company. The Company paid this entity approximately $330,000 during each of the years ended October 31, 1996, 1995 and 1994, under the terms of the lease agreement.

     The Company paid its president and sole shareholder $1,200,000, $2,251,000 and $1,256,000 during the years ended October 31, 1996, 1995 and 1994, respectively, for his services. Included in the fiscal year 1995 compensation was a bonus for $1,000,000. No bonus was paid for fiscal year 1996.

     The shareholder loan is unsecured, due on demand, with interest payable at 9 percent per annum. This loan is subordinate to the bank line of credit. The shareholder has agreed not to demand payment on this amount during the next fiscal year; consequently, this borrowing is classified as long term.

NOTE 7 -- SUBSEQUENT EVENT (UNAUDITED)

     On February 25, 1997, IPL Systems Inc. (IPL) and Andataco entered into a one-year OEM Agreement. Under this arrangement, the Company is a non-exclusive reseller of certain IPL products and the Company is committed to purchase $1,500,000 of product by March 31, 1997 and an additional $1,500,000 of product by April 30, 1997.

     On March 3, 1997, IPL signed a definitive agreement with the Company for the acquisition of all of the outstanding common stock of the Company. For accounting purposes the acquisition will be treated as a recapitalization of the Company with the Company as the acquirer (reverse acquisition). The acquisition is subject to various conditions, including the approval of the transaction by the existing shareholders of IPL.

                                   ANNEX LIST

Annex I     Agreement and Plan of Merger and Reorganization

Annex II    Opinion of Needham & Company, Inc.

Annex III   IPL's 1996 Annual Report to Stockholders

Annex IV    IPL 1996 Consolidated Equity Incentive Plan

                                                                         ANNEX I
================================================================================



                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                               IPL SYSTEMS, INC.,
                          A MASSACHUSETTS CORPORATION;

                             IPL ACQUISITION CORP.,
                            A DELAWARE CORPORATION;

                                   ANDATACO,
                         A CALIFORNIA CORPORATION; AND

                                W. DAVID SYKES,
                           A SHAREHOLDER OF ANDATACO

                    ---------------------------------------

                         DATED AS OF FEBRUARY 28, 1997

                    ---------------------------------------



================================================================================

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
SECTION 1.  DESCRIPTION OF TRANSACTION..................................................    1
     1.1     Merger of Merger Sub into the Company......................................    1
     1.2     Effect of the Merger.......................................................    1
     1.3     Closing; Effective Date....................................................    1
     1.4     Articles of Incorporation and Bylaws; Directors and Officers...............    2
     1.5     Conversion of Shares.......................................................    2
     1.6     Closing of the Company's Transfer Books....................................    3
     1.7     Exchange of Certificates...................................................    3
     1.8     Indemnity Shares...........................................................    4
     1.9     Tax Consequences...........................................................    4
     1.10    Further Action.............................................................    5
SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER...........    5
     2.1     Due Organization; No Subsidiaries; Etc.....................................    5
     2.2     Articles of Incorporation and Bylaws; Records..............................    5
     2.3     Capitalization.............................................................    5
     2.4     Financial Statements.......................................................    6
     2.5     Absence of Changes.........................................................    6
     2.6     Title to Assets............................................................    7
     2.7     Accounts Receivable; Loans and Advances....................................    7
     2.8     Equipment; Leasehold.......................................................    8
     2.9     Proprietary Assets.........................................................    8
     2.10    Contracts..................................................................    8
     2.11    No Undisclosed Liabilities.................................................   10
     2.12    Compliance with Legal Requirements.........................................   10
     2.13    Governmental Authorizations................................................   10
     2.14    Tax Matters................................................................   10
     2.15    Employee and Labor Matters; Benefit Plans..................................   11
     2.16    Environmental Matters......................................................   12
     2.17    Insurance..................................................................   13
     2.18    Related Party Transactions.................................................   13
     2.19    Legal Proceedings; Orders..................................................   13
     2.20    Authority; Binding Nature of Agreement.....................................   13
     2.21    Non-Contravention; Consents and Notices....................................   13
     2.22    Full Disclosure............................................................   14
     2.23    Finder's Fee...............................................................   14
SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................   14
     3.1     Due Organization, Etc. ....................................................   14
     3.2     Capitalization, Etc. ......................................................   15
     3.3     SEC Filings; Financial Statements..........................................   15
     3.4     Disclosure.................................................................   16
     3.5     Absence of Changes.........................................................   16
     3.6     Title to Assets............................................................   17
     3.7     Bank Accounts; Accounts Receivable; Loans and Advances.....................   17
     3.8     Equipment; Leasehold.......................................................   18
     3.9     Proprietary Assets.........................................................   18
     3.10    Contracts..................................................................   19
     3.11    No Undisclosed Liabilities.................................................   20
     3.12    Compliance with Legal Requirements.........................................   20
     3.13    Governmental Authorizations................................................   20
     3.14    Tax Matters................................................................   20
     3.15    Employee and Labor Matters; Benefit Plans..................................   21

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                        TABLE OF CONTENTS -- (CONTINUED)

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     3.16    Environmental Matters......................................................   22
     3.17    Insurance..................................................................   22
     3.18    Related Party Transactions.................................................   23
     3.19    Legal Proceedings; Orders..................................................   23
     3.20    Authority; Binding Nature of Agreement.....................................   23
     3.21    Non-Contravention; Consents and Notices....................................   23
     3.22    Vote Required..............................................................   24
     3.23    Company Action.............................................................   24
     3.24    Fairness Opinion...........................................................   24
     3.25    Finder's Fee...............................................................   24
     3.26    Full Disclosure............................................................   24
SECTION 4.  CERTAIN COVENANTS OF THE COMPANY............................................   25
     4.1     Access and Investigation...................................................   25
     4.2     Operation of the Company's Business........................................   25
     4.3     Notification; Updates to Company Disclosure Schedule.......................   26
     4.4     No Solicitation............................................................   27
     4.5     Tax Representation Letter..................................................   27
     4.6     Independent Directors......................................................   27
SECTION 5.  CERTAIN COVENANTS OF PARENT.................................................   27
     5.1     Access and Investigation...................................................   27
     5.2     Operation of Parent's Business.............................................   27
     5.3     Notification; Updates to Parent Disclosure Schedule........................   29
     5.4     No Solicitation............................................................   29
     5.5     Proxy Statement............................................................   30
     5.6     Parent Shareholders' Meeting...............................................   30
     5.7     Tax Representation Letters.................................................   31
     5.8     Tax Distribution to Company Shareholders...................................   31
     5.9     Parent Consultant..........................................................   31
SECTION 6.  ADDITIONAL COVENANTS OF THE PARTIES.........................................   32
     6.1     Filings and Consents.......................................................   32
     6.2     Public Announcements.......................................................   32
     6.3     Best Efforts...............................................................   32
     6.4     Regulatory Approvals.......................................................   32
SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB................   33
     7.1     Accuracy of Representations................................................   33
     7.2     Performance of Covenants...................................................   33
     7.3     No Material Adverse Effect.................................................   33
     7.4     Compliance Certificate.....................................................   33
     7.5     Shareholder Approval.......................................................   33
     7.6     Consents...................................................................   33
     7.7     Tax Representation Letter; Continuity of Interest Certificates.............   33
     7.8     Legal Opinion..............................................................   33
     7.9     Tax Opinion................................................................   33
     7.10    Stock Representation Letter................................................   33
     7.11    Imperial Bank Credit Line Amendment........................................   33
     7.12    No Restraints..............................................................   34
     7.13    No Governmental Litigation.................................................   34
     7.14    No Other Litigation........................................................   34
     7.15    HSR Act....................................................................   34
     7.16    Lock-Up Agreement..........................................................   34
     7.17    Escrow Agreement...........................................................   34
     7.18    Noncompetition Agreement...................................................   34

                        TABLE OF CONTENTS -- (CONTINUED)

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     7.19    Nasdaq NMS Listing.........................................................   34
SECTION 8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..........................   34
     8.1     Accuracy of Representations................................................   34
     8.2     Performance of Covenants...................................................   35
     8.3     No Material Adverse Effect.................................................   35
     8.4     Compliance Certificate.....................................................   35
     8.5     Shareholder Approval.......................................................   35
     8.6     Consents...................................................................   35
     8.7     Legal Opinion..............................................................   35
     8.8     Tax Representation Letter..................................................   35
     8.9     Tax Opinion................................................................   35
     8.10    Employment Agreement.......................................................   35
     8.11    No Restraints..............................................................   35
     8.12    No Governmental Litigation.................................................   35
     8.13    No Other Litigation........................................................   35
     8.14    HSR Act....................................................................   36
     8.15    Tax Distribution to Company Shareholders...................................   36
     8.16    Noncompetition Agreement...................................................   36
     8.17    Nasdaq NMS Listing.........................................................   36
SECTION 9.  TERMINATION.................................................................   36
     9.1     Termination................................................................   36
     9.2     Effect of Termination......................................................   36
     9.3     Fees and Expenses; Termination Fees........................................   37
SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION................   37
     10.1    Survival of Company Representations and Warranties.........................   37
     10.2    Survival of Parent and Merger Sub Representations and Warranties...........   37
     10.3    Indemnification by Company Shareholders....................................   38
     10.4    Indemnification by Parent and Merger Sub...................................   38
     10.5    Valuation of Indemnity Shares..............................................   38
     10.6    Notice; Defense of Claim...................................................   38
     10.7    Further Limitations on Indemnification.....................................   39
     10.8    Issuance of Parent Indemnity Shares to Satisfy Claims for Damages..........   40
SECTION 11.  REGISTRATION OF THE MERGER SHARES; COMPLIANCE WITH THE SECURITIES ACT......   41
     11.1    Registration Procedures and Expenses.......................................   41
     11.2    Transfer of Securities After Registration..................................   42
     11.3    Indemnification............................................................   42
     11.4    Contribution...............................................................   43
     11.5    Information Available......................................................   43
     11.6    Successors and Assigns.....................................................   44
SECTION 12.  MISCELLANEOUS PROVISIONS...................................................   44
     12.1    Further Assurances.........................................................   44
     12.2    Attorneys' Fees............................................................   44
     12.3    Notices....................................................................   44
     12.4    Time of the Essence........................................................   45
     12.5    Governing Law; Venue.......................................................   45
     12.6    Successors and Assigns.....................................................   45
     12.7    Remedies Cumulative; Specific Performance..................................   45
     12.8    Waiver.....................................................................   45
     12.9    Amendments.................................................................   46
     12.10   Severability...............................................................   46

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     12.11   Disclosure Schedules.......................................................   46
     12.12   Entire Agreement...........................................................   46
     12.13   Construction...............................................................   46
     12.14   Headings...................................................................   46
     12.15   Counterparts...............................................................   47

Schedule A -- List of IPL shareholders, directors and executive officers delivering proxies

Exhibit A    --   Certain Definitions

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of February 28, 1997, by and among IPL SYSTEMS, INC., a Massachusetts corporation ("Parent"), IPL ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), ANDATACO, a California corporation (the "Company"), and W. DAVID SYKES, a shareholder of the Company (the "Shareholder"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement, the Delaware General Corporation Law (the "DGCL") and the California General Corporation Law (the "CGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company, and by the Company Shareholders.

     D. The directors, executive officers and shareholders of Parent listed on Schedule A have concurrently herewith executed and delivered to the Company irrevocable proxies to vote all shares of voting stock held by such persons in favor of the approval of this Agreement, the Merger and the transactions contemplated thereby. Such irrevocable proxies have not been modified or revoked and are in full force and effect.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

     1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, on the Effective Date (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL and the DGCL.

     1.3 CLOSING; EFFECTIVE DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121 at 10:00 a.m. (PST) on July 31, 1997, or at such other place, time and date as the parties may designate, but in any event shall be no later than the second business day after the date that all of the conditions set forth in Sections 7 and 8 have been satisfied or waived (the "Closing Date"). Contemporaneously with the Closing, a properly executed agreement of merger conforming to the requirements of the CGCL and the DGCL (the "Agreement of Merger") shall be filed with the Secretary of State of the State of California and a copy of such Agreement of Merger shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Agreement of Merger is filed with and accepted by the Secretary of State of the State of California and the Secretary of State of the State of Delaware (the "Effective Date").

     1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise agreed to in writing by the Company and Parent prior to the Effective
Date:

          (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Date to conform to Exhibit B;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Date to conform to the Bylaws of the Company as in effect immediately prior to the Effective Date; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Date shall be the individuals identified on Exhibit C.

     1.5  CONVERSION OF SHARES.

     (a) Subject to Section 1.7(b), on the Effective Date, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the Company Shareholders:

          (i) subject to Section 1.5(c), each share of Company Common Stock deemed outstanding immediately prior to the Effective Date shall be converted into the right to receive that number of shares of Parent Common Stock that is equal to the "Exchange Ratio" (as defined in Section 1.5(b)(ii)); and

          (ii) each share of Common Stock, $.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Date shall be converted into one share of Common Stock of the Surviving Corporation.

          (b) For purposes of this Agreement:

             (i) the term "Merger Shares" shall mean shares of Parent Common Stock to be issued to the Company Shareholders in the Merger and shall be determined in accordance with the following formula:

        MERGER SHARES    =        X                X
                                           -
                                ------
                                0.252

             where "X" is equal to (1) the aggregate number of shares of Parent Common Stock outstanding immediately prior to the Effective Date, plus
        (2) the total number of shares of Parent Common Stock subject to outstanding options, warrants or other rights to acquire capital stock of Parent or issuable pursuant to securities or instruments convertible into or exchangeable for shares of capital stock of Parent outstanding immediately prior to the Effective Date; and

             (ii) the term "Exchange Ratio" shall mean the number of shares of Parent Common Stock into which each share of Company Common Stock is converted in the Merger and shall be equal to (1) the total number of Merger Shares divided by (2) the total number of shares of Company Common Stock deemed outstanding immediately prior to the Effective Date. For the purposes of this Section 1.5(b)(ii), all options, warrants or other rights to acquire capital stock of the Company or issuable pursuant to securities or instruments convertible into or exchangeable for shares of capital stock of the Company outstanding immediately prior to the Effective Date shall be deemed outstanding Common Stock of the Company; provided, however, that twenty-five percent (25%) of the up to one hundred (100) shares of Common Stock of the Company issuable upon exercise of those certain warrants of the Company issued to Imperial Bank shall not be deemed outstanding Common Stock of the Company to the extent such warrants are outstanding on the Effective Date.

          (c) If, between the date of this Agreement and the Effective Date, the shares of Company Common Stock or Parent Common Stock deemed outstanding are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction, the total number of Merger Shares shall be appropriately adjusted, provided that any such adjustment shall in all events result in the Company Shareholders immediately prior to the Effective Date receiving no less than the pro rata percentage of Merger Shares that would have been received by such shareholders prior to any such adjustment.

          (d) On the Effective Date, all rights with respect to Company Common Stock under Company Options and Company Warrants that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option and Company Warrant in accordance with the terms (as in effect as of the date hereof) of the stock option plan or other agreement, as the case may be, under which it was issued and the stock option agreement or warrant agreement, as the case may be, by which it is evidenced. From and after the Effective Date, (i) each Company Option and Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Option and Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option and Company Warrant immediately prior to the Effective Date multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option and Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Option and Company Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any Company Option or Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option and Company Warrant shall otherwise remain unchanged; provided, however, that each such Company Option and Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction subsequent to the Effective Date. The Company shall take all actions that may be necessary (under the benefits plan or other agreements pursuant to which Company Options and Company Warrants are outstanding) to effectuate the provisions of this Section 1.5(d) and to ensure that, from and after the Effective Date, holders of Company Options and Company Warrants have no rights with respect thereto other than those specifically provided herein.

     1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. On the Effective Date, (a) all certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Date shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Date shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Date. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Date. If, after the Effective Date, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE PROCEDURES. On or as soon as practicable after the Effective Date, Parent will send or cause to be sent to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to Section 1.7(b), upon surrender of a Company Stock Certificate for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5(a)(i), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(a), each Company Stock Certificate shall be deemed, from and after the Effective Date, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock as contemplated by Section 1.7(b)). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock

     Certificate to provide an appropriate affidavit of loss and indemnity agreement against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market on the day of Closing (and if such day is not a trading day, then the last trading day immediately preceding the Closing Date).

          (c) LEGENDS. The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

          (d) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  INDEMNITY SHARES.

          (a) SHAREHOLDERS INDEMNITY SHARES. Upon the Effective Date, Parent shall withhold ten percent (10%) of that number of Merger Shares (the "Shareholders Indemnity Shares") to be issued to the Company Shareholders pursuant to Section 1.5(a) (rounded down to the nearest whole share to be issued to the Company Shareholders). The Shareholders Indemnity Shares shall be delivered to the Escrow Agent as collateral for the Company's and Company Shareholders' indemnification obligations set forth in Section
     10.3. The Shareholders Indemnitee Shares will be represented by a certificate or certificates issued in the names of the Company Shareholders pro rata for each Company Shareholder and, except as set forth in Section 10, shall be held in escrow by the Escrow Agent to satisfy any claims made on or before the first anniversary of the Effective Date (the "Escrow Period"). The administration by the Escrow Agent of the Shareholders Indemnity Shares during the Escrow Period shall be conducted pursuant to the terms of an escrow agreement in the form of Exhibit D among Parent, the Company Shareholders, Escrow Agent and W. David Sykes as representative for the Company Shareholders (the "Shareholders' Representative").

          (b) PARENT INDEMNITY SHARES. On or prior to the Effective Time, Parent shall have reserved, and, except as set forth in Section 10, shall at all times maintain in reserve during the Escrow
     Period, that number of authorized but unissued shares of Parent Common Stock equal to the number of Shareholders Indemnity Shares withheld pursuant to Section 1.8(a) (the "Parent Indemnity Shares"). The Parent Indemnity Shares shall be held to satisfy the Parent's and Merger Sub's indemnification obligations set forth in Section 10.4.

     1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 FURTHER ACTION. If, at any time after the Effective Date, any further action is determined by Parent to be necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

     The Company and the Shareholder, jointly and severally, represent and warrant to Parent and Merger Sub that, except as set forth in the disclosure schedule prepared by the Company in accordance with the requirements of Section
12.11 and delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"):

     2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to (i) conduct its business in the manner in which it is now being conducted, (ii) own and use its assets in the manner in which its assets are now being owned and used and (iii) perform its obligations under all Material Company Contracts by which it is bound. The Company has no subsidiaries. Other than changes in the conduct of the Company's business proposed to be made by the Company in connection with the Merger, the Company does not have any plans to change, in any material respect, a line of its business.

          (b) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of the jurisdictions set forth in
     Part 2.1(b) of the Company Disclosure Schedule, which are all the jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Board of Directors of the Company and all committees of the Board of Directors of the Company. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of the Company are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 CAPITALIZATION. The authorized capital stock of the Company consists of: (i) 25,000 shares of Company Common Stock, no par value, of which 10,000 shares have been issued and are outstanding. Part 2.3 of the Company Disclosure Schedule sets forth the names of the Company Shareholders and the number of shares and certificate numbers of Company Common Stock owned of record by each of such shareholders. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. There are no outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company. All outstanding shares of Company Common Stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements and all requirements set forth in applicable Company Contracts. The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

     2.4  FINANCIAL STATEMENTS.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

             (i) the audited balance sheets of the Company as of October 31, 1996 and 1995, and the related audited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Price Waterhouse LLP relating thereto; and

             (ii) The unaudited balance sheet of the Company as of January 31, 1997 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of income of the Company for the two-month period then ended.

          (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5  ABSENCE OF CHANGES.  Since October 31, 1996:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations or financial performance, and, to the best knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction to any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options or Company Warrants), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Company Options and Company Warrants described in Part 2.3 of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Company Option or Company Warrant, or
     (ii) any restricted stock purchase agreement;

          (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since October 31, 1996, exceeds $100,000 in the aggregate;

          (i) the Company has not (i) entered into any Material Company Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Company Contract to which it is or was a party or under which it has or had any material rights or obligations;

          (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) the Company has not written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of $100,000 individually or in the aggregate;

          (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with the Company's past practices;

          (m) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $100,000 individually or in the aggregate;

          (n) the Company has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee except in the ordinary course of business and consistent with past practices;

          (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (p) the Company has not made any Tax election;

          (q) the Company has not commenced or settled any Legal Proceeding;

          (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     2.6  TITLE TO ASSETS.

          (a) The Company owns, and has good and valid title to, all assets purported to be owned by it, including all of the assets reflected in the Company Financial Statements and all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are being leased or licensed to the Company that involve obligations of the Company in excess of $100,000 on an individual basis.

     2.7  ACCOUNTS RECEIVABLE; LOANS AND ADVANCES.

          (a) All accounts receivable of the Company that are reflected in the Unaudited Interim Balance Sheet or in the accounting records of the Company as of the Closing Date (collectively, the "Company Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Company Accounts Receivable are or will be, as of the Closing Date, current and collectible net of any respective reserves shown in the Unaudited Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Company Accounts Receivable relating to the amount or validity of such Company Accounts Receivable.

          (b) Part 2.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by the Company to all employees, directors, consultants or independent contractors of the Company, other than routine travel advances made to employees in the ordinary course of business.

     2.8  EQUIPMENT; LEASEHOLD.

          (a) The assets of the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is now being conducted.

          (b) The Company does not own any real property or any interest in real property.

     2.9  PROPRIETARY ASSETS.

          (a) The Company has good and valid title to all Company Proprietary Assets free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets. The Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. To the best knowledge of the Company, the Company is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis.

          (b) The Company has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. The Company has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to, any Company Proprietary Asset.

          (c) To the best knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not misappropriating or making any unlawful use of, and the Company has not at any time misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted and in the manner in which such business is proposed to be conducted after the Closing. The Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis and the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     2.10  CONTRACTS.

          (a) Part 2.10(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Contract:

             (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of the Company in excess of $60,000 per year;

             (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Company Proprietary Asset (except for any Company Proprietary Asset that is licensed to the

        Company under any third party software license agreement generally available to the public at a cost of less than $10,000);

             (iii) imposing any restriction on the Company's right or ability
        (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
        (C) to develop or distribute any technology;

             (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments or obligations in excess of $100,000 per year;

             (v) relating to the acquisition, issuance or transfer of any securities;

             (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company having a value in excess of $100,000;

             (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity (other than customary intellectual property indemnitees for hardware and software sold by the Company), any right of contribution or any surety arrangement, any of which obligations involve a Company obligation in excess of $100,000 per year;

             (viii) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

             (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Company Related Party (as defined in Section 2.18);

             (x) entered into outside the ordinary course of business;

             (xi) that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

             (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)

          (b) The Company has delivered to Parent accurate and complete copies of all Material Company Contracts identified in Part 2.10(a) of the Company Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) The Company:

             (i) has not violated or breached, or committed any material default under, any Material Company Contract in any material respect;

             (ii) represents that, to the best of its knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

             (iii) has not, since October 31, 1996, received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Company Contract, or (ii) any actual or possible termination of any Material Company Contract; and

             (iv) has not waived any of its material rights under any Material Company Contract.

     2.11 NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements and except for current liabilities incurred in the ordinary course of business since the date of the Company Financial Statements, the Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since December 31, 1995 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Since December 31, 1995, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 GOVERNMENTAL AUTHORIZATIONS. The Company has all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since December 31, 1995 has been, in compliance with the material terms and requirements of such Governmental Authorizations. Since December 31, 1995, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14  TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date (the "Company Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately prepared in all material respects. The Company has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable.

          (c) At all times since the date of its incorporation, the Company has been an S corporation within the meaning of Section 1631(a)(1) of the Code and has used the calendar year as its taxable year. The Company does not conduct any business in any state or political subdivision in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax, except that the Company is subject to taxation under the California state franchise tax laws. The Company does not conduct any business which is a historic business of, a continuation of, or successor to any business which was previously conducted by another corporation or any other entity which was subject to a United States corporate level tax on its gain or income including a tax imposed by reason of the provisions of Section 1374 and 1375 of the Code, or any predecessor provisions thereto. The Company has never acquired any asset, including goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of Section 1361(a)(2) of the Code or S corporation subject to the provisions of Section 1374 of the Code or predecessor provisions thereto. The Company has never had any Subchapter C earnings and profits within the meaning of Section 1362(d)(3)(B) of the Code. The Company and its shareholders have not taken any action which will result in (i) the termination or revocation prior to the consummation of the Merger of the Company's status as an S corporation within the meaning of Section 1361(a)(1) of the Code or (ii) the imposition of a tax on the Company under the provisions of Section 1374 of the Code. The Company is not a party to any agreement or arrangement with its shareholders to make distributions to its shareholders to pay any tax imposed on the shareholders, except as provided in Section 5.8.

     2.15  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Part 2.15(a) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement whose annual salaries are greater than $60,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 2.15(b) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Company Plan" and collectively referred to as the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

          (c) The Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company, the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Company Pension Plan").

          (d) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Company Welfare Plan") except for those Company Welfare Plans described in
     Part 2.15(d) of the Company Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (e) With respect to each Company Plan, the Company has delivered to
     Parent:

             (i) an accurate and complete copy of such Company Plan (including all amendments thereto);

             (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Company Plan for each of 1994 and 1995;

             (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Company Plan, and (B) each material employee communication relating to such Company Plan;

             (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

             (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

             (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (f) The Company is not required to be, and, to the best of the knowledge of the Company, the Company has never been required to be, treated as a single employer with any other Person under Section

     4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company, the Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either
     Section 4207 or 4208 of ERISA.

          (g) The Company does not have any plan or commitment to create any additional Company Welfare Plan or any Company Pension Plan, or to modify or change any existing Company Welfare Plan or Company Pension Plan (other than to comply with applicable law).

          (h) No Company Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and
     (iii) benefits the full cost of which are borne by current or former employees of the Company (or their beneficiaries)).

          (i) With respect to each of the Company Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (j) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

          (k) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

          (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company (whether or not under any Company Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (m) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     2.16 ENVIRONMENTAL MATTERS. The Company is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the best knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. (For purposes of this Section 2.16 and Section 3.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 INSURANCE. The business and properties of the Company are insured for the benefit of the Company in amounts deemed adequate by the Company's management against risks usually insured against by persons operating businesses similar to those of the Company in the localities where such properties are located.

     2.18 RELATED PARTY TRANSACTIONS. Except as set forth in the Company Financial Statements: (a) no Company Related Party has, and no Company Related Party has at any time since December 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Company Related Party is, or has at any time since December 31, 1995 been, indebted to the Company; (c) since December 31, 1995, no Company Related Party has entered into, or has had any direct or indirect financial interest in, any Material Company Contract, transaction or business dealing involving the Company; (d) no Company Related Party is competing, or has at any time since December 31, 1995 competed, directly or indirectly, with the Company; and (e) no Company Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18, each of the following shall be deemed to be a "Company Related Party": (i) each individual who is, or who has at any time since December 31, 1995 been, an officer or director of the Company; (ii) each individual who is, or who at any time since December 31, 1995 has been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the best knowledge of the Company, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company or its business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the best knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has full corporate power and authority to enter into and to perform its obligations under this Agreement and the execution, delivery and performance by the Company of this Agreement and the other agreements and transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, its Board of Directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 NON-CONTRAVENTION; CONSENTS AND NOTICES. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of the Company's articles of incorporation or bylaws;

          (b) with respect to the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) with respect to the Company, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

     Except as may be required by the HSR Act, the DGCL, the CGCL and state securities or blue sky laws, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22  FULL DISCLOSURE.

          (a) This Agreement (including the Company Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

          (b) The information supplied by the Company for inclusion in the Proxy Statement (as defined in Section 5.5(a)) will not, as of the date of the Proxy Statement or as of the date of the Parent Shareholders' Meeting (as defined in Section 5.6), contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

     2.23 FINDER'S FEE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company that, except as set forth in the Parent SEC Documents (as defined in Section 3.3(a)) or in the disclosure schedule prepared by Parent in accordance with the requirements of
Section 12.11 and that has been delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule") (the Parent SEC Documents and the Parent Disclosure Schedule are collectively referred to herein as the "Parent Disclosure Documents"):

     3.1  DUE ORGANIZATION, ETC.

          (a) Each of Parent, Merger Sub and each other subsidiary of Parent are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each of them have full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Parent Contracts by which it is bound. Each of Parent, Merger Sub and each other subsidiary of Parent is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby. Parent has no subsidiaries other than the Subsidiaries disclosed on Exhibit 21 to its Annual Report on Form 10-K for the year ended December 31, 1995 (the "Parent Subsidiaries"). Other than in connection with any change in the conduct of Parent's business proposed to be made by the Company or in connection with the Merger, Parent does not have any plans to change, in any material respect, a line of its business.

     3.2 CAPITALIZATION, ETC. The authorized capital stock of Parent consists of: (i) 20,000,000 shares of Class A Common Stock, $.01 par value per share, 5,633,819 shares of which have been issued and are outstanding as of the date hereof; and (ii) 2,250,000 shares of Class C Common Stock, $0.01 par value per share, none of which are issued or outstanding. All of the outstanding shares of Parent, Merger Sub and each Parent Subsidiary capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. All outstanding shares of Parent, Merger Sub and Parent Subsidiaries capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements, and all requirements set forth in applicable Parent Contracts. All of the outstanding shares of capital stock of Merger Sub and each Parent Subsidiary are owned beneficially and of record by Parent, free and clear of any Encumbrances. There are no outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent. The Merger Shares, when issued by Parent to the Company's shareholders in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of any Encumbrances created or imposed, directly or indirectly, by Parent. There are no preemptive or similar rights with respect to the Parent's capital stock.

     3.3  SEC FILINGS; FINANCIAL STATEMENTS

          (a) Parent has delivered to the Company accurate and complete copies (including copies of all exhibits) of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1994 (the "Parent SEC Documents"), which are all the reports and documents required to be filed by Parent with the SEC since January 1, 1994. Each of the Parent SEC Documents was timely filed by Parent in accordance with the rules and regulations of the SEC and the NASD. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Parent is eligible to file a registration statement on Form S-3 with the SEC covering the registration of the Merger Shares for resale and meets all of the requirements for the use of Form S-3 for resales, including all requirements set forth in Form S-3 and the rules and regulations promulgated under the Securities Act.

          (c) As of the time they were filed with the SEC, the consolidated financial statements (including, in each case, any notes related thereto) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby. There are no amendments to the Parent consolidated financial statements dated September 30, 1996 (as filed with the SEC) necessary in order to make such statements comply with clauses
     (i), (ii) and (iii) above.

          (d) Parent has furnished to the Company a complete and accurate copy of any amendments, supplements or modifications that have not yet been filed with the SEC to agreements, documents or other instruments that have been previously filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.4 DISCLOSURE. None of the information relating to Parent or Parent Subsidiaries or Parent's officers and directors to be contained in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of Parent or at the time of the Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     3.5  ABSENCE OF CHANGES.  Since December 31, 1996:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of Parent or any of the Parent Subsidiaries, and, to the best knowledge of Parent, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Parent and its subsidiaries taken as a whole;

          (b) there has not been any material loss, damage or destruction to any of the assets of Parent or any of the Parent Subsidiaries (whether or not covered by insurance);

          (c) neither Parent nor any Parent Subsidiary has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock nor has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) neither Parent nor any Parent Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding Parent Options or Parent Warrants described in the Parent Disclosure Documents),
     (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Parent Options and Parent Warrants described in the Parent Disclosure Documents), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the articles of organization or bylaws of Parent or any Parent Subsidiary, and neither Parent nor any Parent Subsidiary has effected or been a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) neither Parent nor any Parent Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Parent Option or Parent Warrant, or (ii) any restricted stock purchase agreement;

          (g) neither Parent nor any Parent Subsidiary has formed any subsidiary or acquired any equity interest or other interest in any other Entity other than Merger Sub;

          (h) neither Parent nor any Parent Subsidiary has made any capital expenditure which, when added to all other capital expenditures made exceeds $100,000 in the aggregate;

          (i) neither Parent nor any Parent Subsidiary has (i) entered into any Material Parent Contract (as defined in Section 3.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Parent Contract to which it is or was a party or under which it has or had any material rights or obligations;

          (j) neither Parent nor any Parent Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (k) neither Parent nor any Parent Subsidiary has written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of $100,000 individually or in the aggregate;

          (l) neither Parent nor any Parent Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with past practices;

          (m) neither Parent nor any Parent Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $100,000 individually or in the aggregate;

          (n) neither Parent nor any Parent Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or
     (iii) hired any new employee except in the ordinary course of business and consistent with past practices;

          (o) neither Parent nor any Parent Subsidiary has changed any of its methods of accounting or accounting practices in any respect;

          (p) neither Parent nor any Parent Subsidiary has made any Tax election;

          (q) neither Parent nor any Parent Subsidiary has commenced or settled any Legal Proceeding;

          (r) neither Parent nor any Parent Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) neither Parent nor any Parent Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     3.6  TITLE TO ASSETS.

          (a) Parent and each Parent Subsidiary owns, and has good and valid title to, all assets purported to be owned by it, including the assets reflected in the Parent consolidated financial statements dated as of December 31, 1996 (as of the respective dates of such statements) and all other assets reflected in such entity's books and records as being owned by it. All of said assets are owned by Parent or such Parent Subsidiary, as the case may be, free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent and its subsidiaries taken as a whole.

          (b) Part 3.6(b) of the Parent Disclosure Schedule identifies all assets that are being leased or licensed to Parent and each Parent Subsidiary that involve obligations in excess of $100,000 on an individual basis, and that are not otherwise disclosed in the Parent SEC Documents.

     3.7  BANK ACCOUNTS; ACCOUNTS RECEIVABLE; LOANS AND ADVANCES.

          (a) Part 3.7(a) of the Parent Disclosure Schedule provides a list of each account maintained by or for the benefit of Parent and each Parent Subsidiary at any bank or other financial institution.

          (b) All accounts receivable of Parent and each Parent Subsidiary that are reflected in the Parent consolidated financial statements dated as of December 31, 1996 (collectively, the "Parent Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Parent Accounts Receivable are or will be, as of the Closing Date, current and collectible net of any respective reserves shown in the Parent consolidated financial statements dated as of December 31, 1996 (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Parent Accounts Receivable relating to the amount or validity of such Parent Accounts Receivable.

          (c) Part 3.7(c) of Parent Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by Parent or any Parent Subsidiary to any employee, director, consultant or independent contractor of Parent or any Parent Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

     3.8  EQUIPMENT; LEASEHOLD.

          (a) The assets of Parent and each Parent Subsidiary are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of such entity's business in the manner in which such business is now being conducted.

          (b) Neither Parent nor any Parent Subsidiary owns any real property or any interest in real property, except as described in the Parent SEC Documents.

     3.9  PROPRIETARY ASSETS.

          (a) Parent has good and valid title to all Parent Proprietary Assets free and clear of all Encumbrances, and has a valid right to use all Parent Proprietary Assets. No Parent Subsidiary has any title to any Parent Proprietary Asset. Neither Parent nor any Parent Subsidiary is obligated to make any payment to any Person for the use of any Parent Proprietary Asset. To the best knowledge of Parent, Parent is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Parent Proprietary Assets on an exclusive basis.

          (b) Parent and each Parent Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets. Neither Parent nor any Parent Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than Parent or a Parent Subsidiary) has access to or has any rights with respect to any Parent Proprietary Asset.

          (c) To the best knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Neither Parent nor any Parent Subsidiary is misappropriating or making any unlawful use of, and neither Parent nor any Parent Subsidiary has at any time misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

          (d) Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent and each Parent Subsidiary to conduct its business in the manner in which such business has been conducted. Neither Parent nor any Parent Subsidiary has licensed any of the Parent Proprietary Assets to any Person on an exclusive basis and neither Parent nor any Parent Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     3.10  CONTRACTS.

          (a) Part 3.10(a) of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Material Parent Contract." For purposes of this Agreement, a "Material Parent Contract" shall be deemed to be any
     Contract:

             (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of Parent in excess of $60,000 per year;

             (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Parent Proprietary Asset (except for any Parent Proprietary Asset that is licensed to the Parent or any Parent Subsidiary under any third party software license agreement generally available to the public at a cost of less than $10,000);

             (iii) imposing any restriction on Parent's or any Parent Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

             (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments or obligations in excess of $100,000 per year;

             (v) relating to the acquisition, issuance or transfer of any securities other than stock options granted to employees, directors or consultants pursuant to a Parent Plan;

             (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by Parent or any Parent Subsidiary having a value in excess of $100,000;

             (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity (other than customary intellectual property indemnities for hardware and software sold by Parent), any right of contribution or any surety arrangement, any of which obligations involve a Parent obligation in excess of $100,000 per year;

             (viii) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

             (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Parent Related Party (as defined in Section 3.18);

             (x) entered into outside the ordinary course of business;

             (xi) that may not be terminated by Parent or such Parent Subsidiary (without penalty) within 60 days after the delivery of a termination notice by Parent or such Parent Subsidiary; and

             (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)

          (b) Parent has delivered to the Company accurate and complete copies of all Material Parent Contracts identified in Part 3.10(a) of the Parent Disclosure Schedule, including all amendments thereto. Each Material Parent Contract identified in Part 3.10(a) of the Parent Disclosure Schedule is valid and in full force and effect, and is enforceable by Parent or such Parent Subsidiary in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) Parent and each Parent Subsidiary:

             (i) have not violated or breached, or committed any material default under, any Material Parent Contract in any material respect;

             (ii) represent that, to the best of their knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Parent Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Parent Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Parent Contract, or (D) give any Person the right to cancel, terminate or modify any Material Parent Contract;

             (iii) have not, since September 30, 1996, received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Parent Contract, or (ii) any actual or possible termination of any Material Parent Contract; and

             (iv) have not waived any of their material rights under any Material Parent Contract.

     3.11 NO UNDISCLOSED LIABILITIES. Except as set forth in the Parent SEC Documents and except for current liabilities incurred in the ordinary course of business since September 30, 1996, neither Parent nor any Parent Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured.

     3.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent and each Parent Subsidiary is, and has at all times since December 31, 1995 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole. Since December 31, 1995, neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     3.13 GOVERNMENTAL AUTHORIZATIONS. Parent and each Parent Subsidiary has all Governmental Authorizations necessary to enable Parent and such Parent Subsidiary to conduct its business in the manner in which its business is currently being conducted. Parent and each Parent Subsidiary is, and at all times since December 31, 1995 has been, in compliance with the material terms and requirements of such Governmental Authorizations. Since December 31, 1995, neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     3.14  TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body on or before the Closing Date (the "Parent Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately prepared in all material respects. Parent and each Parent Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The consolidated financial statements of Parent contained in the Parent SEC Documents fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to Parent or any Parent Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent or any Parent Subsidiary. There are no liens for Taxes upon any of the assets of Parent or any Parent Subsidiary, except liens for current Taxes not yet due and payable.

     3.15  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Part 3.15(a) of the Parent Disclosure Schedule contains a list of all salaried employees of Parent and each Parent Subsidiary as of the date of this Agreement whose annual salaries are greater than $60,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither Parent nor any Parent Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 3.15(b) of the Parent Disclosure Documents identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Parent Plan" and collectively referred to as the "Parent Plans") sponsored, maintained, contributed to or required to be contributed to by Parent or any Parent Subsidiary for the benefit of any current or former employee of Parent or any Parent Subsidiary.

          (c) Neither Parent nor any Parent Subsidiary maintains, sponsors or contributes to, and, to the best of the knowledge of Parent, neither Parent nor any Parent Subsidiary has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Parent (a "Parent Pension Plan").

          (d) Neither Parent nor any Parent Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Parent or any Parent Subsidiary (a "Parent Welfare Plan") except for those Parent Welfare Plans described in Part 3.15(d) of the Parent Disclosure Schedule or in the Parent SEC Documents, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (e) With respect to each Parent Plan, Parent has delivered to the
     Company:

             (i) an accurate and complete copy of such Parent Plan (including all amendments thereto);

             (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Parent Plan for each of 1994 and 1995;

             (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Parent Plan, and (B) each material employee communication relating to such Parent Plan;

             (iv) if such Parent Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

             (v) accurate and complete copies of all Contracts relating to such Parent Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

             (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (f) Neither Parent nor any Parent Subsidiary is required to be, and, to the best of the knowledge of Parent, neither Parent nor any Parent Subsidiary has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c),
     (m) or (o) of the Code. Neither Parent nor any Parent Subsidiary has ever been a member of an "affiliated service group" within the meaning of
     Section 414(m) of the Code. To the best knowledge of Parent, neither Parent nor any Parent Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

          (g) Neither Parent nor any Parent Subsidiary has any plan or commitment to create any additional Parent Welfare Plan or any Parent Pension Plan, or to modify or change any existing Parent Welfare Plan or Parent Pension Plan (other than to comply with applicable law).

          (h) No Parent Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Parent or any Parent Subsidiary after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the consolidated financial statements included in the Parent SEC Documents, and (iii) benefits the full cost of which are borne by current or former employees of Parent or any Parent Subsidiary (or their beneficiaries)).

          (i) With respect to each of Parent Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (j) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

          (k) Each of the Parent Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

          (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of Parent or any Parent Subsidiary (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (m) Parent and each Parent Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     3.16 ENVIRONMENTAL MATTERS. Parent and each Parent Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. Parent and each Parent Subsidiary possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and Parent and each Parent Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. Neither Parent nor any Parent Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that Parent or any Parent Subsidiary is not in compliance with any Environmental Law, and, to the best knowledge of Parent, there are no circumstances that could reasonably be expected to prevent or interfere with Parent's or any Parent Subsidiary's compliance with any Environmental Law in the future. To the best knowledge of Parent, no current or prior owner of any property leased or controlled by Parent and/or such Parent Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or Parent and/or such Parent Subsidiary is not or was not in compliance with any Environmental Law.

     3.17 INSURANCE. The business and properties of Parent and each Parent Subsidiary are insured for the benefit of Parent and/or such Parent Subsidiary in amounts deemed adequate by Parent's management against risks usually insured against by persons operating businesses similar to those of Parent or such Parent Subsidiary in the localities where such properties are located.

     3.18  RELATED PARTY TRANSACTIONS.  Except as set forth in the Parent SEC
Documents: (a) no Parent Related Party has, and no Parent Related Party has at any time since December 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Parent or any Parent Subsidiary; (b) no Parent Related Party is, or has at any time since December 31, 1995 been, indebted to Parent or any Parent Subsidiary; (c) since December 31, 1995, no Parent Related Party has entered into, or has had any direct or indirect financial interest in, any Material Parent Contract, transaction or business dealing involving Parent or any Parent Subsidiary; (d) no Parent Related Party is competing, or has at any time since December 31, 1995 competed, directly or indirectly, with Parent or any Parent Subsidiary; and (e) no Parent Related Party has any claim or right against Parent or any Parent Subsidiary (other than rights to receive compensation for services performed as an employee of Parent or any Parent Subsidiary). (For purposes of this Section 3.18, each of the following shall be deemed to be a "Parent Related Party": (i) each individual who is, or who has at any time since December 31, 1995 been, an officer or director of Parent or any Parent Subsidiary; (ii) each individual who is, or who at any time since December 31, 1995 has been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than Parent or a Parent Subsidiary) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     3.19 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the best knowledge of Parent, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on Parent, any Parent Subsidiary or their businesses taken as a whole; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the assets owned or used by Parent or any Parent Subsidiary, is subject. To the best knowledge of Parent, no officer or other employee of Parent or any Parent Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's or such Parent Subsidiary's business. There is no action, suit, proceeding or investigation by Parent or any Parent Subsidiary currently pending or which Parent or any Parent Subsidiary intends to initiate.

     3.20 AUTHORITY; BINDING NATURE OF AGREEMENT. Except for the approval of the Merger by the shareholders of Parent as contemplated by Section 5.6, Parent and Merger Sub have the full corporate power and authority to perform their obligations under this Agreement; the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective Boards of Directors, and the execution, delivery and performance of this Agreement by Merger Sub have been duly authorized by all necessary action on the part of Parent, as the sole shareholder of Merger Sub. This Agreement consitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.21 NON-CONTRAVENTION; CONSENTS AND NOTICES. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of Parent's or any Parent Subsidiary's articles of organization, articles of incorporation or bylaws;

          (b) with respect to Parent or any Parent Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal

     Requirement or any order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the assets owned or used by Parent or any Parent Subsidiary, is subject;

          (c) with respect to Parent or any Parent Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, any Governmental Authorization that is held by Parent or any Parent Subsidiary or that otherwise relates to Parent's or any Parent Subsidiary's business or to any of the assets owned or used by Parent or any Parent Subsidiary;

          (d) contravene, conflict with or result in a violation of breach of, or result in a default under, any provision of any Material Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Parent Contract, (ii) accelerate the maturity or performance of any Material Parent Contract, or (iii) cancel, terminate or modify any Material Parent Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent or any Parent Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent and its subsidiaries taken as a whole).

     Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the Massachusetts Business Corporation Law, the HSR Act and the rules of the NASD, neither Parent nor any Parent Subsidiary is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation of the Merger.

     3.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock of Parent (the "Requisite Vote") is the only vote of the holders of any class or series of Parent's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated thereby.

     3.23 COMPANY ACTION. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Parent and its shareholders, (b) unanimously approved this Agreement and the Merger in accordance with the applicable provisions of the Massachusetts Business Corporation Law, (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Parent Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Parent's shareholders at the Parent Shareholders' Meeting, and (d) adopted a resolution having the effect of causing Parent not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated thereby.

     3.24 FAIRNESS OPINION. Parent has received the written opinion of Needham & Company, Inc., financial advisor to Parent, to the effect that the consideration to be paid by Parent to the Company Shareholders in the Merger is fair to the shareholders of Parent from a financial point of view.

     3.25 FINDER'S FEE. Except for Needham & Company, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of Parent or any of its subsidiaries. The fees and commissions (other than reimbursement of expenses) payable to Needham & Company, Inc. as contemplated by this Section
3.12 will not exceed $250,000. A copy of Parent's agreement with Needham & Company, Inc. has been delivered to the Company.

     3.26  FULL DISCLOSURE.

          (a) This Agreement (including the Parent Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

          (b) The information supplied by Parent for inclusion in the Proxy Statement (as defined in Section 5.5(a)) will not, as of the date of the Proxy Statement or as of the date of the Parent Shareholders' Meeting (as defined in Section 5.6), contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Date (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent or its Representatives may reasonably request.

     4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, except as contemplated by this Agreement or consented to by Parent in writing, the Company shall:

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company in each case, in all material respects;

          (c) use reasonable efforts to keep in full force all insurance policies in effect as of the date of this Agreement;

          (d) cause its chief executive officer to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

          (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock upon the exercise of outstanding Company Options or Company Warrants);

          (g) not amend or waive any of its rights under, or authorize the acceleration of vesting under (i) any provision of its Company Stock Plans,
     (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant or (iii) any provision of any restricted stock purchase agreement;

          (h) not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

          (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Company Contract, or
     (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Company Contract;

          (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person except that the Company may sell inventory in the ordinary course of business, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Company Contracts;

          (m) not (i) lend money to any Person (other than ordinary advances for travel and entertainment), or (ii) incur or guarantee any indebtedness in excess of $100,000, except that the Company may make routine borrowings in the ordinary course of business under its line of credit with Imperial Bank or any other lines of credit disclosed in the Company Disclosure Schedule;

          (n) not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except pursuant to agreements in effect on the date hereof, or
     (iii) hire any new employee whose aggregate annual compensation is expected to exceed $60,000, except that the Company may enter into employment agreements with (i) Shareholder in the form attached hereto as Exhibit E and (ii) Mr. Harris Ravine in the form attached hereto as Exhibit F.

          (o) not change any of its methods of accounting or accounting practices in any respect (except as otherwise required by generally accepted accounting principles or any change therein);

          (p) not make any Tax election;

          (q) not commence or settle any Legal Proceeding;

          (r) not make any prepayment of principal or interest, or otherwise discharge amounts payable with respect to the Shareholder Debt;

          (s) except as contemplated by this Agreement, not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (t) not agree or commit to take any of the actions described in clauses "(e)" through "(s)" of this Section 4.2.

     4.3  NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

             (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

             (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

             (iii) any breach of any covenant or obligation of the Company; and

             (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
        Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of
     (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

     4.4  NO SOLICITATION.

          The Company shall not directly or indirectly, and shall not authorize or permit any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or Contract contemplating or otherwise relating to any Company Acquisition Transaction.

     4.5 TAX REPRESENTATION LETTER. As soon as practicable after the execution of this Agreement, the Company shall deliver to Cooley Godward LLP and Palmer & Dodge LLP, tax representation letters in customary form (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.9 and Section 8.9) and the Company shall use its best efforts to obtain and deliver to Parent, Continuity of Interest Certificates signed by each shareholder of the Company, each of which shall be in such customary form as is reasonably required by each of Cooley Godward LLP and Palmer & Dodge LLP.

     4.6 INDEPENDENT DIRECTORS. During the Escrow Period, Shareholder agrees to vote his shares in favor of, and take other action appropriate to cause, the election of at least two (2) "independent directors" (as such term is defined in Rule 4460(c) of the Marketplace Rules of The Nasdaq Stock Market) to the Board of Directors of the Company.

SECTION 5.  CERTAIN COVENANTS OF PARENT

     5.1 ACCESS AND INVESTIGATION. During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary, and with such additional financial, operating and other data and information regarding Parent and each Parent Subsidiary, as the Company or its Representatives may reasonably request.

     5.2 OPERATION OF PARENT'S BUSINESS. During the Pre-Closing Period, except as contemplated by this Agreement or consented to by the Company in writing, Parent shall, and shall cause each Parent Subsidiary to:

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Parent or any Parent Subsidiary in each case, in all material respects;

          (c) use reasonable efforts to keep in full force all insurance policies in place as of the date of this Agreement;

          (d) cause its chief executive officer to report regularly (but in no event less frequently than weekly) to the Company concerning the status of Parent's business;

          (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than the surrender of options in connection with terminations of employment);

          (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent shall be permitted to issue Parent Common Stock upon the exercise of outstanding Parent Options or Parent Warrants);

          (g) not amend or waive any of its rights under, or authorize the acceleration of vesting under, (i) any provision of its Stock Plans, (ii) any provision of any agreement evidencing any outstanding Parent Option or Parent Warrant, or (iii) any provision of any restricted stock purchase agreement;

          (h) except for the amendment necessary to authorize the additional shares of Class A Common Stock to be issued as Merger Shares pursuant to
     Section 1.5(a) of this Agreement, not amend or permit the adoption of any amendment to its articles of organization or bylaws, or effect or permit Parent or any Parent Subsidiary to become a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Parent or any Parent Subsidiary during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

          (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Parent Contract, or
     (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Parent Contract;

          (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, except that Parent may dispose or attempt to dispose of the AS/400 Assets and sell inventory to the Company or otherwise in the ordinary course of business, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by Parent pursuant to Contracts that are not Material Parent Contracts;

          (m) not (i) lend money to any Person (other than ordinary advances for travel and entertainment), or (ii) incur or guarantee any indebtedness in excess of $100,000, except that Parent and each Parent Subsidiary may make routine borrowings in the ordinary course of business under its existing lines of credit disclosed in the Parent SEC Documents;

          (n) not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except pursuant to agreements in effect on the date hereof, or
     (iii) hire any new employee whose aggregate annual compensation is expected to exceed $60,000;

          (o) not change any of its methods of accounting or accounting practices in any respect (except as otherwise required by generally accepted accounting principles or any change therein);

          (p) not make any Tax election;

          (q) not commence or settle any Legal Proceeding;

          (r) except as contemplated by this Agreement, not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 5.2.

     5.3  NOTIFICATION; UPDATES TO PARENT DISCLOSURE SCHEDULE.

          (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

             (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement or an inaccuracy in the Parent SEC Documents;

             (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement; if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

             (iii) any breach of any covenant or obligation of Parent; and

             (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
        Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent in this Agreement, or
     (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

     5.4  NO SOLICITATION.  During the Pre-Closing Period:

          (a) Parent shall not directly or indirectly, and shall not authorize or permit any Parent Subsidiary or any Representative of Parent directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Parent or any Parent Subsidiary to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction; provided, however, that this Section 5.4(a) shall not prohibit Parent from furnishing information regarding Parent or any Parent Subsidiary to, or entering into discussions with, any Person in response to an unsolicited bona fide written proposed Acquisition Proposal submitted by such Person if (1) the Board of Directors of Parent concludes in good faith, based upon the written advice of its financial advisor, that such Acquisition Proposal could reasonably be expected to result in a transaction that is more favorable to Parent's shareholders than the Merger (any such more favorable unsolicited bona fide written Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"), (2) the Board of Directors of Parent concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's shareholders under applicable law, (3) prior to furnishing any such information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent's intention to furnish information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of Parent, and (4) prior to furnishing any such information to such Person, Parent furnishes such information to the Company (to the extent such information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, Parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Parent, whether or not such Representative is purporting to act on behalf of Parent, shall be deemed to constitute a breach of this Section 5.4 by Parent.

          (b) Parent shall promptly advise the Company orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period.

          (c) Parent shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement with any Person that relate to any Acquisition Proposal.

     5.5  PROXY STATEMENT.

          (a) As promptly as practicable after the date of this Agreement, Parent shall prepare and cause to be filed with the SEC a preliminary proxy statement together with a form of proxy (collectively, the "Proxy Statement") and any other documents required by the Securities Act or the Exchange Act in connection with the Merger with respect to the Parent Shareholders' Meeting at which the shareholders of Parent will be asked to vote upon and approve this Agreement, the Merger and an amendment to Parent's Articles of Organization increasing the authorized shares of Parent Common Stock. Parent shall cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, respond promptly to any comments of the SEC or its staff and use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable after such filing and promptly thereafter file the definitive Proxy Statement with the SEC and mail the definitive Proxy Statement to the shareholders of Parent. The Company shall promptly furnish to Parent all information concerning the Company and its shareholders as may be required or reasonably requested in connection with the preparation of the Proxy Statement. Parent shall (i) notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and (ii) shall promptly supply the Company with copies of all written correspondence with the SEC or its staff with respect to the Proxy Statement. Parent shall not file any amendment or supplement to the Proxy Statement to which the Company shall have reasonably objected. Whenever any event occurs that should be set forth in an amendment or supplement to the Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and shall cooperate in filing with the SEC or its staff, and, if appropriate, mailing to stockholders of Parent, such amendment or supplement.

          (b) Prior to the Effective Date, Parent shall make all required filings with state regulatory authorities and the NASD, and shall ensure that the Merger Shares will be qualified under the securities or "blue sky" law of every jurisdiction of the United States in which any registered shareholder of the Company has an address of record on the record date for determining the shareholders entitled to notice of and to vote on the Merger.

     5.6  PARENT SHAREHOLDERS' MEETING.

          (a) Parent shall take all action necessary in accordance with its articles of organization, bylaws and applicable law to call, give notice of, convene and hold a special meeting of the holders of Parent Common Stock (the "Parent Shareholders' Meeting") to consider, act and vote upon the adoption and approval of this Agreement and the Merger and an amendment to Parent's Articles of Organization increasing the authorized shares of Parent Common Stock. The Parent Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Proxy Statement has been cleared by the SEC or, if the SEC has not taken formal action to clear the Proxy Statement, within 45 days of filing the definitive Proxy Statement with the SEC. The Company shall ensure that the Parent Shareholders' Meeting is called, convened, held and conducted, and that all proxies solicited in connection with the Parent Shareholders' Meeting are solicited in all material respects in compliance with all applicable Legal Requirements. The Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting in accordance with this Section 5.6(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Parent of any Acquisition Proposal, or by an withdrawal, amendment or modification of the recommendation of the Board of Directors of Parent with respect to this Agreement or the Merger.

          (b) The Board of Directors of Parent has unanimously recommended (and the Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended) that the holders of Parent Common Stock vote in favor and adopt and approve this Agreement, the Merger and the amendment to Parent's Articles of Organization at the Parent Shareholders' Meeting, which unanimous recommendation shall not be withdrawn, amended or modified in a manner adverse to the Company. For purposes of this Agreement, it shall constitute a modification adverse to the Company if such recommendation shall no longer be unanimous.

          (c) Notwithstanding the foregoing, nothing in Section 5.5 or in this
     Section 5.6 shall prevent the Board of Directors of Parent from withdrawing, amending or modifying its unanimous recommendation in favor of this Agreement and the Merger and approval and adoption of this Agreement and the amendment to Parent's Articles of Organization (and the Proxy Statement may reflect such withdrawal, amendment or modification) if (i) a Superior Proposal is made to Parent and is not withdrawn, (ii) the Board of Directors of Parent shall conclude in good faith, based upon the written advice of its outside legal counsel, that such withdrawal, amendment or modification is required in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations to Parent's shareholders under applicable law, and (iii) neither Parent nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4(a). Nothing contained in this Section 5.6(c) shall limit Parent's obligation to convene the Parent Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified).

     5.7 TAX REPRESENTATION LETTERS. As soon as practicable after the execution of this Agreement, Parent and Merger Sub shall deliver to Cooley Godward LLP and Palmer & Dodge LLP, tax representation letters in customary form (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.10 and Section 8.10).

     5.8 TAX DISTRIBUTION TO COMPANY SHAREHOLDERS. Parent acknowledges and agrees that the Company shall be entitled to make a distribution to its shareholders immediately prior to the Closing Date in an amount equal to the amount of any federal, state, local and foreign taxes payable by such shareholders with respect to the earnings and profits of the Company for the short S Corporation taxable year ending as of the Closing Date as estimated by the Company and subject to the approval of Parent and Parent's accountants, which approval shall not be unreasonably withheld. The Company shall deliver to Parent and its accountants not less than five (5) days before the Closing Date the Company's good faith estimate of the amount of such distribution and the financial statement information on which it is based, and the Company and Shareholder acknowledge that failure to provide such information can be reason for Parent withholding its approval.

     5.9 PARENT CONSULTANT. Parent may, in its discretion, retain Harris Ravine to provide consulting services to Parent during the Pre-Closing Period at a rate of up to $25,000 per month. The Company acknowledges that any services to be provided by Mr. Ravine to Parent during this period to prepare for the closing and the combination of the operations of the Company and Parent after the Closing shall ultimately inure to the benefit of all of the parties. The Company agrees to pay to Parent an amount equal to seventy-five percent (75%) of any compensation payable by Parent to Harris Ravine for such services, which payment shall be due and payable within three (3) business days of notice from Parent of any payment due for such services; provided that any such amount payable by the Company shall not exceed $18,750 per month and shall not be refundable if the Merger and the transactions contemplated hereby are not completed for any reason.

SECTION 6.  ADDITIONAL COVENANTS OF THE PARTIES

     6.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his or its commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such parties during the Pre-Closing Period.

     6.2 PUBLIC ANNOUNCEMENTS. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby. Without limiting the generality of the foregoing, neither party shall (and neither party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior consent, except that either party shall be permitted, without the consent of the other party, to make such disclosures as are required to be made under applicable law.

     6.3 BEST EFFORTS. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

     6.4 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to
(i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Company Disclosure Schedule except as to matters previously approved by Parent in writing and without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties).

     7.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on the Company.

     7.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to Parent a certificate of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth in Sections 7.1, 7.2 and 7.3.

     7.5 SHAREHOLDER APPROVAL. The terms of the Merger and this Agreement shall have been adopted and approved by the Requisite Vote of Parent's shareholders.

     7.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule and Part
3.21 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     7.7  TAX REPRESENTATION LETTER; CONTINUITY OF INTEREST
CERTIFICATES. Parent shall have received from the Company a tax representation letter and from each of the shareholders of the Company Continuity of Interest Certificates as contemplated by Section 4.5;

     7.8 LEGAL OPINION. Parent shall have received a legal opinion of Cooley Godward LLP, in the form of Exhibit G, dated as of the Closing Date;

     7.9 TAX OPINION. Parent shall have received a legal opinion of Palmer & Dodge LLP, counsel to Parent, addressed to the Parent, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Parent or the Company as a result of the issuance of Parent Common Stock pursuant to this Agreement (it being understood that, in rendering such opinion, Palmer & Dodge, LLP may rely upon the tax representation letters and continuity of interest certificates referred to in Section 4.5 and Section 5.7);

     7.10 STOCK REPRESENTATION LETTER. Parent shall have received from each shareholder of the Company entitled to receive shares of Parent Common Stock pursuant to Section 1.5 an executed stock representation letter in the form of Exhibit H in connection with compliance with the exemption from registration under Section 5 of the Securities Act contained in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

     7.11 IMPERIAL BANK CREDIT LINE AMENDMENT. The Company shall have obtained all consents to the Merger from Imperial Bank as are reasonably required to permit the Company to maintain its line of credit with Imperial Bank substantially in the form in which it is currently maintained with such amendment as

Parent may reasonably request in light of the fact that the status of the Company after the Closing will be that of a C corporation .

     7.12 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.13 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Proceeding in which a Governmental Authority is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent and the Parent Subsidiaries taken as a whole or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     7.14 NO OTHER LITIGATION. There shall not be pending any Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole or the
Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent and the Parent Subsidiaries taken as a whole or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     7.15 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7.16 LOCK-UP AGREEMENT. Shareholder shall have executed and delivered to Parent a lock-up agreement in the form of Exhibit I.

     7.17 ESCROW AGREEMENT. Parent, the Company Shareholders, the Shareholders Representative and the Escrow Agent shall have entered into an escrow agreement in the form of Exhibit D.

     7.18 NONCOMPETITION AGREEMENT. Shareholder shall have executed and delivered to Parent a noncompetition agreement in the form of Exhibit J.

     7.19 LISTING. After giving effect to the Merger, the Parent Common Stock shall be listed or quoted on The Nasdaq National Market, The Nasdaq SmallCap Market or a national exchange.

SECTION 8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     8.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Parent Disclosure Schedule except as to matters previously approved by the Company in writing and without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties).

     8.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that Parent and/or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     8.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole.

     8.4 COMPLIANCE CERTIFICATE. Parent shall have delivered to the Company a certificate of the Chief Executive Officer of Parent evidencing compliance with the conditions set forth in Sections 8.1, 8.2 and 8.3.

     8.5 SHAREHOLDER APPROVAL. The terms of the Merger and this Agreement shall have been adopted and approved by the Requisite Vote of Parent's shareholders.

     8.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule and Part
3.21 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     8.7 LEGAL OPINION. The Company shall have received a legal opinion of Palmer & Dodge LLP, dated as of the Closing Date, in the form of Exhibit K;

     8.8 TAX REPRESENTATION LETTER. The Company shall have received from Parent and Merger Sub a tax representation letter as contemplated by Section 5.7.

     8.9 TAX OPINION. The Company shall have received a legal opinion of Cooley Godward LLP, dated as of the Closing Date, addressed to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company or its shareholders as a result of the transactions contemplated by this Agreement (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 4.5 and Section 5.7);

     8.10 EMPLOYMENT AGREEMENT. Mr. Harris Ravine shall have executed and delivered to the Company an employment agreement in the form of Exhibit F.

     8.11 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     8.12 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Proceeding in which a Governmental Authority is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent and the Parent Subsidiaries taken as a whole or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     8.13 NO OTHER LITIGATION. There shall not be pending any Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole or the
Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent and the Parent Subsidiaries taken as a whole or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     8.14 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     8.15 TAX DISTRIBUTION TO COMPANY SHAREHOLDERS. The Company shall have paid to the shareholders of the Company the amounts equal to the amount of taxes contemplated by Section 5.9.

     8.16 NONCOMPETITION AGREEMENT. Parent shall have executed and delivered to Shareholder a noncompetition agreement in the form of Exhibit J.

     8.17 LISTING. After giving effect to the Merger, the Parent Common Stock shall be listed or quoted on The Nasdaq National Market, The Nasdaq SmallCap Market or a national exchange.

SECTION 9.  TERMINATION

     9.1  TERMINATION.  This Agreement may be terminated prior to the Effective
Date:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by July 31, 1997 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Date);

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if the Parent Shareholders' Meeting shall have been held and this Agreement and the Merger shall not have been adopted and approved at such meeting by the Requisite Vote;

          (e) by the Company (at any time prior to the adoption and approval of this Agreement and the Merger by the Requisite Vote) if a Triggering Event shall have occurred; or

          (f) by Parent if the Board of Directors of Parent shall withdraw its recommendation in favor of this Agreement pursuant to Section 5.6(c); provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) unless Parent shall have paid the fee referred to in Section 9.3(b).

          (g) by either party if any of the other party's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in a party's representations and warranties or a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the breaching party shall have thirty (30) days from the time of receipt of written notice from the nonbreaching party of such breach or inaccuracy to cure such breach and if it is not cured within such thirty (30) day period, the nonbreaching party may terminate this Agreement under this Section 9.1(g) on account of such inaccuracy or breach.

     9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3,
Section 6.2 and Section 12 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

     9.3  FEES AND EXPENSES; TERMINATION FEES.

          (a) Except as set forth in this Section 9.3, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger.

          (b) If this Agreement is terminated by the Company pursuant to Section 9.1(e) or by Parent pursuant to Section 9.1(f), Parent shall pay to the Company, in cash (at the time specified in Section 9.3(c)), a nonrefundable fee in the amount of $550,000.

          (c) In the case of termination of this Agreement by Parent pursuant to
     Section 9.1(f), the fee referred to in Section 9.3(b) shall be paid by Parent prior to such termination, and in the case of termination of this Agreement by the Company pursuant to Section 9.1(e), the fee referred to in
     Section 9.3(b) shall be paid by Parent to the Company within three (3) business days after such termination.

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

     10.1 SURVIVAL OF COMPANY REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company herein (including the representations and warranties set forth in Section 2 or contained in any certificate delivered by an officer of the Company) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that if, at any date prior to the Expiration Date, Parent (acting in good faith) delivers to the Company a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by the Company (and setting forth in reasonable detail the basis for Parent's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved. The representations, warranties, covenants and obligations of the Company and the rights and remedies that may be exercised by Parent shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Parent; provided, however, that there shall be no liability for any matter disclosed to Parent pursuant to Section 4.3 and which Parent expressly waives in writing as a condition to closing. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

     10.2  SURVIVAL OF PARENT AND MERGER SUB REPRESENTATIONS AND
WARRANTIES. The representations and warranties made by Parent and Merger Sub herein (including the representations and warranties set forth in Section 3 or contained in any certificate delivered by an officer of Parent) shall survive the Closing and shall expire on the Expiration Date; provided however, that if, at any date prior to the Expiration Date, any Company Shareholder (acting in good faith) delivers to Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by Parent or Merger Sub (and setting forth in reasonable detail the basis for such Company Shareholder's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.4 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved. The representations, warranties, covenants and obligations of the Parent and

Merger Sub and the rights and remedies that may be exercised by the Company Shareholders, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Company Shareholders; provided, however, that there shall be no liability for any matter disclosed to the Company pursuant to Section 5.3 and which the Company expressly waives in writing as a condition to closing. For purposes of this Agreement, each statement or other item of information set forth in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by Parent and Merger Sub in this Agreement.

     10.3 INDEMNIFICATION BY COMPANY SHAREHOLDERS. Subject to the limitations contained in Section 10.1, this Section 10.3 and Section 10.7, from and after the Effective Date, the Company Shareholders shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any Damages which are directly or indirectly suffered or incurred by Parent or to which Parent may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty made by the Company or the Shareholder in Section 2. Notwithstanding the foregoing, Parent's sole recourse for any Damages with respect to which indemnification is sought under this Section 10 (other than Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation) shall be to the Shareholders Indemnity Shares. In no event shall a Company Shareholder's liability for any Damages with respect to which indemnification is sought be in excess of such Company Shareholder's pro rata amount of the Shareholders Indemnity Shares and no Company Shareholder shall have any personal liability for any Damages except with respect to Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach by such Company Shareholder.

     10.4 INDEMNIFICATION BY PARENT AND MERGER SUB. Subject to the limitations contained in Sections 10.2, this Section 10.4 and Section 10.7, from and after the Effective Date, Parent shall hold harmless and indemnify each of the Company Shareholders from and against, and shall compensate and reimburse each of the Company Shareholders for, any Damages which are directly or indirectly suffered or incurred by any of the Company Shareholders or to which any of the Company Shareholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in Section 3. Notwithstanding the foregoing, a Company Shareholder's sole recourse for any Damages with respect to which indemnification is sought under this Section 10 (other than Damages determined by a court in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation) shall be to the Parent Indemnity Shares.

     10.5 VALUATION OF INDEMNITY SHARES. The value of the Shareholders Indemnity Shares or the Parent Indemnity Shares, as the case may be, on any specific date (the "Determination Date") shall be equal to (i) the number of Shareholders Indemnity Shares or Parent Indemnity Shares, as the case may be, multiplied by (ii) the average of the closing sales prices of the Parent Common Stock as quoted on the Nasdaq Stock Market (the "Nasdaq Market") or any other market on which such shares are then traded for the ten (10) trading day period commencing five (5) trading days immediately prior to and including the Effective Date and ending five (5) trading days immediately following the Effective Date.

     10.6  NOTICE; DEFENSE OF CLAIM.

          (a) If any party entitled to indemnification under Section 10.3 or
     Section 10.4 (which for purposes of this Section 10.6 shall include the Surviving Corporation and Parent) (the "Indemnified Party") shall receive notice or otherwise learn of the assertion by any other Person of any claim or of the commencement by any such Person of any action (a "Third Party Claim") with respect to which a party may be obligated to provide indemnification pursuant to Section 10.3 or Section 10.4 (the "Indemnifying Party"), such Indemnified Party shall give written notice thereof to the Indemnifying Party within ten (10) business days after becoming aware of such Third Party Claim; provided, however, that the failure of any Indemnified Party to give notice as provided in this Section 10.6 shall not relieve the Indemnifying Party of its obligations under Section
     10.3 or Section 10.4, as the case may be, except to the extent that the Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Damages that has been or may be sustained by such Indemnified Party. Thereafter, such Indemnified Party shall deliver to the Indemnifying Party within 5 business days after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim (including court papers).

          (b) If, promptly after receipt by the Indemnifying Party of notice of any Third Party Claim as provided in Section 10.6(a), the Indemnifying Party shall give written notice to the Indemnified Party stating that it intends to assume the defense thereof, at its own cost, then the defense of such Third Party Claim, including selection of counsel reasonably satisfactory to the Indemnified Party, shall be by the Indemnifying Party and the Indemnified Party shall make no payment on such Third Party Claim as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying party in such defense. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no such notice to assume the defense against a Third Party Claim is received by the Indemnified Party from the Indemnifying Party, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of such Third Party Claim, with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable judgment.

          (c) If the Company Shareholders choose to defend or to seek to compromise or settle any Third Party Claim, Parent shall make available to the Company Shareholders any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claim.

          (d) No Third Party Claim made against any Indemnified Party shall be settled without the prior written consent of the Indemnifying Party. Notwithstanding anything else in this Section 10.6 to the contrary, neither any Company Shareholder nor Parent shall settle or compromise any Third Party Claim unless such settlement or compromise contemplates as an unconditional term thereof of the giving by such claimant or plaintiff to each related Company Shareholder or Parent, as the case may be, a written release from all liability with respect to such Third Party Claim.

     10.7 FURTHER LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnication under this Section 10 shall be subject to the following:

          (a) No Indemnifying Party shall have liability under Section 10.3 or
     Section 10.4 except to the extent that the Damages exceed $50,000 in the aggregate, in which event the Indemnifying Party shall be liable for all Damages, subject to the provisions of this Section 10.

          (b) No indemnification shall be payable pursuant to Sections 10.3 or 10.4, as the case may be, after the Expiration Date, except (i) for claims for Damages made prior to the Expiration Date but not then resolved, (ii) for claims for Damages made with respect to an inaccuracy or breach of any representation or warranty contained in Sections 2.14 or 3.14, which representations and warranties shall survive until the expiration of the applicable statute of limitations, or Sections 2.3, 2.20, 3.2, and 3.20, which representations and warranties shall survive indefinitely.

          (c) All indemnification claims made under Section 10.3 shall be satisfied in full by the cancellation of that number of Shareholders Indemnity Shares having a value determined in accordance with Section 10.5 equal to the amount of Damages for which such Indemnified Party is entitled to indemnification under this Section 10 and all indemnification claims made under Section 10.4 shall be satisfied in full by the issuance by Parent of that number of Parent Indemnity Shares having a value determined in accordance with Section 10.5 equal to the amount of Damages for which such Indemnified Party is entitled to indemnification under this Section 10 pro rata to the holders of Company Common Stock immediately prior to the Effective Date.

          (d) The limitations of Sections 10.7(a), 10.7(b) and 10.7(c) shall not apply to any claim for Damages that are determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach of any party.

          (e) In determining the amount of any indemnity under Section 10.3 or 10.4, the Damages shall be reduced (including, without limitation, retroactively) by any insurance proceeds, tax benefit or other similar recovery or offset realized, directly or indirectly, by the Indemnified Party actually recovered by or on behalf of such Indemnified Party in reduction of the loss giving rise to the claim for Damages.

          (f) Parent shall not be obligated to issue any of the Parent Indemnity Shares pursuant to this Section 10 until Parent has received from each of the Company Shareholders to which such Parent Indemnity Shares are to be issued an executed stock representation letter substantially in the form of Exhibit H, and Parent has placed on all certificates representing such shares all appropriate legends.

     10.8  ISSUANCE OF PARENT INDEMNITY SHARES TO SATISFY CLAIMS FOR DAMAGES.

          (a) If a Company Shareholder has incurred or suffered Damages for which it is entitled to indemnification under this Section 10, such Company Shareholder, shall, on or prior to the Expiration Date, give written notice of such claim (a "Claim Notice") to Parent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim. No Company Shareholder shall make any claim for Damages after the Expiration Date.

          (b) Within ten (10) days of receipt of a Claim Notice, Parent shall provide to the Company Shareholder, a written response (the "Response Notice") in which Parent shall (i) agree that the full Claimed Amount is valid, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is valid, or (iii) contest that any of the Claimed Amount is valid. Parent may contest a Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Company Shareholder is entitled to indemnification under this Section 10. If no response notice is delivered by Parent within such ten (10) day period, Parent shall be deemed to have agreed that the Claimed Amount is valid and that the Company Shareholder is entitled to indemnification under this Section 10.

          (c) If Parent in the Response notice agrees or is deemed to have agreed that the Claimed Amount is valid, Parent shall promptly following the required delivery date for the Response Notice issue to the Company Shareholders who have incurred such Damages, that number of Parent Indemnity Shares sufficient to satisfy the Claimed Amount, as determined pursuant to Section 10.5.

          (d) If Parent in the Response Notice agrees that part, but not all, of the Claimed Amount is valid, Parent shall promptly following the required delivery date for the Response Notice issue to the Company Shareholders who have incurred such Damages, that number of Parent Indemnity Shares sufficient to satisfy the Agreed Amount, as determined pursuant to Section 10.5.

          (e) If Parent in the Response notice contests the release of all or a part of the Claimed Amount (the "Contested Amount"), Parent shall continue to maintain in reserve that number of Parent Indemnity Shares necessary to satisfy the Contested Amount, as determined pursuant to Section 10.5, notwithstanding the occurrence of the Expiration Date, until (i) such time as the Company Shareholders shall agree in writing as to the number of Parent Indemnity Shares to be issued to the Company Shareholders, if any, or (ii) receipt by Parent of a copy of a court order setting forth instructions to Parent as to the number of Parent Indemnity Shares to be issued to the Company Shareholders, if any.

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



SECTION 11. REGISTRATION OF THE MERGER SHARES; COMPLIANCE WITH THE SECURITIES
            ACT

     11.1  REGISTRATION PROCEDURES AND EXPENSES.  Parent shall:

          (a) as soon as practicable (but in any event within three hundred
     (300) days following the issuance of the Merger Shares pursuant to Section 1.5(a) (the "Issuance"), prepare and file with the SEC a registration statement on Form S-3 or, in the event Parent is not eligible to use Form S-3, on Form S-1 or any other form then available for the registration of the Merger Shares (the "Registration Statement"), in order to register with the SEC the resale of the Merger Shares by the Company Shareholders from time to time through underwriters, agents or otherwise, in negotiated or market transactions or through the automated quotation system of the Nasdaq or the facilities of any national securities exchange on which Parent's Common Stock is then traded or in privately negotiated transactions; provided, however, that the number of Merger Shares that may be resold shall be subject to the Lock-Up Agreement;

          (b) use reasonable efforts, subject to the receipt of necessary information from the Company Shareholders, to cause the Registration Statement to become effective promptly after such Registration Statement is filed by Parent with the SEC; provided, however, that Parent shall cause the effectiveness of the Registration Statement to be delayed until such date that is six (6) months from the date of the Closing;

          (c) use reasonable efforts to prepare and file with the SEC such amendments and supplements to each Registration Statement and each prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of five (5) years following the Issuance (the "Registration Period") or, if earlier, until all of the Merger Shares have been sold pursuant thereto; provided, however, that Parent shall not be deemed to have used reasonable efforts to keep the Registration Statement effective if it voluntarily takes any action that would result in the Company Shareholders not being able to sell any of their respective Merger Shares pursuant to the Registration Statement unless (i) such action is required under applicable law or taken by Parent in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets and (ii) Parent promptly (but in any event within 30 days) files such amendments and supplements with the SEC; provided, further, however, that Parent may not exercise its rights under this Section 11.1(c) more frequently than one time in any twelve-month period;

          (d) furnish to the Company Shareholders with respect to the Merger Shares registered under the Registration Statement such number of copies of the Registration Statement (and exhibits thereto), prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Merger Shares by the Company Shareholders; provided, however, that the obligation of Parent to deliver copies of prospectuses or preliminary prospectuses to the Company Shareholders shall be subject to the receipt by Parent of reasonable assurances from the Company Shareholders that the Company Shareholders will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (e) file documents required of Parent for normal blue sky clearance in states reasonably specified in writing by any Company Shareholder; provided, however, that Parent shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (f) file with the Nasdaq Stock Market, Inc. a Notification Form for Listing of Additional Shares, if applicable, with respect to the Merger Shares and pay all fees and expenses incurred in connection therewith;

          (g) bear all expenses in connection with the procedures of this
     Section 11.1 and the registration of the Securities pursuant to the Registration Statement; and

          (h) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Parent is not required to file such reports, it

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



     will, during the Registration Period upon the request of any Company Shareholder, timely make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and/or Rule 145 under the Securities Act) and it will take such further action as any Company Shareholder may reasonably request, all to the extent required from time to time to enable the Company Shareholders to sell their respective Merger Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and/or Rule 145 under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Company Shareholder, Parent shall deliver to such Company Shareholder a written statement as to whether it has complied with such requirements.

     11.2 TRANSFER OF SECURITIES AFTER REGISTRATION. The Company Shareholders agree that they will not effect any disposition of the Merger Shares that would constitute a sale within the meaning of the Securities Act in violation of the Securities Act and that they will promptly notify Parent of any changes in the information set forth in the Registration Statement regarding the Company Shareholders as provided by the Company Shareholders in writing to Parent or their plan of distribution.

     11.3  INDEMNIFICATION.

          (a) For the purposes of this Section 11.3, the term "Selling Shareholders" shall mean the Company Shareholders who received Merger Shares pursuant to the terms of this Agreement, and such Company Shareholders' trustees, and each person who controls the Company Shareholders within the meaning of the Securities Act;

          (b) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 11.1; and

          (c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state in the Registration Statement of a material fact required to be stated therein or necessary to make the statements therein.

     Parent agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Shareholder and each person, if any, who controls such Selling Shareholders within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which such Selling Shareholders may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (including reasonable legal fees and other expenses incurred in the investigation and defense thereof) arise out of, or are based upon, any untrue statement or arise out of any failure by Parent to fulfill any undertaking included in the Registration Statement or any violation by Parent of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to Parent, and Parent will reimburse such Selling Shareholder or controlling person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Parent shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement based upon written information furnished to Parent by or on behalf of such Selling Shareholder or the Company, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in
Section 10.2 hereof respecting sale of the Merger Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the written confirmation of the pertinent sale or sales by the Selling Shareholder.

     The Selling Shareholders agree to indemnify and hold harmless, to the extent permitted by law, Parent (and each person, if any, who controls Parent within the meaning of Section 15 of the Securities Act, each officer of Parent who signs the Registration Statement and each director of Parent) from and against any losses, claims, damages or liabilities to which Parent (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in
Section 11.2 hereof respecting sale of the Merger Shares, or any

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



untrue statement contained in a Registration Statement if such untrue statement was made based upon written information furnished by or on behalf of the Selling Shareholder, and the Selling Shareholder will reimburse Parent (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of the Selling Shareholder hereunder be greater in amount than the dollar amount of the proceeds received by the Selling Shareholder upon the sale of Merger Shares giving rise to such indemnification obligation.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 11.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate under applicable standards of professional conduct, in the written opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. The failure of any indemnified party to notify an indemnifying party of any claim against such indemnified party in respect of which indemnity may be sought hereunder shall not relieve the indemnifying party from any liability unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party.

     11.4 CONTRIBUTION. If the indemnification provided for in this Section 11 is unavailable to the indemnified parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proproportion as to reflect the relative fault of Parent on the one hand and each Selling Shareholder on the other in connection with the statements, omissions or acts which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of Parent on the one hand and of each Selling Shareholder on the other shall be determined by reference to, among other things, the acts of Parent and of each Selling Shareholder that gave rise to the losses, claims, damages, liabilities or judgments referred to herein, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     11.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Merger Shares owned by the Selling Shareholders, Parent will furnish to the Selling Shareholders who at such time own in excess of 10% of Parent Common Stock outstanding:

     (a) as soon as practicable after available (but, in the case of Parent's Annual Report to Shareholders, within 120 days after the end of each fiscal year of Parent), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K, (iii) its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Merger Shares (the foregoing, in each case, excluding exhibits);

     (b) upon the reasonable request of any Selling Shareholder, all exhibits excluded by parenthetical to paragraph (a) of this Section 11.5; and

     (c) upon the reasonable request of any Selling Shareholder, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses.

     11.6 SUCCESSORS AND ASSIGNS. The provisions of this Section 11 shall inure to the benefit of, and be binding upon, any and all transferees of the Merger Shares by any Selling Shareholder.

SECTION 12.  MISCELLANEOUS PROVISIONS

     12.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     12.2 ATTORNEYS' FEES. Subject to Section 9.3(a), if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     12.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to Parent or Merger Sub:

               IPL Systems, Inc.
               124 Acton Street
               Maynard, MA 01754
               Attention: Chief Executive Officer
               Facsimile: (508) 461-1321

        with a copy to (which shall not constitute notice):

               Palmer & Dodge LLP
               One Beacon Street
               Boston MA 02108-3190
               Attention: Nathaniel S. Gardiner, Esq.
               Facsimile: (617) 227-4420

        if to the Company:

               ANDATACO
               10140 Mesa Rim Road
               San Diego, CA 92121
               Attention: W. David Sykes
               Facsimile: (619) 453-2676

        with a copy to (which shall not constitute notice):

               Cooley Godward LLP
               4365 Executive Drive, Suite 1100
               San Diego, CA 92121
               Attention: Jeremy D. Glaser, Esq.
               Facsimile: (619) 453-3555

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

     12.4  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     12.5  GOVERNING LAW; VENUE.

          (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in San Diego, California. Each party to this Agreement:

             (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

             (ii) agrees that each state and federal court located in California shall be deemed to be a convenient forum; and

             (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

          (c) Nothing contained in Section 12.5(b) shall be deemed to limit or otherwise affect the right of any Person entitled to indemnification hereunder to commence any legal proceeding or otherwise proceed against the indemnifying party in any other forum or jurisdiction.

     12.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     12.7 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     12.8  WAIVER.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12.9 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     12.10 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     12.11 DISCLOSURE SCHEDULES. The disclosure schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained in
Section 2 or in Section 3, as the case may be, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation and warranty set forth in the corresponding numbered or lettered section in Section 2 or in Section 3, as the case may be, and shall not be deemed to relate to or to qualify any other representation or warranty.

     12.12 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and, except for the Confidential Disclosure Agreement dated as of October 8, 1996 between Parent and the Company (which shall continue in full force and effect), supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof, including without limitation the LOI.

     12.13  CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     12.14 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12.15 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. The parties hereto have caused this Agreement to be executed and delivered as of February 28, 1997.

                                            IPL SYSTEMS, INC.,
                                            a Massachusetts corporation

                                            By:  /s/ RONALD J. GELLERT
                                                 -------------------------------
                                              Name:  Ronald J. Gellert
                                              Title: President and Chief
                                                     Executive Officer

                                            IPL ACQUISITION CORP.,
                                            a Delaware corporation

                                            By:  /s/ RONALD J. GELLERT
                                                 -------------------------------
                                              Name:  Ronald J. Gellert
                                              Title: President and Chief
                                                     Executive Officer

                                            ANDATACO,
                                            a California corporation

                                            By:  /s/ W. DAVID SYKES
                                                 -------------------------------
                                              Name:  W. David Sykes
                                              Title: President

                                                 /s/ W. DAVID SYKES
                                              ----------------------------------
                                                     W. DAVID SYKES

                                   SCHEDULE A

     The following is a list of directors, executive officers and shareholders of Parent who have executed and delivered to the Company irrevocable proxies to vote all shares of voting stock held by such persons in favor of the approval of this Agreement, the Merger and the transactions contemplated thereby. Such irrevocable proxies have not been modified or revoked and are in full force and effect:

        Anita D. Buchanan
        Ronald Gellert
        William R. Hauptli
        Stephen J. Ippolito
        Cornelius P. McMullan
        Harris Ravine
        Eugene F. Tallone

                                                                       EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent or the Company, as the case may be) contemplating or otherwise relating to any Company Acquisition Transaction or Parent Acquisition Transaction, as the case may be.

     Affiliates. "Affiliates" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a specified Person.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedules), as it may be amended from time to time.

     Agreement of Merger. "Agreement of Merger" shall have the meaning set forth in Section 1.3.

     AS/400 Assets. AS/400 Assets shall mean proprietary microcode technology, customer end-user maintenance agreements and RAID tower inventory for sale, which relate to International Business Machines AS/400 model computer systems.

     CGCL.  "CGCL" shall mean the California General Corporation Law.

     Closing.  "Closing" shall have the meaning set forth in Section 1.3.

     Closing Date.  "Closing Date" shall have the meaning set forth in Section
1.3.

     Code.  "Code" shall mean the Internal Revenue Code of 1968, as amended.

     Company.  "Company" shall mean ANDATACO, a California corporation.

     Company Accounts Receivable. "Company Accounts Receivable" shall have the meaning set forth in Section 2.7.

     Company Acquisition Transaction. "Company Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving:

          (a) any sale, lease, exchange, transfer or other disposition of the assets of the Company constituting more than 50% of the assets of the Company or accounting for more than 50% of the revenues of the Company in any one transaction or in a series of related transactions;

          (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 50% of the outstanding shares of the capital stock of the Company; or

          (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company.

     Company Common Stock. "Company Common Stock" shall mean all classes of Company capital stock.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 2.

     Company Financial Statements. "Company Financial Statements" shall mean those financial statements of the Company (including the footnotes thereto) set forth in clauses (i) and (ii) of Section 2.4(a).

     Company Option. "Company Option" shall mean any option to purchase capital stock of the Company held by any director, officer or employee of, or consultant to, the Company.

     Company Pension Plan. "Company Pension Plan" shall have the meaning set forth in Section 2.15(c).

     Company Plans. "Company Plans" shall have the meaning set forth in Section 2.15(b).

     Company Proprietary Assets. "Company Proprietary Assets" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     Company Related Party. "Company Related Party" shall have the meaning set forth in Section 2.18.

     Company Returns.  "Company Returns" shall have the meaning set forth in
Section 2.14.

     Company Shareholders. "Company Shareholders" shall mean those holders of Company Common Stock entitled to receive shares of Parent Common Stock pursuant to Section 1.5.

     Company Stock Certificate. "Company Stock Certificate" shall have the meaning set forth in Section 1.6.

     Company Warrant. "Company Warrant" shall mean any warrant option or other right (excluding Company Options) granted by the Company to any Person to purchase capital stock of the Company.

     Company Welfare Plan. "Company Welfare Plan" shall have the meaning set forth in Section 2.15(d).

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature. Damages shall not include lost profits, lost savings, or other indirect, special, incidental or consequential damages whether such damages are based on tort, contract, or any other legal theory, and even if the Indemnitee has been advised of the possibility of such damages.

     DGCL.  "DGCL" shall mean the Delaware General Corporation Law.

     Effective Date.  "Effective Date" shall have the meaning set forth in
Section 1.3.

     Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

     Environmental Law.  "Environmental Law" shall have the meaning set forth in
Section 2.16.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Escrow Agent. "Escrow Agent" shall be that person or entity appointed to act as escrow agent for the Shareholder's Indemnity Shares pursuant to the Escrow Agreement.

     Escrow Period. "Escrow Period" shall have the meaning set forth in Section 1.8(a).

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Exchange Ratio.  "Exchange Ratio" shall have the meaning set forth in
Section 1.5(b)(ii).

     Expiration Date.  "Expiration Date" shall have the meaning set forth in
Section 10.1.

     Governmental Authorization.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Hsr Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Indemnified Party.  "Indemnified Party" shall have the meaning set forth in
Section 10.6.

     Indemnifying Party. "Indemnifying Party" shall have the meaning set forth in Section 10.6.

     Issuance.  "Issuance" shall have the meaning set forth in Section 11.1(a).

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     LOI. "LOI" shall mean that certain Letter of Intent dated February 10, 1997 by and among Parent, the Company and Shareholder.

     Material Adverse Effect. A violation of a representation or warranty or any other matter will be deemed to have a "Material Adverse Effect" on the Company or Parent, as the case may be, if such violation or other matter (considered together with all other matters that would constitute exceptions to such representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's or, taken as a whole, Parent's and Parent's Subsidiaries, as the case may be, business, condition, assets, liabilities, operations, financial performance or prospects.

     Material Company Contract. "Material Company Contract" shall have the meaning set forth in Section 2.10(a).

     Material Parent Contract. "Material Parent Contract" shall have the meaning set forth in Section 3.10.

     Materials of Environmental Concern. "Materials of Environmental Concern" shall have the meaning set forth in Section 2.16.

     Merger Shares. "Merger Shares" shall have the meaning set forth in Section 1.5(b).

     Merger Sub. "Merger Sub" shall mean IPL Acquisition Corp., a Delaware corporation.

     Parent. "Parent" shall mean IPL Systems, Inc., a Massachusetts corporation.

     Parent Accounts Receivable. "Parent Accounts Receivable" shall have the meaning set forth in Section 3.7.

     Parent Acquisition Transaction. "Parent Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving:

          (a) any sale, lease exchange, transfer or other disposition of the assets of Parent or any subsidiary of Parent constituting more than 50% of the consolidated assets of Parent or accounting for more than 50% of the consolidated revenues of Parent in any one transaction or in a series of related transactions.

          (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 50% of the outstanding shares of the capital stock of Parent or the filing of any Statement on Schedule 14D-1 with the SEC in connection therewith.

          (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Parent.

     Parent Common Stock. "Parent Common Stock" shall mean Parent's Class A Common Stock, $0.01 par value per share.

     Parent Disclosure Schedule. "Parent Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 3.

     Parent Indemnity Shares. "Parent Indemnity Shares" shall have the meaning set forth in Section 1.8(b).

     Parent Pension Plan. "Parent Pension Plan" shall have the meaning set forth in Section 3.15(d).

     Parent Plans. "Parent Plans" shall have the meaning set forth in Section 3.15(b).

     Parent Proprietary Assets. "Parent Proprietary Assets" shall mean any Proprietary Assets owned by or licensed to, or otherwise used by, Parent or a Parent Subsidiary.

     Parent Related Party. "Parent Related Party" shall have the meaning set forth in Section 3.18.

     Parent Returns.  "Parent Returns" shall have the meaning set forth in
Section 3.14.

     Parent SEC Documents. "Parent SEC Documents" shall have the meaning set forth in Section 3.3.

     Parent Shareholders' Meeting. "Parent Shareholders' Meeting" shall have the meaning set forth in Section 5.6(a).

     Parent Subsidiaries. "Parent Subsidiaries" shall have the meaning set forth in Section 3.1.

     Parent Welfare Plan. "Parent Welfare Plan" shall have the meaning set forth in Section 3.15(d).

     Person.  "Person" shall mean any individual, Entity or Governmental Body.

     Pre-Closing Period. "Pre-Closing Period" shall have the meaning set forth in Section 4.1.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Registration Period. "Registration Period" shall have the meaning set forth in Section 11.1(c).

     Registration Statement. "Registration Statement" shall have the meaning set forth in Section 11.1(a).

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     Requisite Vote.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Selling Shareholders. "Selling Shareholders" shall have the meaning set forth in Section 11.3(a).

     Shareholder Debt. "Shareholder Debt" shall mean all outstanding indebtedness of the Company owed to W. David Sykes including that certain Promissory Note dated February 10, 1997 in the original principal amount of $5,195,548.87.

     Shareholders' Representative. "Shareholders' Representative" shall have the meaning set forth in Section 1.8(a).

     Superior Proposal.  "Superior Proposal" shall have the meaning set forth in
Section 5.3(a).

     Surviving Corporation. "Surviving Corporation" shall have the meaning set forth in Section 1.1.

     Taxes. "Taxes" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Third Party Claim.  "Third Party Claim" shall have the meaning set forth in
Section 10.6.

     Triggering Event. A "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) Parent shall have failed to include in the Proxy Statement the unanimous recommendation of the Board of Directors of Parent in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of Parent shall have approved, endorsed or recommended any Acquisition Proposal; (iv) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) Parent shall have failed to hold the Parent Shareholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have published, sent or given to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal is publicly announced, and Parent (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within ten
(10) business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

     Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall have the meaning set forth in Section 2.4(a)(ii).

                                                                        ANNEX II

                            [LETTERHEAD OF NEEDHAM]

                                                               February 28, 1997

The Board of Directors
IPL Systems, Inc.
124 Acton Street
Maynard, MA 01754

Gentlemen:

     We understand that IPL Systems, Inc. ("IPL Systems" or "the Company") and ANDATACO ("ANDATACO" or "the Target") propose to enter into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") pursuant to which ANDATACO will become a wholly owned subsidiary of IPL Systems (the "Merger"). The term of the Merger will be set forth more fully in the Merger Agreement.

     Pursuant to the proposed Merger Agreement, we understand that at the Effective Date (as defined in the Merger Agreement), the shares of common stock of ANDATACO deemed outstanding under the Merger Agreement will be converted into the right to receive a number of shares (the "Conversion Ratio") of Common Stock, par value $0.01 per share, of IPL Systems ("the Company's Common Stock") determined by the following formula: [X/0.252)-X] where "X" is equal to (i) the aggregate number of shares of the Company's Common Stock outstanding immediately prior to the Effective Date, plus (ii) the total number of shares of the Company's Common Stock subject to outstanding options, warrants or other rights to acquire capital stock of IPL Systems or issuable pursuant to securities or instruments convertible into or exchangeable for shares of the Company's capital stock outstanding immediately prior to the Effective Date. On February 28, 1997, "X", as indicated by the management of IPL Systems, is 6,276,219 yielding a Conversion Ratio of approximately 2.97 shares issued to the shareholders of ANDATACO for every 1 share of IPL Systems outstanding as defined above.

     You have asked us to advise you as to the fairness, from a financial point of view, to the shareholders of IPL Systems of the proposed consideration to be paid by the Company to ANDATACO in the Merger. Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have acted as financial advisor of IPL Systems in connection with the Merger and have received a fee for our services as financial advisor, none of which is contingent on consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising from our role as financial advisor and out of the rendering of this opinion.

     For purposes of this opinion, we have, among other things: (i) reviewed a draft of the Merger Agreement dated February 27, 1997; (ii) reviewed certain other documents related to the Merger; (iii) reviewed certain publicly available information concerning IPL Systems and certain other relevant financial and operating data of IPL Systems and ANDATACO made available from the internal records of IPL Systems and ANDATACO; (iv) visited certain locations of ANDATACO's facilities; (v) held discussions with members of senior management of IPL Systems and ANDATACO concerning their current and future business prospects;
(vi) reviewed certain financial forecasts and projections prepared by IPL Systems' and ANDATACO's respective managements; (vii) compared certain publicly available financial data of certain companies whose securities are traded in the public markets, which we deemed generally comparable to IPL Systems and ANDATACO, to similar data for IPL Systems and ANDATACO; (viii) reviewed the financial terms of certain other business combinations that we deemed generally relevant; (ix) reviewed the multiples of financial and operating data paid by acquirors in certain other business combinations that we deemed generally relevant; (x) reviewed the impact of the Merger on IPL Systems' and ANDATACO's projected operating results; (xi) reviewed current and historical market closing prices and trading data for IPL Systems'

Common Stock; and (xii) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In connection with or review and in arriving at our opinion, we have not assumed any responsibility to independently verify any of the foregoing information, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. In addition, we have assumed, with your consent, that (i) the Merger will be accounted for as a purchase transaction for financial reporting purposes; (ii) any material liabilities (contingent or otherwise, known or unknown) of IPL Systems and ANDATACO are as set forth in the consolidated financial statements of IPL Systems and ANDATACO, respectively; (iii) the terms set forth in the Merger Agreement when executed will not differ materially from the proposed terms provided to us in the draft Merger Agreement dated February 27, 1997; (iv) that all conditions to the closing of the Merger will be satisfied without waiver; and (v) the Merger will be consummated on a timely basis in the manner contemplated in the Merger Agreement. With respect to IPL Systems' and ANDATACO's financial forecasts provided to us by their respective managements, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of IPL Systems and ANDATACO. We have not assumed any responsibility for or made or obtained an independent evaluation, appraisal or physical inspection of the assets or liabilities of IPL Systems and ANDATACO. Further, our opinion is based on economic, monetary and market conditions existing as of the date hereof, and in rendering this opinion, we have relied without independent verification which was either publicly available or furnished to us by IPL Systems and ANDATACO. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the shareholders of IPL Systems of the consideration to be paid by IPL Systems to the shareholders of ANDATACO in the Merger and does not address IPL Systems' underlying business decision to engage in the Merger. Our opinion does not constitute a recommendation to any shareholder of IPL Systems as to how such shareholder should vote on the proposed Merger.

     We are not expressing any opinion as to what the value of IPL Systems' Common Stock will be when issued pursuant to the Merger or the price at which IPL System's Common Stock will trade at any time.

     In the ordinary course of our business, we may actively trade the equity securities of IPL System for our own account and for the accounts of customers and , accordingly, may at any time hold a long or short position in such securities.

     This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of IPL Systems and may not be quoted or referred to or used for any other purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Merger so long as this letter is quoted in full in such registration statement or proxy statement.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by IPL Systems to the shareholders of ANDATACO in the Merger is fair to the shareholders of IPL Systems from a financial point of view.

                                            Very truly yours,

                                            /S/ NEEDHAM & COMPANY, INC.

                                                                       ANNEX III

                               IPL SYSTEMS, INC.
                       1996 ANNUAL REPORT TO STOCKHOLDERS

                                     PART I

ITEM 1. BUSINESS

GENERAL

     IPL Systems, Inc. ("IPL" or the "Company") provides open-architecture storage solutions for Hewlett Packard, Sun Microsystems, DEC Alpha, and IBM RS/6000 and AS/400 Business servers, as well as Novell NetWare and Windows NT environments. IPL design, manufactures, services and sells its products through direct, indirect and OEM sales and service channels worldwide.

     IPL has entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of February 28, 1997, among IPL, IPL Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of IPL, ANDATACO ("ANDATACO"), a California corporation, and W. David Sykes, the controlling shareholder of ANDATACO providing for the merger (the "Merger") of Merger Sub with and into ANDATACO. The Merger would result in former holders of ANDATACO equity (including options, warrants and other rights to acquire ANDATACO Common Stock, $1.00 par value per share) owning 74.8% of the post-merger IPL Stock on a fully diluted basis. It is anticipated that approval of matters related to the Merger will be submitted to the shareholders of IPL and, if approved, will be consummated in the second quarter of 1997. In addition to approval by the Company's shareholders, the Merger Agreement is subject to several conditions, including those concerning the accuracy of the Company's representations and warranties, the performance by the Company of certain covenants, the agreement by a member of the Company's board of directors to serve as Chief Executive Officer of ANDATACO following the Merger and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. There can be no assurance that these or any other conditions to the Merger will be satisfied or that the Merger will be consummated. For additional information regarding the terms of the Merger and the Merger Agreement, see the Company's Current Report on Form 8-K filed on March 25, 1997.

     IPL was incorporated in Massachusetts on January 15, 1973. The Company's principal office is located at 124 Acton Street, Maynard, Massachusetts 01754, and its telephone number at that address is (508) 461-1000.

     The discussion contained in this section as well as elsewhere in this report may contain forward-looking statements based on the current expectations of the Company's management. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. See "Important Factors Regarding Forward-Looking Statements of IPL Systems, Inc." attached hereto as Exhibit 99.1 and incorporated by reference into this report. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. See Exhibit 99.1.

RECENT DEVELOPMENT OF BUSINESS

     In 1996, IPL's strategy was to continue its focus on the large and growing market for open systems storage. The Company's DataBase RAID (Redundant Array of Independent Disks) architecture provides data management solutions for users of large relational databases (such as Oracle, Sybase and Informix). Several factors during 1996 adversely affected the Company's ability to fully exploit the potential of its products in the market. These factors included the inability to market and sell the Company products effectively, which resulted in part from the departure of certain key sales personnel, and the delayed introduction of certain strategic technology.

PRODUCT DEVELOPMENT

     The Company's product development strategy is to identify opportunities for new storage solutions for the open systems Very Large Database ("VLDB") market. Typically, the Company will identify new devices available from third parties which may bring significant benefits to users of IPL's targeted computer platforms. The Company then adapts or develops its proprietary controllers to provide an interface between these devices and the host computer without requiring changes to the host's hardware or software. This approach is intended to decrease development costs, accelerate new product development cycles and enable the Company to be early to market with its storage offerings. See "Research and Development" below.

     In the fourth quarter of 1996, the Company introduced dual active controller arrays for the open systems storage market. RAIDTower II's dual controllers handle data simultaneously (active-active), as opposed to most implementations in which one controller is active while the other sits idle (active-passive), waiting for the other controller to fail. RAIDTower II's dual active controllers accelerate performance because of multiple data paths from the host IOPs. The protection of dual controller redundancy, combined with fast performance, may make RAIDTower II an attractive solution for VLDB users whose business operations demand high performance and high availability of critical information. IPL expects that the product's success in the market will depend upon customer demand for active-active solutions and its ability to expand sales channels in the U.S.

MARKETS

     Industry analysts from the International Data Corporation ("IDC") project that the multi-billion dollar open systems storage market will continue to grow for the next several years, at the rate of 20-30% annually. IPL's target customer in this environment is the VLDB user whose storage needs range from 20-30 gigabytes to multiple terabytes of data. Typically, this data is distributed across multiple servers in data warehouse and on-line transaction processing ("OLTP") applications in which data must be available at all times, and data loss is unacceptable. IPL products are designed to address the requirements of these environments.

     During 1996, the Company concentrated primarily on UNIX platforms (including Hewlett Packard and Sun business servers), and added windows NT connectivity during the course of the year. UNIX is expected to continue as the primary market in 1997.

SALES AND DISTRIBUTION

     During 1996, IPL generated $17.1 million in revenue. Over 85% of such revenue was produced from product sales; service revenue accounted for the remainder. In 1996, IPL's revenue from product sales were generated as follows:
$8.0 million, or 47% of total revenue, from direct sales; $6.8 million, or 40% of total revenue, from sales under OEM and other distributor agreements.

     The Company's new focus on open systems required adjustment in 1996 to the direct sales force in North America, including some restaffing and significant training of IPL personnel to support users in UNIX multi-server environments. By the end of 1996, the 15 member sales team in North America consisted of 9 sales representatives, 3 inside sales staff supporting the field, and 3 field engineers.

     In connection with the Merger Agreement, IPL engaged ANDATACO as a non-exclusive worldwide reseller of IPL's products pursuant to an OEM Agreement dated as of February 25, 1997. Shortly thereafter, IPL discontinued direct sales, which included the termination of its direct sales force. The Company now relies almost exclusively on ANDATACO as the primary distributor of its products. ANDATACO has hired many of the prior IPL employees, as well as certain representatives who had previously left IPL to work with other companies. The OEM Agreement can be terminated by either party on thirty day's notice. If the OEM Agreement is terminated, there can be no assurance that the Company will be able to access alternative distribution channels and may, therefore, confront significant difficulties marketing its products. There also can be no assurance that the Company's OEM arrangement with ANDATACO will ultimately prove successful.

     In addition to its existing agreements with its STARs in the U.S., during 1996, the Company continued to market its technology, on a limited basis, through independent non-exclusive distributors worldwide. In Europe, these distributors included Decision Systems International (DSI), an affiliate of Ing.C.Olivetti & C.,S.p.A. ("Olivetti"), and GUWA Computer Systems. In Asia, these distributors included Kanamatsu Electric LTD (KEL). Sales to Olivetti accounted for more than 10% of IPL's total 1996 revenue. The Company's international distributors remained focused on the IBM AS/400 market during 1996. While some overseas customers are beginning to move toward open systems technology, the pace of adoption overseas is still expected to lag behind the U.S. The Company is not currently attempting to engage new distributors and is relying primarily on its relationship with ANDATACO for growth. The Company expects that its relationship with ANDATACO may improve sales; however there can be no assurance of such improvement or, if its relationship with ANDATACO is unsuccessful or only moderately successful, that the Company could expand sales through other distributors. Overall, the Company continues to have difficulty penetrating markets, both in the U.S. and abroad, and no assurance can be given that the Company's efforts, including the transition out of direct sales, will be able to reverse this trend.

     Consistent with industry practice, the Company provides its distributors with discounts from IPL list prices, which are based on a number of factors, including the nature and volume of the distributor's business and its sales territory. Generally, IPL's agreements with its distributors establish territories and pricing and may be canceled on short notice and/or contain no firm purchase commitments.

     All of the Company's sales in 1996 were in U.S. dollars. For additional information regarding the Company's export sales, see Note 11 of the Notes to Consolidated Financial Statements contained elsewhere in this report.

BACKLOG

     The Company believes that sales backlog is generally not material to its business because the Company usually ships products within 30 days from receipt of orders.

MANUFACTURING AND SUPPLIERS

     Manufacture of the Company's disk drive sub-systems and tape drive systems involves the assembly of purchased electro/mechanical components, custom-made printed circuit boards fabricated in accordance with the Company's proprietary designs, storage devices, standard integrated circuits and power supplies. All products manufactured by IPL in this manner are then tested in the Company's quality assurance program.

     The Company has and will continue to rely on outside vendors to manufacture certain electronic components and subassemblies used in the production of the Company's products. Certain components, subassemblies, materials and equipment necessary for the manufacture of the Company's products are obtained from a sole supplier or a limited group of suppliers. The Company's reliance on sole suppliers or a limited group of suppliers involves several risks, including a potential inability to obtain an adequate supply of required products and reduced control over the price, timely delivery, reliability and quality of finished products. The Company does not have any long-term supply agreements with its suppliers. Certain of the Company's suppliers have relatively limited financial and other resources. Any inability to obtain timely deliveries of products and services having acceptable qualities, or any other circumstance that could require the Company to seek alternative sources of supply or to manufacture its own electronic components, subassemblies and manufacturing equipment internally, could delay the Company's ability to ship its products. Any such delay could damage relationships with customers and could have a material adverse effect on the Company's business and operating results.

COMPETITION

     The computer data storage industry is intensely competitive and is characterized by rapid technological change and constant pricing pressure. IPL competes with a number of companies offering computer data storage, backup and recovery systems. In the open systems storage market, EMC , Data General Corporation, server systems manufacturers and resellers of servers are the major competitors, but the Company believes that to date no dominant suppliers have emerged in the very large database segment of the open systems storage market. Because IPL's systems have to be compatible with the systems of the principal manufacturers of UNIX-based open systems computers and the relational database software programs, IPL's competitive position and operating results may be adversely affected by, among other factors, modifications in the design of such systems or programs, the introduction of new products by such manufacturers or other competitors, reductions in the pricing of storage solutions in these markets, or the implementation of new marketing strategies by any of its principal competitors.

     Today IPL focuses less on the AS/400 market than in prior years, but continues to support its AS/400 customers. In this market, competitors include International Business Machines ("IBM") and others. In both the UNIX and AS/400 markets, the company's competitors may have substantially greater financial, product development marketing distribution resources than the Company.

     There are several elements of competition in the market for computer storage solutions. Principal among them are product quality and reliability, time to market, price/performance characteristics, service and support, marketing and distribution capability and the ability to deliver products in large volumes. IPL believes that it competes favorably with respect to these elements, except for marketing and distribution capabilities.

PRODUCT WARRANTY AND SERVICE

     Disk and tape drive products have a warranty that covers defective material and workmanship during the warranty period. Installation and maintenance service is available to customers through various service providers, including Olivetti North America, a U.S. affiliate of Olivetti, and DecisionOne. Certain of the Company's major distributors also provide similar services. Technical support for these services is provided from the Company's Maynard, Massachusetts, and Brussels, Belgium offices.

RESEARCH AND DEVELOPMENT

     IPL's ability to compete successfully depends upon the identification and development of new storage, backup, and recovery solutions for the open systems market. To achieve this goal, the Company's engineering group continuously monitors hardware and software product development.

     With the Company's focus on integrated hardware and software solutions, IPL has developed software to further enhance its storage products. This software includes the Centralized Management Systems ("CMS"), which monitors, tunes and services IPL storage in local and distributed environments, and the software component in ParellelBACK. Continued research and development in software is intended to enhance ease of use, maintenance, and functionality of the Company's storage solutions.

     With respect to hardware, IPL will often evaluate and test a major component that becomes available in the market, and subject it to IPL's own reliability testing procedures to enable IPL to select the best available products with adaptive potential for its markets. Once such a component has been identified and qualified under IPL's reliability testing procedures, IPL then applies its knowledge of host systems to adapt one of its proprietary controllers or develop a new controller to provide an interface between the peripheral storage device and the identified host computer. To facilitate this process, IPL has designed standard controllers for several of the existing peripheral interfaces.

     To the extent that IPL is able to use its proprietary controllers for new subsystems, the Company has been able to develop new products quickly at low expense. However, because the computer industry is subject to rapid technological development, there can be no assurance that IPL will be able to respond in an effective or timely fashion to such changes. Historically, IPL has been able to respond to technological changes introduced to the AS/400 market. In 1996, the Company responded to demand in the open systems market for new dual controller technology by introducing the RAIDTower II. To date, IPL remains one of a limited number of manufacturers delivering dual (active-active) controller subsystems. Despite this early introduction, however, the Company has had limited initial success in marketing this product. The Company expects, subject to the risk factors mentioned herein, that this ability to respond should continue with manufacturers in the open systems business for which the Company currently develops storage and backup technology. These manufacturers include Hewlett Packard, Sun Microsystems and others.

     During its fiscal year ended December 31, 1996, the Company incurred costs of $1,439,000 for engineering and product development, compared to $1,317,000 in 1995 and $1,784,000 in 1994. The Company's research and development efforts continue to focus on new products that utilize the Company's engineering expertise in the design of storage products.

PATENTS AND PROTECTION OF PROPRIETARY TECHNOLOGY

     The Company believes that its success in developing new products depends primarily upon the technical competence and creative skills of its personnel rather than on the ownership of copyrights or patents. The Company has no patents on its current products, but in 1995 the Company filed applications for patents in the United States and foreign countries with respect to the ParallelBACK product and another product introduced in 1996. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. There can be no assurance as to the likelihood that pending patents will be issued or that any such patents will afford protection against competitors with similar technology. In addition, patent applications filed in foreign countries may provide significantly less patent protection than the United States. No assurances can be given that patents issued to the Company will not be infringed upon or designed around by others.

     Due to the rapid technological development of the computer data storage industry with concurrent extensive patent coverage and with the rapid rate of issuance of new patents, certain aspects of the Company's products may infringe patents unknown to the Company. Patent protection may also be obtained in the future on new inventions and designs for peripheral storage subsystems or the computers to which the Company's subsystems attach. Although the Company believes that its products and other proprietary rights do not infringe the proprietary rights of third parties, there can be no assurance that other third parties will not assert infringement claims against the Company or that such claims will not be successful. If any infringement exists or any such patents are issued, the Company would seek, based upon industry practice, licenses to such patents, but there can be no assurance that the Company will be able to obtain any such licenses on terms which would not have a material adverse effect on its business.

     The Company also relies on unpatented proprietary technology, and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to the Company's proprietary technology. To protect its rights in these areas, the Company requires all employees to enter into confidentiality agreements. There can be no assurance that these agreements will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If the Company is unable to maintain the proprietary nature of its technologies, the Company's business could be adversely affected.

REGULATORY APPROVALS

     All of the Company's current and proposed products have to comply with and have regulatory or independent laboratory approval based on emissions and safety standards for computing equipment. Delays in complying with such standards or in obtaining any such approvals could delay introductions of new products.

     International sales are subject to compliance with laws of various countries, import/export restrictions and tariff regulations. While IPL is aware that it may be subject to export restrictions with respect to certain countries, it has not experienced difficulty in obtaining export licenses from the United States Department of Commerce for sales into countries where it presently sells.

EMPLOYEES

     On March 18, 1997, the Company had 61 full-time employees. The Company believes it has a satisfactory relationship with its employees. The success of the Company's operations depends, in part, on the Company's ability to attract and retain experienced technical, sales, marketing and management personnel. Such experienced personnel are in great demand and the Company must compete for their services. None of the Company's employees is covered by a collective bargaining agreement.

ITEM 2.  PROPERTIES.

     The Company currently occupies approximately 59,000 square feet of leased office and manufacturing space worldwide, with an average annualized rental cost, net of sub-lease/income, of approximately $370,000 for 1996. Since April 1995, the Company's lease of its facility located in Maynard Massachusetts covers 123,700 square feet of office and manufacturing space for a term extending through March 31, 1998. During

1995, the Company consolidated its activities into approximately 42,000 square feet in the Maynard facility and has offered the remaining space for sublease (See Notes 6 and 12 of Notes to the Consolidated Financial Statements). In March 1996 the Company subleased an additional 36,700 square feet of its Maynard facility for a term commensurate with the prime lease. In February 1997 the Company subleased an additional 5,425 feet of its Maynard facility with options for a term commensurate with the prime lease. In support of its direct sales program, the Company had 9 regional offices which generally consisted of not more than approximately 1,000 square feet, made available to the Company under occupancy and service agreements with terms ranging between twelve and thirty-six months all of which are expected to be terminated within months in connection with the Company's transition out of Direct Sales in the U.S.

ITEM 3.  LEGAL PROCEEDINGS.

     There are no legal proceedings to which the Company is a party, other than routine litigation incidental to the business, none of which is believed to be material.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     No matter was submitted to a vote of the Company's security holders during the quarter ended December 31, 1996.

                                    PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
         MATTERS.

     The Company's Class A Common Stock is traded on the Nasdaq Stock Market system under the symbol IPLS. The following table reflects, for the period indicated, the high and low sales prices for the Class A Common Stock as reported by Nasdaq.

                                                                          PRICE
                                                                     ----------------
YEAR                                                                 HIGH         LOW
----                                                                 ----         ---
1996   First Quarter                                                   5 7/8       2 1/2
       Second Quarter                                                  8 1/4       3 1/2
       Third Quarter                                                   4 1/4       1 7/8
       Fourth Quarter                                                  2 1/2       1 1/4
YEAR
1995   First Quarter                                                   5 1/2       2
       Second Quarter                                                  6 3/4       3 5/8
       Third Quarter                                                   7 7/8       5 3/8
       Fourth Quarter                                                  65/16       2 3/4

     On March 12, 1997 the last sale price of the Company's Class A Common Stock was $2.313, and there were approximately 280 record holders and more than 2400 beneficial holders of the Company's Class A Common Stock.

     The Company has never paid a cash dividend on its Class A Common Stock and it is currently anticipated that cash dividends will not be paid to holders of Class A Common Stock in the foreseeable future.

ITEM 6.  SELECTED FINANCIAL DATA.

                          FIVE-YEAR FINANCIAL SUMMARY
                DOLLARS IN THOUSANDS (EXCEPT PER SHARE AMOUNTS)

                                      1996          1995          1994          1993          1992
                                   ----------    ----------    ----------    ----------    ----------
Revenues.........................  $   17,064    $   24,764    $   29,949    $   39,721    $   53,572
Net income (loss)................  $   (2,142)   $   (3,464)   $  (15,046)   $   (2,451)   $    3,053
Net income (loss) per share......  $    (0.38)   $    (0.63)   $    (2.80)   $    (0.47)   $     0.56
Weighted average common shares
  outstanding....................   5,617,926     5,469,177     5,381,519     5,235,964     5,435,649
Working capital..................  $    4,921    $    6,195    $    8,285    $   21,549    $   25,935
Total assets.....................  $   10,614    $   13,742    $   18,764    $   37,757    $   39,355
Long-term debt...................  $       --    $       --    $       --    $       --    $       --
Shareholder's equity.............  $    6,550    $    8,543    $   11,352    $   26,398    $   28,399
Current ratio....................       2.2:1         2.2:1         2.1:1         2.9:1         3.4:1

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

OVERVIEW

     The discussion contained in this item may contain forward-looking statements based on the current expectations of the Company's management. Such statements are subject to certain risks and uncertainties which would cause actual results to differ materially from those projected. See "Important Factors Regarding Forward-Looking Statements of IPL Systems, Inc." Filed as Exhibit 99.1 to this report which is incorporated by reference into this report . Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

     The Company and ANDATACO entered into a definitive agreement dated as of February 28, 1997 to merge the two companies. See Item 1, "Business - General" above. IPL management believes that a successful merger would allow the Company to obtain greater penetration into the rapidly expanding open systems storage market and provide a broader revenue base to enable the Company access to additional capital resources and reduction in overhead costs as a percentage of revenues. In the absence of such a merger, management believes, based on its cash flow estimates, that overhead cost burdens could be reduced in order to provide a break-even cash flow and permit the Company's continuance as a going concern only if recent revenue levels increased. Absent the Merger or an alternative third-party channel of distribution, through ANDATACO or otherwise, management does not believe that the Company will be able to achieve any such increase in revenue.

     The Company's net loss for 1996 was $2,142,000, or $0.38 per share, compared with a net loss of $3,464,000, or $0.63 per share in 1995. The lower net loss in 1996 resulted from higher gross margins from the sale of open systems products, as well as reduced expenses. The Company has experienced increased expenses in 1997 in connection with the Merger Agreement. The Company has discontinued direct sales. In the foreseeable future, the Company intends to sell almost exclusively pursuant to arrangements with ANDATACO. See Item 1 above. The pace of early sales under the Company's new marketing approach have been disappointing and there can be no assurance that sales will ultimately improve. Furthermore, the Company's reliance on one primary distributor is inherently risky.

  RESULTS OF OPERATIONS 1996 COMPARED WITH 1995

     Revenues in 1996 were $17,064,000 compared with $24,764,000 in 1995. This 31% decrease in revenue compared to a year ago is the result of several factors, including continued competitive pressures; changes in the business priorities of the Company's major European distributors; the departure of several U.S. sales representatives employed by IPL and the delay in releasing certain strategic new technology. Total open systems products sales grew from 26% of total product revenue in 1995 to 54% in 1996. Total U.S. sales were 73% and international sales were 27% in 1996 compared with 66% and 34%, respectively, for 1995. Disk revenue was 75% of total revenue in 1996 and 77% in 1995 respectively.

     Gross margins were 44% in 1996 compared with 38% in 1995. The improvement is the result of reduced costs, increased gross margins on U.S. open systems product sales, and higher extended warranty revenues as well as partial recoveries of a doubtful accounts receivable that was reserved in an earlier period which totalled $1,550,000 in 1996 and $1,767,000 in 1995. Selling, general and administrative expenses decreased approximately 26% to $8,501,000 in 1996 compared with $11,436,000 in 1995. This $2,935,000 decrease is primarily due to IPL employing fewer sales representatives and ongoing expense control as well as the reduction in revenue.

     Engineering and development expenses were $1,439,000 in 1996 compared with $1,317,000 in 1995. These additional expenses permitted the Company to develop new storage backup and disaster recovery solutions for the database segment of the UNIX market. On October 3, 1996, the Company announced the RAIDTower II storage system with dual active technology.

     Restructuring expenses were increased $497,000 in 1995 to cover the entire occupancy cost for unused space for the balance of the lease term of the Company's Maynard facility. In 1994, the Company recorded a $1,971,000 restructuring charge in connection with substantially reducing the scale of its operations, and refocused on product development and sales efforts on the open systems market.

     The 1994 restructuring expense was reduced by $100,000 in the first quarter of 1996, when the Company sublet a portion of the unused space in its Maynard facility. The occupancy cost associated with this space had been previously expensed in the third quarter of 1995 when restructuring expenses increased $497,000 to cover the entire occupancy cost for unused space for the balance of the lease term of the Company's Maynard facility. In the fourth quarter of 1994, the Company had recorded a $1,971,000 restructuring charge when it had reduced the scale of its operation and refocused on product development and sales efforts in the open systems market.

     Other income decreased to $123,000 in 1996 from $274,000 in 1995 primarily due to lower average cash balances during 1996.

     The Company had no federal tax liability in 1996. The Company fully utilized its benefit from the net operating loss carryback in 1994. There are approximately $14,000,000 of federal and $26,000,000 of state tax loss carryforwards available through 2011 and 2001, respectively. The Company's ability to use these losses will be subject to certain annual limitations as a result of the change in control if the proposed Merger is consummated. See Note 5 to the Notes to Consolidated Financial Statements. In 1996 the Company had a net loss of $2,142,000, or $ 0.38 per share, compared with the 1995 net loss of $3,464,000, or $0.63 per share.

     1995 Compared with 1994

     In 1995, the Company's revenues were $24,764,000 compared to $29,949,000 in 1994. This decline was primarily due to a significant reduction in purchases made by the Company's European distributors who have been slow to transition to the open systems technology. Continued competitive pressures and changes in the business priorities of the Company's major European distributors contributed to the decline in European sales. U.S. and non-European revenues were approximately the same for 1995 and 1994. Open systems product sales represented 26% of total product revenue in 1995 compared to 2% in 1994. Disk revenue was 77% of total revenue in 1995 and 75% in 1994.

     Gross margins were 38% in 1995 compared with 10% in 1994. The increase in margins of approximately 280% was due to reduced costs, the transition from the AS/400 market to the open systems market, and a partial recovery of a doubtful accounts receivable in 1995 which had been fully reserved in 1994. The 1994 gross margin was reduced by $4,600,000 relating to provisions for bad debts and excess and obsolete inventory reserves.

     Selling, general and administrative expenses decreased approximately 27% in 1995 from 1994. This was primarily due to reengineering of the Company's operations and ongoing expense control.

     Engineering and development expenses decreased approximately 26% in 1995 compared with 1994 as a result of lower costs associated with the development of open systems products.

     Total other income decreased from $274,000 in 1995 to $288,000 in 1994 primarily due to lower average cash balance during 1995.

     There was no federal tax liability in 1995. The Company fully utilized its benefit from the net operating loss carryback in 1994. The effective tax benefit rate in 1994 was 7.2%

     In 1995 the Company had a net loss of $3,464,000 or $0.63 per share, compared with the 1994 net loss of $15,046,000 or $2.80 per share.

     Liquidity and Capital Resources

     The Company's cash and equivalents as of December 31, 1996 were $2,274,000 compared with $3,595,000 at December 31, 1995. Accounts receivable decreased 41% from $4,019,000 at December 31, 1995 to $2,391,000 at December 31, 1996. This
decrease was the result of the reduction in revenue. Inventories increased 15% to $3,891,000 at December 31, 1996 from $3,375,000 at December 31, 1995, due primarily to the new RAIDTower II product and also maintaining RAIDTower I product in anticipation of higher revenue in the fourth quarter of 1996. Accounts payable and accrued expenses decreased $1,135,000 primarily due to reduced purchasing requirements and operating expenses.

     As of December 31, 1996, IPL had working capital of $4,921,000, a decrease of $1,274,000, or approximately 21%, from $6,195,000 as of December 31, 1995. IPL's current ratio remained stable at about 2.2:1 as of the end of both years. In the year ended December 31, 1996, IPL used $1,159,000 in cash to fund the losses of its operating activities. If IPL's operating activities continue to generate losses and use IPL's remaining cash, IPL will need to either liquidate assets or seek outside sources of financing, which, if available at all, may not be available on reasonable terms. IPL's management does not anticipate any such needs if both (i) its OEM Agreement with ANDATACO produces cash receipts anticipated by Company management and (ii) the Merger is consummated by the end of May. If the Merger is delayed or terminated or if projected cash receipts from the arrangements with ANDATACO are less than management projects, IPL will need to attempt to access outside sources of capital. There can be no assurance, however, that such outside sources of capital will be available.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     See ITEM 14.

QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized unaudited quarterly financial data for 1995 and 1994 (dollars in thousands, except per share amounts) is as follows:

               1996 -- THREE MONTHS ENDED                  MARCH 31    JUNE 30    SEPT. 30    DEC. 31
---------------------------------------------------------  --------    -------    --------    -------
Revenue..................................................   $7,101     $ 4,464     $3,077     $ 2,422
Net income (loss)........................................      230        (581)      (796)       (996)
Net income (loss) per common share.......................      .04       (0.10)     (0.14)      (0.18)

               1995 -- THREE MONTHS ENDED                  MARCH 31    JUNE 30    SEPT. 30    DEC. 31
---------------------------------------------------------  --------    -------    --------    -------
Revenue..................................................   $6,517     $ 6,707     $4,524     $ 7,016
Net loss.................................................     (785)       (389)    (1,910)       (380)
Net loss per common share................................    (0.15)      (0.07)     (0.35)      (0.07)

ITEM 9. CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     This information is located in the attached Proxy Statement under the captions "ELECTION OF DIRECTORS" and "EXECUTIVE OFFICERS."

ITEM 11.  EXECUTIVE COMPENSATION.

     This information is located in the attached Proxy Statement under the captions "EXECUTIVE COMPENSATION," "ELECTION OF DIRECTORS -- Director Compensation" and "ELECTION OF DIRECTORS -- Consulting Agreements with Directors."

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     This information is located in the attached Proxy Statement under the captions "THE MERGER PROPOSALS -- The Merger" and "SHARE OWNERSHIP."

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     This information is located in the attached Proxy Statement under the caption "EXECUTIVE COMPENSATION -- Certain Transactions" and Note 10 of the Notes to Consolidated Financial Statements.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

     (a) (1) An independent auditors' report and financial statements of IPL Systems, Inc. can be found on pages F-2 through F-14 of the attached Proxy Statement.

     (a) (2) No report and financial schedule of IPL Systems, Inc. is included as part of this Annex III.

     (a) (3) The following exhibits are filed with the Commission:

EXHIBIT
NUMBER
-------
  2.1       Agreement and Plan of Merger and Reorganization dated as of February 28, 1997, by and among the Company, IPL Acquisition Corp., ANDATACO and W. David Sykes, filed as
            Exhibit 2.1 to the Company's Current Report on Form 8-K dated as of February 28,
            1997, and incorporated herein by reference.
  3.1       Restated Articles of Organization dated March 24, 1981, and Articles of Amendment, dated May 12, 1981, and July 8, 1992, filed as Exhibit 3.1 to the Company's Annual
            Report on Form 10-K for the fiscal year ended December 31, 1992 (the "1992 Form
            10-K"), and incorporated herein by reference.
  3.2       By-Laws, as amended, filed as Exhibit 3.2 to the Company's Annual Report on Form
            10-K for the fiscal year ended December 31, 1987 (Commission File No. 0-10370) and incorporated herein by reference.
 10.1       Stockholder Agreement dated as of April 25, 1980, as amended, filed as Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File No. 2-71414) "1981
            Registration Statement") and incorporated herein by reference.
 10.2       Second Amendment to Stockholder Agreement dated as of May 24, 1989, filed as
            Exhibit 10.3. to the Company's Registration Statement on Form S-1 (File No.
            33-40454) (the "1991 Registration Statement") and incorporated herein by reference.
 10.3       Form of Indemnification Agreement, filed as Exhibit 10.8 to the Company's 1991
            Registration Statement and incorporated herein by reference.
 10.4       Lease dated August 20, 1992 between the Company and Maynard Industrial Park
            Associates, filed as Exhibit 10.2 to the 1992 Form 10-K and incorporated herein by reference.
 10.5       1993 Director Stock Option Plan, filed as Exhibit 10.12 to the Company's Annual
            Report on Form 10-K for the fiscal year ended December 31, 1993 (the "1993 Form
            10-K") and incorporated herein by reference.
 10.6       Form of Executive Severance Agreement, filed as Exhibit 10.13 to the 1993 Form 10-K and incorporated herein by reference.
 10.7       1991/1993 Consolidated Equity Incentive Plan, filed as Exhibit 10.9 to the
            Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994
            (the "1994 Form 10-K") and incorporated herein by reference.
 10.8       Consulting Agreement dated as of January 1, 1995 between the Company and
            Firecracker Technology Corp., filed as Exhibit 10.8 to the 1994 Form 10-K and incorporated herein by reference.
 10.9       Employment Agreement with Ronald J. Gellert dated as of December 4, 1995 between the Company and Ronald J. Gellert, filed as Exhibit 10.9 to the Company's Annual
            Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form
            10-K") and incorporated herein by reference.
 10.10      Stock Option Agreement dated as of December 4, 1995 between the Company and Ronald
            J. Gellert, filed as Exhibit 10.10 to the 1995 Form 10-K and incorporated herein by reference to the 1995 Form 10-K and incorporated herein by reference.
 10.11      1996 Consolidated Equity Incentive Plan, filed as Exhibit 10.11 to the Company's
            Amendment No. 1 to and Restatement of Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996 (the "Form 10-K/A") and incorporated herein by reference.

EXHIBIT
NUMBER
-------
 10.12      Consulting Agreement dated as of October 1, 1996 between the Company and Cornelius
            P. McMullan, filed as Exhibit 10.12 to the 1996 Form 10-K/A and incorporated herein by reference.
 10.13      Consulting Agreement dated as of October 1, 1996 between the Company and Harris
            Ravine, filed as Exhibit 10.13 to the 1996 Form 10-K/A and incorporated herein by reference.
 10.14      Consulting Agreement dated as of January 1, 1997 between the Company and BI
            Capital, Ltd., filed as Exhibit 10.14 to the 1996 Form 10-K/A and incorporated herein by reference.
 10.15      Form of Consulting Agreement dated as of March 1, 1997 between the Company and
            Harris Ravine, filed as Exhibit 10.15 to the 1996 Form 10-K/A and incorporated herein by reference.
 10.16      OEM Agreement dated as of February 25, 1997 between the Company and ANDATACO, filed as Exhibit 10.16 to the 1996 Form 10-K/A and incorporated herein by reference.*
 11.1       Computation of Net Income per Common Share, filed as Exhibit 11.1 to the 1996 Form
            10-K/A and incorporated herein by reference.
 21.1       List of subsidiaries, filed as Exhibit 22 to the 1991 Registration Statement and incorporated herein by reference.
 23.1       Consent of Deloitte & Touche LLP, Independent Certified Public Accountants, filed as Exhibit 23.1 to the 1996 Form 10-K/A and incorporated herein by reference.
 99.1       Important Factors Regarding Future Results of IPL Systems, Inc., filed as Exhibit
            99.1 to the 1996 Form 10-K/A and incorporated herein by reference.

---------------

 * Confidential treatment has been requested for a portion of this exhibit.

     Upon request and payment of a fee, IPL will provide to any IPL stockholder a copy of any listed exhibit.

                 EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS

     Exhibits 10.3 and 10.5 through 10.15 to this Form 10-K are management contracts or compensatory plan arrangements.

REPORTS ON FORM 8-K

     There were no reports on Form 8-K filed for the quarter ended December 31, 1996.

                                                                        ANNEX IV

                                                       AS PROPOSED TO BE AMENDED

                               IPL SYSTEMS, INC.
                    1996 CONSOLIDATED EQUITY INCENTIVE PLAN

1.  PURPOSE.

     The purpose of the IPL Systems, Inc. 1996 Equity Incentive Plan (the "Plan") is to attract and retain key personnel of IPL Systems, Inc. (the "Company") and its affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by the granting of awards ("Awards") with respect to the Company's Class A Common Stock, $0.01 par value (the "Common Stock"). The option granted by the Company to one of its employees in December 1995 with respect to 115,000 shares of the Common Stock (the "1995 Equity Plan") shall be consolidated with and subject to the Plan for all purposes, and shall be amended and restated in its entirety so as to be consistent with the terms of the Plan and incentive stock options granted under the Plan to the extent such terms do not adversely affect the rights and privileges of the holder of the option granted under the 1995 Equity Plan.

2.  ADMINISTRATION.

     The Plan will be administered by a committee of not less than two members of the Board of Directors of the Company appointed by the Board to administer the Plan (the "Committee"); provided, however, that in any instance the Board of Directors may take any action delegated hereunder to the Committee. Each member of the Committee will be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"). The Committee will select those persons to receive Awards under the Plan ("Participants") and will determine the terms and conditions of all Awards. The Committee will have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it from time to time considers advisable, and to interpret the provisions of the Plan. The Committee's decisions will be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee will fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3.  ELIGIBILITY.

     All employees, directors and consultants of the Company (or any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee) capable of contributing significantly to the successful performance of the Company, other than an employee who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

4.  TYPES OF AWARDS.

     (a) Stock Options. The Committee may grant options ("Stock Options") to purchase shares of Common Stock upon such terms and conditions as the Committee determines. Stock Options may include both incentive stock options that comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and nonstatutory stock options that are not intended to comply with such requirements. No incentive stock option may be granted under the Plan more than ten years after the effective date of the Plan. Payment of the exercise price may be made in cash or, to the extent permitted by the Committee at or after the grant of the Stock Option, in whole or in part by delivery of a note or shares of Common Stock owned by the optionee or by retaining shares otherwise issuable pursuant to the Stock Option, in each case valued at fair market value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

     (b) Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") upon such terms and conditions as the Committee determines. SARs are rights to receive any excess in value of shares of Common Stock over the exercise price. The Committee will determine at the time of grant or thereafter whether SARs are to be settled in cash, Common Stock or other securities of the Company, other Awards or other property.

5.  STOCK AVAILABLE FOR AWARDS.

     (a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 2,500,000 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, will again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company will not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other change affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of incentive stock options to any limitation required under the Code) will equitably adjust any or all of (i) the number and kind of shares for which Awards may be made under the Plan (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing. In making such adjustments, the Committee may ignore fractional shares so that the number of shares subject to any Award will be a whole number. If considered appropriate, the Committee may make provision for a cash payment with respect to all or part of an outstanding Award instead of or in addition to any such adjustment.

     (c)  Limit on Individual Grants.  Subject to adjustment under subsection
(b), the maximum number of shares of Common Stock subject to Stock Options and SARs that may be granted to any Participant in the aggregate will not exceed 1,000,000 shares.

6.  GENERAL PROVISIONS APPLICABLE TO AWARDS.

     (a) Awards at Fair Market Value. The Committee will establish the exercise price of an Award at the time the Award is granted. The exercise price will not be less than 100% of the fair market value of the Common Stock on the date of the Award, provided that (i) in the case of a nonstatutory Stock Option or a SAR granted to a new employee of the Company within 90 days of the date of employment, the exercise price may be less than 100% of fair market value on the date of such Award so long as such price is not less than 100% of fair market value at the date of employment and (ii) in the case of an SAR granted in tandem with a Stock Option, the exercise price may be less than 100% of fair market value on the date of such Award so long as such exercise price is not less than the exercise price of the related Stock Option.

     (b) Fair Market Value. The fair market value of the Common Stock or any other property will be the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     (c) Limitations on Transferability. Awards will not be transferable by the Participant other than by will or the laws of des=cent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative; provided, however, that the Committee may, in its discretion, waive such restriction in any case.

     (d) Documentation. Each Award under the Plan will be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan. These terms and conditions may include performance criteria, vesting requirements, restrictions on transfer and payment rules. The Committee may establish the terms and conditions at the time the Award is granted or may provide that such terms and conditions will be determined at any time thereafter.

     (e) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. SARs granted in tandem with a Stock Option will terminate to the extent that the related Stock Option is exercised, and the related Stock Option will terminate to the extent that the tandem SARs are exercised. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

     (f) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

     (g) Termination of Employment. The Committee will determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or beneficiary may receive payment of an Award or exercise rights thereunder. A Participant may designate a beneficiary in a manner determined by the Committee. In the absence of an effective designation, a Participant's beneficiary will be the Participant's estate.

     (h) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, taken one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to the Participant and in the best interests of the Company.

     (i) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying such Award (provided that the loan will not exceed the fair market value of the security underlying such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such Loan or at any time thereafter.

     (j) Withholding Taxes. The Participant will pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at fair market value on the date of delivery. The Company and its affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (k) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (l) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant's consent to such action will be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

7.  MISCELLANEOUS.

     (a) No Right To Employment. No person will have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder will be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

     (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or beneficiary will have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded will be considered the holder of such Common Stock at the time of the Award except as otherwise provided in the applicable Award.

     (c)  Effective Date.  The Plan will be effective on March 21, 1996.

     (d) Amendment of Plan. The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Board determines to be necessary or advisable.

     (e) Governing Law. The provisions of the Plan will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

                                                                           PROXY


                                IPL SYSTEMS, INC.

          THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 29, 1997


PROXY: Ronald J. Gellert, Eugene F. Tallone and Nathaniel S. Gardiner, and each or any of them, with full power of substitution and revocation in each, are hereby appointed by the undersigned as Proxies to vote all the shares of Class A Common Stock held of record by the undersigned on April 14, 1997 at the Annual Meeting of Stockholders of IPL Systems, Inc., or at any adjournment or postponement of the meeting, on each of the items listed and, in their discretion, upon such other matters as may properly come before the meeting.




           (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY.)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are given with respect to all or some items, as to such items, the shares represented by this proxy will be voted FOR Items 1, 3 and 4 and FOR the Nominees listed below.

                                      Please mark your votes as         [X]
                                      indicated in this example


1.       Proposal to fix the number of directors at four.


            FOR                AGAINST                ABSTAIN

            [ ]                  [ ]                    [ ]

2.       Election of the following nominees as Directors:

         Ronald J. Gellert, Stephen J. Ippolito, Cornelius P. McMullan and Harris Ravine

                  FOR all nominees                   WITHHOLD AUTHORITY
                  (except as indicated)              for all Nominees

                         [ ]                                [ ]

         FOR, except vote withheld from the following nominee(s) only:


         ---------------------------------------------------------------

3. Proposal (i) to amend IPL's Articles of Organization to authorize an increase in the Class A Common Stock, $0.01 par value per share ("IPL Stock"), from 20,000,000 shares to 30,000,000 shares and (ii) to approve the issuance of the number of shares of IPL Stock required pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of February 28, 1997, among IPL, IPL Acquisition Corp., a wholly-owned subsidiary of IPL, ANDATACO, a California corporation, and the principal shareholder of ANDATACO.

            FOR                AGAINST                ABSTAIN

            [ ]                  [ ]                    [ ]

4. Proposal to amend the IPL Systems, Inc. 1996 Consolidated Equity Incentive Plan that would increase the number of shares of Class A Common Stock, $0.01 par value per share, covered by such plan from 650,000 to 2,500,000 and to increase the number of shares that may be issued to any one participant from 250,000 to 1,000,000.

            FOR                AGAINST                ABSTAIN

            [ ]                  [ ]                    [ ]

5. To transact such other business as may be in furtherance of or incidental to the foregoing.



                                    ----------------------------------------
                                    Signature


                                    ----------------------------------------
                                    Signature

                                    Dated
                                          ----------------------------------

                                    Please mark, date, and sign your name as it appears above and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee, or guardian, please give title as such. If signer is a corporation, please sign in corporate name by authorized officer and with corporate seal. For joint accounts, each joint owner should sign.

                                    THIS PROXY MAY BE REVOKED BY GIVING THE
                                    CLERK OF THE COMPANY WRITTEN NOTICE OF
                                    REVOCATION AT ANY TIME BEFORE THE VOTING OF
                                    THE SHARES REPRESENTED BY THIS PROXY.